As filed with the U.S. Securities and Exchange Commission on ___________________

Commission File No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

BOUMARANG INC.

(Exact name of registrant as specified in its charter)

Delaware	3812	99-4273591
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

200 Spectrum Center Drive

Irvine, California 92518

Telephone: (949) 720-2550

(Address, including zip code, telephone number, including area code, and email address of registrant’s principal executive offices)

Harvard Business Service

16192 Coastal Hwy.

Lewes, Delaware 19958

Telephone: (302) 645-7400

Email: radiantstrategiescorp@gmail.com

(Name, address, including zip code, telephone number, including area code, and email address of agent for service)

Copy To:

William B. Barnett, Esq.

Barnett & Linn

60 Kavenish Drive

Rancho Mirage, California 92270

Telephone: (818) 424-6567

Email:wbarnet@wbarnettlaw.com

As soon as practicable after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:	☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

☐

Indicate by check mark whether the registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large, accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act

☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay the effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Radiant Strategies Corp may not sell any shares until the related registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION - DATED DECEMBER ___, 2025

BOUMARANG INC.

125,000 SHARES OF COMMON STOCK

PRICE - $2.00 PER SHARE

This prospectus covers the sale of 125,000 shares by Boumarang Inc. at a price of $2.00 per share on a self-underwritten, best efforts, no minimum basis – See, “How We Intend to Use The Net Proceeds From The Sale Of Our Shares”.

Boumarang Inc. has arbitrarily determined the initial public offering price of its shares offered for sale, and the price and value bear no relationship to its assets, earnings, or other criteria of value. See, “How We Have Established Our Offering Price”. Boumarang Inc. will receive the net proceeds from the sale of the shares in cash. Proceeds from accepted subscriptions will not be placed in escrows and will be available for immediate use by Boumarang Inc. The offering will terminate upon the earliest of (i) such time as all of the shares are sold or (ii) 365 days from the effective date of the registration statement of which this prospectus is a part, unless extended the board of directors for an additional 90 days, or at any earlier date as the board of directors determines, in its sole discretion, to terminate the offering.

As of the date of this prospectus, there is no public market for Boumarang Inc.’s common stock. Boumarang Inc. plans to engage a registered securities broker-dealer to apply to the Financial Industry Regulatory Authority (FINRA) for a trading symbol upon successful completion of the sale of a sufficient number of shares to an adequate number of stockholders believed to be acceptable to FINRA for issuance of a trading symbol. You have no assurance that Boumarang Inc. will be able to sell a sufficient number of shares covered by this prospectus to an adequate number of stockholders, how long it will take to complete such sales, if any shares are sold, or whether the common stock will ever be quoted or actively traded in the public securities markets. If Boumarang Inc. does not sell a sufficient number of shares covered by this prospectus to an adequate number of stockholders, Boumarang Inc. will not become a publicly traded company. If Boumarang Inc. becomes a publicly traded company, it anticipates the shares will be quoted on the OTCQB Market.

Investment in the shares to be distributed in reliance on this prospectus involves a degree of risk. See “Risk Factors”, beginning on page 2.

Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (“Jobs Act”), and will therefore be subject to reduced public company reporting requirements.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

125,000 shares to be offered and sold for cash	Per share	Total
Initial public offering price	$2.00	$250,000
Underwriting commissions, discounts, and fees (1)	$0.00	$-
Net proceeds, before expenses to Boumarang Inc. __________	$0.00	$250,000

(1)

Boumarang Inc. does not have any arrangements with securities broker-dealers for the sale of the shares. Boumarang Inc. will not pay any commissions or fees with respect to shares sold by its directors and executive officers.

The date of this prospectus is ___________, 2025

REPORTS TO SECURITY HOLDERS

We intend to furnish our stockholders’ annual reports containing audited financial statements and quarterly reports containing unaudited financial statements for each of the first three quarters of each fiscal year. Additionally, we may, from time to time, provide stockholders with further information about us and our business as our management deems appropriate.

USE OF PRONOUNS AND OTHER WORDS

The pronouns “we”, “us”, “our”, and their equivalents used in this prospectus refer to Boumarang Inc. In the footnotes to our financial statements, the “Company” means Boumarang Inc. The pronoun “you” means the reader of this prospectus.

SUMMARIES OF REFERENCED DOCUMENTS

This prospectus contains references to summaries of and selected information from agreements and other documents. These agreements and other documents are not incorporated by reference, but are filed as exhibits to our registration statement, of which this prospectus is a part, and which we have filed with the U.S. Securities and Exchange Commission. We believe the summaries and selected information provide all material terms from these agreements and other documents. Whenever we refer to this prospectus in any of our agreements and other documents, you should refer to the exhibits filed with our registration statement of which this prospectus is a part for copies of the actual agreement or other document. See “Where You Can Find Additional Information About Us” for instructions on how to access and obtain these agreements and other documents.

Market and Industry Data. This prospectus contains estimates and other statistical data made by independent parties relating to our industry and the markets in which we operate, including estimates and statistical data about our market position, market opportunity, and other industry data. These data, to the extent they contain estimates or projections, involve a number of assumptions and limitations and are inherently imprecise, and you are cautioned not to give undue weight to such estimates or projections. Based on our industry experience, we believe that such data is reliable, the conclusions contained in the publications and reports are reasonable, and the third-party information included in this prospectus and in our estimates is accurate and complete.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus and any such free writing prospectus outside the United States.

i

YOU SHOULD RELY ONLY ON THE INFORMATION IN THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We will sell our shares only in jurisdictions where such sales and distribution are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or the distribution of our common stock.

DEALER’S PROSPECTUS DELIVERY OBLIGATIONS

Until ___________________ (90 days after the date of this prospectus), all dealers affecting transactions in these securities, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to a dealer’s obligation to provide a prospectus when acting as an underwriter.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this Form S-1, including statements regarding future events, our future financial performance, business strategy, and plans and objectives for future operations, are forward-looking statements. In many cases, you can identify forward-looking statements by terminology such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including the risks outlined under “Risk Factors”, “Liquidity and Capital Resources” with respect to our ability to continue to generate cash from operations or new investment, or elsewhere in this prospectus or discussed in our audited consolidated financial statements for the period from July 26, 2024 (the “Inception”) to December 31, 2024, which may cause our or our industry’s actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time, and we can't predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We describe material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied, or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and the related notes appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Common Stock discussed under “Risk Factors,” “Business,” and information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” before deciding whether to buy the Common Stock.

Corporate History

Boumarang Inc. (“Boumarang,” the “Company,” “we,” “us,” or “our”) is a development-stage, pre-revenue technology company focused on hydrogen-powered, AI-driven uncrewed systems. We were incorporated in the State of Delaware on July 26, 2024. The address of our executive offices is 200 Spectrum Center Drive, Irvine, California 92518, and our telephone number at that address is (949) 720-2550. The address of our website is https://www.boumarang.com. In October 2024, we established Boumarang Pty Ltd, an Australian proprietary company, as a wholly owned subsidiary to position us for potential commercial and government opportunities in Australia and the broader Asia-Pacific region.

We are an early-stage, pre-revenue company, which has incurred losses since inception, and expect to continue to incur losses for the foreseeable future as we develop and commercialize our products. We have minimal operations, no revenues, and clients to date, and we do not have the financial resources required to operate as a public company.

Business Overview

We are designing and developing:

•Hydrogen-powered uncrewed aerial vehicles (UAVs) for long-endurance, beyond visual line of sight (“BVLOS”) missions;

•Uncrewed maritime systems under the Wavedrone platform; and

•An AI and data analytics platform for mission planning, real-time decision support, and post-mission analysis.

Our goal is to enable customers in sectors such as natural resource monitoring, infrastructure inspection, environmental and marine monitoring, agriculture and forestry, and security and defense to deploy long-range, low-emission uncrewed systems that provide actionable data and support autonomous or semi-autonomous operations.

We are pre-revenue and remain in the development stage. To date, our activities have primarily consisted of corporate formation, the acquisition and licensing of intellectual property, early engineering and prototyping, and planning our initial commercialization strategy.

We expect to utilize Guinn Partners and Easter Electrolysis’ capabilities as a key external partner for engineering, product development, marketing, and distribution of our aerial and maritime platforms.

Since inception, we have focused on building a technology portfolio and development roadmap through strategic IP acquisitions and partnerships:

•Guinn Partners IP Acquisition (Airdrone and related systems).

On August 28, 2024, we entered into an Intellectual Property Rights Purchase and Transfer Agreement with Guinn Partners (“Guinn”) under which we acquired specified intellectual property assets including a long-range range-finder and automated tracking system, the MoonTower analytics and over-the-air update system, and a ballistic heads-up display (B-HUD), along with certain related software, patents, and trade secrets. As consideration, we issued 5,000,000 shares of our common stock.

•Hydrogen Fuel Cell Technology Agreement with Eastern Electrolyser Ltd.

On September 30, 2024, we agreed with Eastern Electrolyser Ltd. (“Eastern”) to co-develop 4 kW and 8 kW proton exchange membrane (“PEM”) hydrogen fuel cell power packs and related control systems. As consideration, we issued 2,500,000 shares of our common stock and obtained rights to ultra-lightweight fuel cell power systems intended for integration into our UAV and uncrewed maritime platforms. The parties also contemplate developing an approximately 11 MW fuel cell production facility to support a targeted fleet of drones, subject to financing, commercial validation, and regulatory approvals.

•Acquisition of Wavedrone Platform.

On December 31, 2024, we acquired the Wavedrone maritime drone platform from Shore House IVF in exchange for 3,500,000 shares of our common stock. Wavedrone is a patent-pending uncrewed maritime system designed to remain inherently stable on the water’s surface while simultaneously capturing high-definition footage above and below the waterline, with a lightweight, portable design aimed at ease of deployment. We hold U.S. Provisional Patent Application No. 63/727,652, titled "Self-Righting and Self-Stabilizing Unmanned Surface Vessel," filed December 3, 2024. The application names Dánial Hoydal, David Geyti, and Eric Davis as inventors.

•Acquisition of Tribal Rides Intellectual Property.

Also on December 31, 2024, we acquired key intellectual property assets from Tribal Rides International Corp., including U.S. Patent No. 9,984,574 and U.S. Patent No. 11,217,101, in exchange for 2,906,977 shares of our common stock. These patents relate to autonomous and shared mobility systems and are intended to support our future autonomous fleet management, routing, and AI-driven mission planning capabilities.

Our Products and Technology

Our current development efforts are organized around four core pillars:

1.Airdrone – Hydrogen-Powered Aerial Systems

2.Wavedrone – Uncrewed Maritime Platform

3.Hydrogen Fuel Cell Power Systems

4.AI, Autonomy, and Data Analytics Platform

Airdrone (Aerial Systems)

Our aerial systems, collectively referred to as Airdrone, are designed as mid-size uncrewed aerial vehicles (UAVs) that emphasize:

•Hydrogen fuel cell hybrid power to extend endurance and range;

•VTOL (Vertical Take-Off and Landing) capability to enable deployment from constrained environments; and

•BVLOS operability for long-range missions, subject to regulatory approvals.

The Airdrone design is being refined through iterative structural and aerodynamic adjustments (including wing placement, dihedral angles, and powertrain optimization) with the goal of improving stability, efficiency, and endurance for extended-duration flights.

Our roadmap incorporates the W150 VTOL, an advanced uncrewed aerial system developed by Guinn Partners, characterized by:

•Flight range targeted up to approximately 1,000 km and endurance of up to approximately 12 hours;

•Payload capacity in excess of 25 kg; and

•Suitability for missions including surveillance, reconnaissance, logistics, and infrastructure inspection in diverse environmental conditions.

These specifications are subject to further development and testing, and there can be no assurance that we will achieve these performance targets.

Wavedrone Platform (Maritime Systems)

The Wavedrone platform is our uncrewed maritime system, originally conceived under Shore House IVF and acquired by Boumarang. It is designed as a self-righting, mechanically stabilized floating drone that:

•Maintains a stable position on the water’s surface;

•Captures high-definition footage above and below the waterline; and

•Supports modular payloads and integration of third-party sensors.

Potential applications include:

•Fisheries and aquaculture monitoring;

•Harbor and coastal security and surveillance;

•Environmental and water-quality monitoring (e.g., via integrated water probes); and

•Content creation and marine research.

As of the date of this prospectus, a minimum viable product (MVP) Wavedrone prototype has been produced and tested. We have not yet initiated commercial sales and are working to refine the design and prepare for low-rate initial production.

We are collaborating with Guinn Partners under a structured, multi-phase development plan for Wavedrone that includes:

•Delivery and modification of early proof-of-concept units;

•Development of environmental monitoring variants integrating third-party probes;

•Development of maritime security variants using NDAA-compliant components and advanced imaging and thermal sensors; and

Progression through R&D, advanced prototyping, and low-rate initial production, followed by manufacturing preparation.

Hydrogen Fuel Cell Power Systems

Under our agreement with Eastern Electrolyser Ltd., we are co-developing 4 kW and 8 kW PEM hydrogen fuel cell power packs designed to be:

•Ultra-lightweight (up to approximately 30 lb);

•Portable and high-output; and

•Integrated with electronic control systems and safety features (including voltage protection and flame arrestors).

These power packs are intended for use in our aerial and maritime platforms and potentially other applications requiring lightweight, high-performance hydrogen power. The contemplated 11 MW fuel cell production facility is intended to support large-scale deployment of uncrewed systems but remains in the planning stage and is subject to financing, technical development, and regulatory approvals.

AI, Autonomy, and Data Analytics

Our AI and software initiatives focus on:

•Perception and computer vision – including object recognition, tracking, and classification for inspection, surveillance, and search-and-rescue operations;

•Autonomy and fleet management – leveraging the Tribal Rides IP for route optimization, dynamic dispatch, and coordinated mission planning for fleets of uncrewed systems; and

•Data analytics and reporting – integrating multi-sensor data to provide predictive maintenance, resource monitoring, and operational insights via dashboards and reporting tools.

We have licensed AI-based computer vision and object recognition technology from Trust Stamp and intend to integrate these capabilities into our platforms. We plan to provide customers with access to these capabilities through a subscription-based software and Data-as-a-Service (“DaaS”) model once the platform is commercially ready.

Proprietary Technology — Wavedrone Platform

As part of our Wavedrone technology platform acquired from Shore House IVF, we hold U.S. Provisional Patent Application No. 63/727,652, titled "Self-Righting and Self-Stabilizing Unmanned Surface Vessel," filed December 3, 2024. The application names Dánial Hoydal, David Geyti, and Eric Davis as inventors.

The patent application covers our proprietary USV design featuring innovative mechanical self-stabilization technology. Unlike conventional USVs that rely on powered gyroscopic systems or active ballast management, our design achieves passive stability through a unique structural configuration consisting of:

•Torpedo Pontoon Design: A positively buoyant surface vehicle pontoon with lowered ballast housing the propulsion system and battery, minimizing hydrodynamic drag while maintaining operational stability.

•Pendular Mast/Keel System: A hinged mast extending above and below the waterline, connected via a swivel axial joint that enables mechanical auto-righting without powered intervention. The lower keel houses primary batteries to create a lowered center of mass.

•Telescoping Keel: Dynamic depth adjustment capability for hazard avoidance and operation in varying water depths.

•Wireless Inductive Docking: Electromagnetic docking system with wireless charging pads enabling autonomous recharging via companion buoys or docking stations.

•Swarm Networking: Architecture enabling coordinated operation of multiple USVs with cloud-based control, mesh connectivity, and distributed computing capabilities.

Our Wavedrone technology is designed for deployment in challenging maritime environments where conventional manned and unmanned assets cannot reliably operate, addressing applications in aquaculture monitoring, search and rescue, harbor security, environmental monitoring, and fisheries management.

Current Operations

We are pre-revenue. To date, we have not generated revenue from product sales, subscriptions, or services. Our activities have focused on:

•Corporate formation and organizational setup;

•Intellectual property acquisitions and licensing;

•Early-stage engineering, design, and prototyping of Airdrone and Wavedrone;

•Fuel cell power system development planning with Eastern; and

•Initial market research and business development discussions.

Over the next 12–24 months, subject to available capital, our key development objectives include:

•Advancing Airdrone from conceptual and prototype stages toward flight-test-ready systems;

•Completing the multi-phase Wavedrone development plan with Guinn Partners, including proof-of-concept and prototype units for environmental and security use cases and preparation for low-rate initial production;

•Progressing the design and testing of the 4 kW and 8 kW hydrogen fuel cell power packs with Eastern.

•Expanding our AI and software platform capabilities, including mission planning, ground control, and data analytics tools; and

•Establishing initial manufacturing and assembly processes, supply chains, and quality systems for early production runs.

We expect to continue to incur substantial development costs and operating losses during this period and will require additional capital to execute our plan of operations.

Business Strategy

Although we are currently pre-revenue, our intended business model is primarily B2B and includes:

•Hardware sales and leasing.

Sale or lease of Airdrone and Wavedrone platforms and associated hydrogen power systems to enterprise, governmental, and institutional customers.

•Software-as-a-Service (“SaaS”).

Subscription access to our AI analytics platform, including mission planning, data processing, and visualization tools.

•Data-as-a-Service (“DaaS”).

Access to analytics, insights, and historical datasets generated from uncrewed system operations, either under long-term contracts or usage-based billing.

•Professional services.

Integration, customization, training, and ongoing support for customers deploying our platforms.

There can be no assurance that we will successfully implement this business model, achieve commercial adoption of our products, or generate any revenues.

Capital Structure

The founding shareholder group (which includes our Co-Founder and Director, Imran Firoz, Candice Beaumont, Director, and other early investors), hereinafter known as the Controlling Group, collectively held a majority of the Company’s common stock at inception. We have financed our operations primarily through equity issuances to these early shareholders and to technology vendors as non-cash consideration for intellectual property and development rights.

We have authorized capital stock consisting of 110,000,000 shares, consisting of 10,000,000 shares of Preferred Stock, par value $0.0001, of which no such shares have been issued or are outstanding, and 100,000,000 shares of Common share, $0.0001 par value per share (“Common Stock”). We have 66,056,977 shares of common stock issued and outstanding. Through this offering, we will register a total of 125,000 shares. These shares represent 125,000 additional shares of common stock to be issued by us in a direct public offering. We may sell all 125,000 shares of common stock after this registration becomes effective. The price at which we, the Company, offer these shares is fixed at $2.00 per share for the duration of the offering. There is no arrangement in place to address the potential impact of the offering on the stock price. We will receive all proceeds from the sale of our common stock.

Assuming we sell all 125,000 shares offered pursuant to this prospectus, the Controlling Group will have 44.28% of the stockholders’ voting power. As such, the Controlling Group will have the authority to determine all matters requiring stockholder approval, including the election of directors, amendments to organizational documents, and the approval of significant corporate transactions, such as changes in control, mergers, consolidations, or asset sales.

All shares being offered pursuant to this prospectus will be sold at a fixed price of $2.00 for the duration of the offering. We estimate the cost of this offering to be approximately $40,000. We will pay all expenses incurred in this offering.

The proceeds from the sale of the securities we sell will be placed directly into our account or a designated account to be used as escrow. Any investor who purchases shares will have no assurance that any monies, besides their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

*We will notify investors by filing a post-effective amendment to our registration statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

THE OFFERING

Securities we are offering.

We are offering 125,000 shares of common stock at a fixed price of $2.00 per share in a direct offering. Our offering will terminate upon the earliest of (i) time as all of the common stock has been sold pursuant to this prospectus or (ii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. We may, however, terminate the offering at any time and for any reason.

Offering price per share	We will sell the shares at a fixed price of $2.00 per share for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	66,056,977 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	66,181,977 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares

There is no public market for the Common shares. The price per share is $2.00.

The offering price of the shares will remain constant throughout the offering period and will be fixed at $2.00 per share of common stock.

Use of proceeds:	We anticipate that we will use the net proceeds from this offering for market expansion, working capital, and general corporate purposes. See “Use of Proceeds.”

Lock-up/Leak-out:

Each of our directors and executive officers and each holder of 5% or more of our issued and outstanding shares of Common Stock and certain business partners will agree, subject to certain exceptions, not to sell or pledge, directly or indirectly, any number of shares of Common Stock issued by us or any securities convertible into or exercisable or exchangeable for shares of Common Stock issued by us for a period of [180] days after the date of commencement of sales under this offering.

Risk factors

The shares of Common Stock offered hereby are highly speculative and involve a high degree of risk. You should read the section of this prospectus “Risk Factors” beginning on page 21 for a discussion of factors to consider before deciding to invest in shares of our Common Stock.

Transfer Agent	Colonial Stock Transfer Inc.

HOW WE ARE AFFECTED BY THE JOBS ACT

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS ACT”). We shall continue to be deemed an emerging growth company until the earliest of:

(a)

the last day of our fiscal year, during which we have total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five years by the U.S. Securities and Exchange Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(b)	the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective “initial public offering” registration statement;

(c)	the date on which we have, during the previous three-year period, issued more than $1,000,000,000 in non-convertible debt; or

(d)	the date on which we are deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment of the effectiveness of the internal control structure and procedures for financial reporting. As an emerging growth company, we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934, which requires the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to those of companies that comply with the effective dates of public companies.

SELECTED FINANCIAL DATA

The following tables set forth selected historical statements of operations and balance sheet data from July 26, 2024 (the “Inception”) and period ended December 31, 2024, which have been derived from our audited financial statements for those periods and for the nine months ended September 30, 2025, and from inception to September 30, 2024, which have been derived from our unaudited financial statements for those periods. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read this data together with our consolidated financial statements and related notes appearing elsewhere in this prospectus, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” appearing elsewhere in the prospectus.

Selected Statements of Operations Data

(In U.S. Dollars)

	Nine Months Ended September 30, 2025		Since Inception to September 30, 2024 (1)	Since inception to December 31, 2024 (1)
	(Unaudited)		(Unaudited)	(Audited)
Total Operating Expenses	$1,565,410	(1)	$394,484	$873,166
Net Income (Loss)	(1,565,410)		(394,484)	(873,166)
Basic & Diluted EPS	(0.02)		(0.01)	(0.02)

Selected Balance Sheet Data

(In U.S. Dollars)

	As of September 30, 2025	As of September 30, 2025	As of December 31, 2024
	(Proforma)	(Unaudited)	(Audited)
Cash and Cash Equivalents	$261,564	$$51,564	$$50,242
Total Current Assets	3,650,454	3,440,454	3,022,465
Total Assets	21,444,000	21,234,000	22,482,679
Total Current Liabilities	517,576	517,576	200,845
Total Liabilities	517,576	517,576	200,845
Working Capital (2)	3,132,878	2,922,878	2,821,620
Total Stockholders’ Equity	20,926,424	20,716,424	22,281,834
Net Assets (3)	20,926,424	20,716,424	22,281,834

(1) Inception date, July 26, 2024.

(2) Working capital is calculated as current assets less current liabilities.

(3) Net assets represent total stockholders’ equity attributable to Boumarang, Inc.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occur, our business, financial condition, results of operations, or cash flow could be materially and adversely affected, which could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our securities if you can bear the risk of loss of your entire investment. For ease of reference, we have grouped the risk factors into categories and numbered them for convenience. The numbering is for reference only and does not indicate relative importance.

Risks Related to Our Status as a Development-Stage, Pre-Revenue Company

1. We are an early-stage development company with no revenues and a limited operating history, which makes it difficult to evaluate our prospects and may increase the risk of your investment.

We were incorporated in July 2024 and are a development-stage, pre-revenue company. We have not generated any revenue to date and have a limited operating history upon which you can evaluate our business, prospects, or future performance. Our hydrogen-powered aerial and maritime platforms and AI analytics software are still under development and have not been commercially deployed at scale.

Many of our assumptions regarding market adoption, pricing, cost structure, hydrogen fuel cell performance, AI capabilities, and regulatory approvals are unproven. We expect to continue to incur significant losses for the foreseeable future. Our prospects must be considered in light of the risks and uncertainties frequently encountered by early-stage companies in new and evolving markets.

If we are unable to complete development, achieve commercial acceptance of our products and services, and generate sufficient revenue, we may never achieve or sustain profitability. See “Business—Overview” and “Business—Development Status and Plan of Operations.”

2. We will require substantial additional capital to execute our business plan, and we may not be able to obtain financing on acceptable terms, or at all.

We expect to incur substantial expenses as we continue research and development of our Airdrone and Wavedrone platforms, co-develop and test fuel cell power systems, build out our AI and data analytics platform, establish initial manufacturing, quality, and supply chain capabilities, and hire additional personnel.

Our existing capital will not be sufficient to fund our planned operations and growth for the long term. We will need to raise additional equity, equity-linked or debt financing, which may be dilutive to existing stockholders, occur on terms that are unfavorable, or may not be available when needed or in the amounts required.

If we are unable to obtain sufficient additional financing, we may be forced to significantly reduce the scope of our operations, delay or discontinue one or more development programs, reduce headcount, seek strategic alternatives on unfavorable terms, or, in the worst case, cease operations. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

3. Our independent registered public accounting firm includes a going concern explanatory paragraph in its report, which could make it more difficult to raise additional capital and may adversely affect the market price of our common stock.

Given our limited operating history, lack of revenues, and expected future operating losses, our independent registered public accounting firm concludes that there is substantial doubt about our ability to continue as a going concern. The going concern explanatory paragraph in the auditor’s report on our financial statements could adversely affect our ability to obtain additional financing on reasonable terms, if at all, and could cause prospective or existing investors to lose confidence in our business or our financial condition.

If we are unable to continue as a going concern, you could lose all or a portion of your investment. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” and our financial statements and related notes.

Risks Related to Our People, Partners, and Execution

4. We are highly dependent on a small number of key personnel and advisors, and the loss of any of them could harm our business.

Our success depends heavily on the continued service and performance of a small number of individuals, including our Chief Executive Officer and President, Craig Nehrkorn; our Co-Founder and Director, Imran Firoz; our Chairperson, Candice Beaumont; our hydrogen and fuel-cell advisor, Shivam Tewari; and key engineers and other technical personnel. Our size and early stage of development mean that these individuals are deeply involved in all aspects of strategy, product development, partner management, and financing.

We do not maintain key-person life insurance on any of our personnel. Competition for experienced aerospace, hydrogen, AI, and uncrewed systems talent is intense, and we may not be able to attract and retain the personnel we need on acceptable terms, or at all. The loss of one or more key individuals, or the failure to recruit, train, and integrate additional skilled personnel, could materially delay our development programs and adversely affect our business and prospects. See “Business—Employees and Human Capital.”

5. We rely on a limited number of key partners and vendors, including Guinn Partners, Eastern Electrolyser Ltd., and other technology providers, and any disruption to these relationships could materially harm our development efforts.

Our business model assumes that we will continue to rely on a small number of strategic partners and vendors to provide critical engineering, hydrogen fuel cell, and AI capabilities. In particular, we expect to utilize Guinn Partners for significant elements of engineering, product development, prototyping, and early production of our aerial and Wavedrone platforms, as well as for marketing and early distribution support; we rely on Eastern Electrolyser Ltd. for co-development of hydrogen fuel cell power packs and related systems; and we license AI and computer-vision technology from third parties.

If any of these partners or key vendors ceases doing business with us or materially reduces its engagement, encounters financial distress, operational problems or quality issues, fails to deliver according to our technical, quality or schedule requirements, or changes its strategic priorities in a way that conflicts with ours, we may not be able to replace those capabilities or do so on commercially reasonable terms, if at all.

Any such disruption could materially delay our development programs, increase our costs, reduce the functionality or performance of our products, or force us to scale back our business plan. See “Business—Strategic Relationships” and “Business—Manufacturing and Supply.”

6. We rely on a complex supply chain and third-party logistics providers, and disruptions in our supply, manufacturing, or logistics capabilities could materially harm our business.

We rely on a network of third-party suppliers and manufacturers for key components and subsystems of our platforms, including airframes, electronics, sensors, fuel cell components, communications equipment, and computing hardware. We also expect to rely on third-party logistics providers for the transport of components and finished systems. Many of these items are specialized, have limited qualified suppliers, and may have long lead times.

A variety of factors may disrupt our supply chain and logistics, many of which are outside of our control, including shortages or allocation of raw materials and critical components, quality problems or manufacturing delays at our suppliers, labor disputes, transportation bottlenecks, strikes or slowdowns, natural disasters, pandemics or public health emergencies, geopolitical tensions or armed conflicts, trade restrictions or tariffs, export controls, changes in customs processes and changes in regulatory or safety standards. Any of these events could delay or prevent the timely delivery of materials and components to us or the shipment of products to our customers.

If we are unable to obtain sufficient quantities of components on commercially reasonable terms, or at all, we may be forced to delay development or deliveries, redesign products, qualify alternative suppliers, incur higher costs, or reduce our production volumes. Such disruptions could materially and adversely affect our ability to execute our development and commercialization plans, our relationships with customers and partners, and our business, financial condition, and results of operations. See “Business—Manufacturing and Supply.”

Risks Related to Our Markets, Competition, and Strategy

7. Adverse macro-economic conditions, including inflation and higher interest rates, could negatively affect demand for our systems, increase our costs, and impair our results of operations.

Our business and prospects are subject to risks associated with adverse macro-economic conditions in the United States and globally. Economic downturns, recessions, periods of high inflation, rising interest rates, tightening of credit markets, reduced government or corporate spending, currency volatility, and other macro-economic factors could negatively affect demand for our systems and services, particularly where our potential customers are government agencies or enterprises with discretionary capital budgets.

Adverse economic conditions may cause customers to delay, reduce, or cancel purchases, lengthen sales cycles, limit funding for pilot programs, or seek lower-cost alternatives. In addition, inflationary pressures and supply-demand imbalances may increase our costs for components, fuel cell systems, materials, labor, logistics, and other inputs. We may not be able to offset such cost increases through price increases, productivity gains, or alternative sourcing.

Deterioration in macro-economic conditions may also affect our ability to raise additional capital on acceptable terms, if at all, and could increase the cost of any debt financing we may incur. Any of these factors could have a material adverse effect on our business, financial condition, results of operations, and prospects. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

8. The markets in which we expect to compete are highly competitive and characterized by rapid innovation, and we may not be able to compete effectively.

We expect to compete in markets for uncrewed aerial and maritime systems, hydrogen power systems, and AI-enabled analytics. These markets are intensely competitive and are characterized by rapid technological change, evolving customer requirements, price and performance competition, and frequent product introductions. We will face competition from a wide range of companies, including established defense contractors, commercial drone manufacturers, robotics companies, software and analytics providers, and new entrants.

Many of our competitors have significantly greater financial, technical, manufacturing, marketing, and other resources, longer operating histories, broader product lines, and established relationships with customers and regulators. They may be able to respond more quickly to new technologies, changing customer requirements, and industry or regulatory developments.

If we do not compete successfully, we may lose current or potential customers, our revenue and margins may decline, and our business and prospects may be materially and adversely affected. See “Business—Competition.”

9. We expect to rely on a limited number of key customers and end markets, including potential sales to U.S. government and defense-related customers, which may subject us to concentration and budgetary risks.

We expect that a significant portion of our future revenue, if any, may come from a relatively small number of key customers and end markets, including potential customers in the defense, security, critical infrastructure, and government sectors. As a result, our business may be particularly sensitive to the success, financial condition, and procurement decisions of a limited number of customers or programs.

Government and defense customers in particular are subject to stringent procurement processes, annual or multi-year budget cycles, and shifting political and policy priorities. Reductions or delays in government spending, cancellations or modifications of programs, or changes in priorities away from uncrewed systems or hydrogen-powered technologies could reduce demand for our offerings and adversely affect our business.

If one or more of our key customers reduce, delay, or cancel purchases, or if we are unable to win or renew a small number of important contracts or pilot programs, our business, financial condition, and results of operations could be materially and adversely affected.

10. We may become subject to complex government contracting and procurement rules, and failure to comply with these rules could limit our growth and expose us to penalties.

To the extent we contract directly or indirectly with the U.S. government or other governmental entities, we will be required to comply with laws and regulations applicable to government contractors and subcontractors, including the Federal Acquisition Regulations (FAR), agency-specific supplements, and other procurement rules.

These regulations may affect how we price our offerings, allocate costs, manage our supply chain, protect information, and conduct business. Government contracts are often subject to audit, investigation, modification, and termination for convenience by the contracting agency. If a government audit or investigation uncovers improper or illegal activities, or if we fail to comply with applicable regulations, we could be subject to civil or criminal penalties, administrative sanctions, damages, suspension or debarment from future government contracts, and reputational harm.

Any of these outcomes could reduce our revenue, increase our costs, and have a material adverse effect on our business, financial condition, and results of operations.

11. We may not achieve broad market adoption of hydrogen-powered AI drone solutions, and even if the markets develop, our specific products and services may not meet customer needs.

Our strategy assumes that markets for hydrogen-powered, AI-enabled uncrewed aerial and maritime systems will expand as customers seek longer endurance, lower emissions, and more advanced analytics. These markets are still emerging and may develop more slowly than we expect, may be limited to niche applications, or may not develop at all.

Even if markets for hydrogen-powered AI drones gain broader acceptance, our specific products and services may not meet customer needs or preferences, or may not be adopted due to concerns about safety, reliability, cost, infrastructure availability, regulatory uncertainty, or competing technologies. Customers may choose alternative solutions, including battery-powered drones, crewed aircraft, satellites, or ground-based systems.

If the markets we are targeting do not develop as we anticipate, or if our offerings fail to gain market acceptance within those markets, our growth prospects and business could be materially and adversely affected.

12. Rapid technological change in our markets requires ongoing innovation and product development, which may be costly and may not succeed.

The markets for uncrewed systems, hydrogen power, and AI analytics are characterized by rapid technological advancements, frequent new product introductions, and evolving industry standards. Our future success will depend on our ability to anticipate and respond effectively to these changes, to continue developing and enhancing our products and services, and to bring new solutions to market in a timely and cost-effective manner.

We may not have sufficient resources to make the necessary investments in research and development, testing, and certification. Our efforts to innovate may be more costly or take longer than we expect, or may not result in products or features that achieve commercial success. Competitors, including larger firms with greater resources, may develop technologies that render our offerings less attractive or obsolete.

If we are unable to allocate sufficient resources to product development or fail to create new products and enhancements that keep pace with technological and market developments, customer demand for our offerings may decline, and our business and prospects could be materially and adversely affected.

Risks Related to Our Hydrogen, Uncrewed Systems, and AI Technology

13. Hydrogen is a hazardous material, and accidents or safety incidents involving our hydrogen storage, fueling, or fuel cell systems could result in severe consequences, regulatory scrutiny, and reputational damage.

Our systems are being designed around hydrogen fuel cell technology. Hydrogen presents specific safety risks, including flammability, potential for leaks, and high-pressure storage requirements. Incidents involving our hydrogen storage, fueling systems, or fuel cell power packs—whether on our platforms, at customer facilities, or at any future production or test sites—could result in serious injury or death, property damage, environmental harm, regulatory investigations, and significant negative publicity.

Any such incident could result in grounding or recall of affected platforms, redesign or retrofit requirements and associated costs, more stringent regulatory requirements or operational restrictions, and loss of customer and investor confidence. Even if our products do not cause a safety incident, accidents involving hydrogen systems generally could negatively affect public perception and regulatory attitudes toward hydrogen-powered uncrewed systems.

14. Our hydrogen fuel cell power systems may not achieve the performance, durability, cost, or certification required for our intended applications.

We are co-developing 4 kW and 8 kW PEM hydrogen fuel cell power packs designed to be ultra-lightweight, high-output, and suitable for integration into aerial and maritime platforms. These systems must satisfy demanding and sometimes conflicting requirements relating to weight, power density, cost, efficiency, reliability, refueling characteristics, and environmental robustness.

There is no assurance that our partners and we will be able to achieve targeted performance and weight metrics under real-world operating conditions, achieve the durability and maintenance intervals required by customers, produce fuel cell systems at a cost that makes our overall solution economically attractive, or obtain any required certifications or approvals from relevant regulators.

If our fuel cell systems underperform, prove unreliable, are too costly, or cannot be certified for their intended use, our platforms may be less attractive to customers or may not be commercially viable at all. This could materially and adversely affect our business, financial condition, and prospects. See “Business—Hydrogen Fuel Cell Power Systems.”

15. Our uncrewed aerial and maritime systems are complex and may contain defects, errors, or vulnerabilities that could result in performance issues, product recalls, liability, and reputational harm.

Our Airdrone and Wavedrone platforms and related systems are complex, integrating advanced aerostructures, propulsion systems, sensors, avionics, communications, control software, and ground infrastructure. Complex systems may contain design or manufacturing defects, integration issues, software bugs, or vulnerabilities that may not be detected until after deployment.

Defects, errors, or failures in our products—or their misuse—could result in crashes, loss of vehicles, mission failures, property damage, personal injury, or death. We may be required to recall or repair products, provide replacement systems, or implement costly software updates or hardware modifications. Such issues could also damage our brand, delay our development and commercialization efforts, and divert management and engineering resources from other priorities.

16. We may face significant product liability and other claims if our products harm people or property, and our insurance coverage may not be adequate.

The operation of uncrewed aerial and maritime systems involves inherent risks of accidents and injuries. If our products malfunction, are misused, or are involved in incidents that cause property damage, personal injury, or death, we could be subject to product liability, negligence, or other claims. Such claims could be expensive to defend, divert management’s attention, and result in substantial damage awards or settlements.

We maintain insurance coverage that we believe is appropriate for our stage and industry; however, our policies may not cover all types of claims, may be subject to significant deductibles and limits, and may not be available or affordable on reasonable terms in the future. A successful claim that exceeds our insurance coverage, or a series of claims, could have a material adverse effect on our business, financial condition, and results of operations.

17. Our use of AI and autonomy features exposes us to risks of software defects, unintended behavior, cybersecurity vulnerabilities, and regulatory scrutiny.

We intend to incorporate AI-driven perception, navigation, object recognition, fleet management, and decision-support capabilities into our platforms. AI and autonomy software can behave unpredictably in edge cases or untested scenarios and can be difficult to validate fully. In addition, AI systems may be susceptible to adversarial attacks, spoofing, or manipulation of sensor inputs.

Software defects, misconfigurations, or cyber-related issues affecting our AI systems could result in loss of control of uncrewed platforms, collisions, crashes, unsafe behavior, incorrect or misleading data and analytics, or system downtime and service disruptions. Any such event could lead to property damage, personal injury, regulatory action, contractual liability, and loss of customer trust.

Regulators may also impose additional requirements or limitations on AI-enabled or autonomous operations, which could increase our development costs or restrict the capabilities of our products. See “Business—AI, Autonomy and Data Analytics.”

18. Our systems and data infrastructure are subject to cybersecurity and data privacy risks, including potential breaches affecting sensitive flight, sensor, and customer data.

We expect to collect, transmit, process, and store significant amounts of data, including flight telemetry, sensor readings, imagery, and customer-provided information. Our platforms and infrastructure may be vulnerable to cyberattacks, including hacking, malware, ransomware, phishing, insider threats, and attacks on third-party service providers.

A successful cyberattack or data breach could result in unauthorized access to, or exfiltration of, sensitive data; manipulation of control systems or loss of control of uncrewed platforms; disruption of our operations, development, or support activities; significant remediation, notification, and litigation costs; and regulatory investigations, fines, and reputational damage.

Our cybersecurity measures may prove inadequate, especially as attackers become more sophisticated. In addition, evolving data protection and privacy regulations may impose increasing obligations and costs on us.

19. Our provisional patent application may not result in an issued patent, which could adversely affect our competitive position.

We have filed U.S. Provisional Patent Application No. 63/727,652 for our self-righting USV technology. A provisional patent application does not itself mature into a patent; rather, it establishes a priority date and provides a 12-month period during which we must file a non-provisional (utility) patent application to preserve the priority date. Our provisional application was filed on December 3, 2024, requiring us to file a non-provisional application by December 3, 2025.

Even if we timely file a non-provisional application, there can be no assurance that:

•The USPTO will grant a patent based on our application;

•The scope of any patent granted will be broad enough to provide meaningful protection for our technology;

•Our patent claims will not be challenged, invalidated, or circumvented by competitors;

•Prior art or other patents will not limit the enforceability of our patent, or

•We will have sufficient resources to enforce our patent rights against potential infringers.

Failure to obtain patent protection or the invalidation of our patent rights could enable competitors to replicate our self-righting USV technology, which would materially and adversely affect our competitive position and business prospects.

20. Our non-provisional patent application is subject to USPTO examination and may not result in an issued patent.

Under U.S. patent law, a provisional patent application automatically expires 12 months after filing if a corresponding non-provisional application is not filed claiming priority to the provisional. Our provisional application (No. 63/727,652) expiry date was on December 3, 2025. In December 2025, we filed a non-provisional patent application with the USPTO for our self-righting USV technology, claiming priority to our provisional application filed December 3, 2024. The application is now subject to examination by the USPTO, a process that typically takes 18 to 24 months. During examination, the USPTO may reject some or all of our patent claims, require amendments that narrow the scope of protection, or identify prior art that limits patentability.

Even if we overcome all USPTO objections and a patent is issued, there can be no assurance that:

•The issued claims will be broad enough to provide meaningful competitive protection;

•Competitors will not design around our patent claims;

•Third parties will not challenge the validity of our patent through inter partes review or litigation; or

•We will have sufficient resources to enforce our patent rights against infringers. if we do not timely file a non-provisional application.

21. We may face intellectual property infringement claims from third parties.

The maritime drone and autonomous vessel industry involves numerous patents and proprietary technologies. Other companies may hold patents or intellectual property rights that could be interpreted to cover aspects of our self-righting USV technology. We have not conducted a comprehensive freedom-to-operate analysis, and there can be no assurance that our technology does not infringe the intellectual property rights of others.

We may be required to pay substantial damages, obtain licenses on unfavorable terms, or redesign our products at high cost and delay, any of which could materially harm our business and financial condition if we are found to infringe third-party intellectual property rights.

Risks Related to Regulation and Government Policy

22. We may not be able to obtain, maintain, or expand the regulatory approvals and operational permissions required to deploy our systems at scale.

Our ability to commercialize our aerial and maritime platforms depends on complying with, and obtaining approvals under, a complex and evolving set of regulations administered by authorities such as the U.S. Federal Aviation Administration (FAA), other civil aviation and maritime regulators, and, in some cases, defense or national security agencies.

These regulations may limit where, how, and for what purposes our uncrewed systems can operate; restrict beyond visual line of sight (BVLOS) operations or require additional certifications or waivers; impose requirements on pilot training, maintenance, airworthiness, and safety systems; or change in ways that render our current or planned designs non-compliant.

We may experience delays, costs, or failures in obtaining specific approvals, waivers, or certificates needed for certain operations or customers. Regulatory authorities may also suspend or revoke approvals based on safety incidents, policy changes, or other factors. Inability to obtain or maintain required regulatory permissions could delay or prevent commercial deployments and materially harm our business. See “Business—Government Regulation.”

23. As we pursue applications in defense, critical infrastructure, and cross-border markets, we may be increasingly subject to export control, sanctions, and national security regulations.

To the extent we sell to or work with defense, security, or critical infrastructure customers, or export our products or technology outside the United States, we may become subject to U.S. export control laws and regulations, including the International Traffic in Arms Regulations (ITAR) and Export Administration Regulations (EAR), as well as similar foreign regimes.

If our products, software, or technology are classified as controlled items, we may be required to obtain export licenses or authorizations for certain transactions, implement additional compliance programs and internal controls, restrict access to technology by certain foreign nationals, or decline business opportunities in sanctioned jurisdictions or with sanctioned counterparties.

Failure to comply with export controls or sanctions could result in significant civil or criminal penalties, denial of export privileges, reputational harm, and loss of access to certain markets or customer segments. Geopolitical developments could also affect our ability to sell into certain regions or collaborate with foreign partners.

24. Changes in environmental, health, and safety regulations, or in climate and ESG expectations, may adversely affect our operations, supply chain, and markets.

Although hydrogen-powered platforms can offer emissions advantages over fossil fuel-based systems, our operations are subject to environmental, health, and safety laws and regulations related to hydrogen production, storage, and use, as well as manufacturing, testing, and waste disposal. Changes in such regulations or in enforcement practices could increase our compliance costs or limit our operations.

In addition, climate-related policies, carbon pricing, hydrogen certification schemes, and environmental permitting could affect the availability and cost of hydrogen or other inputs. Investor and customer expectations regarding environmental, social, and governance (ESG) performance are also evolving. If we fail to meet these expectations, or if climate-related disruptions affect our operations or those of our partners, our reputation, cost structure, and access to capital could be negatively impacted.

25. As we expand internationally, we will be subject to additional risks, including regulatory, operational, geopolitical, and foreign currency risks, which could adversely affect our business.

Although we are currently in the development stage, we expect to pursue opportunities outside the United States, including through our subsidiary Boumarang Pty Ltd in Australia and in other regions where our uncrewed systems and hydrogen technologies may be deployed. Operating and expanding internationally subjects us to numerous additional risks, including:

•differing technical standards, certification requirements, and operational regulations for uncrewed systems and hydrogen technologies;

•complex, inconsistent, or rapidly changing legal and regulatory environments, including aviation, maritime, environmental, safety, data protection, and labor laws;

•difficulties in establishing and managing relationships with local partners, suppliers, and customers;

•challenges in recruiting, training, and retaining local personnel;

•increased costs and complexities associated with logistics, customs, duties, tariffs, and trade restrictions;

•exposure to political or social instability, changes in government policies, nationalization or expropriation of assets; and

•restrictions or delays related to export controls, sanctions, or national security reviews, as described under “Risks Related to Regulation and Government Policy.”

We may also become exposed to fluctuations in foreign currency exchange rates as we incur expenses or generate any revenues in currencies other than the U.S. dollar. Significant movements in exchange rates could affect our reported results of operations and cash flows, particularly if we do not implement effective hedging or other risk-management strategies.

If we are unable to manage the risks associated with international operations effectively, our ability to grow our business, compete in global markets, and achieve our strategic objectives could be materially and adversely affected.

25. We may have greater than anticipated tax liabilities, and changes in tax laws or adverse outcomes in tax examinations could adversely affect our results of operations and cash flows.

We are subject to income and other taxes in the United States and, as we expand, may become subject to taxation in additional jurisdictions. Our tax liabilities are based on our corporate structure, our intercompany arrangements, and the allocation of income and expenses among taxing jurisdictions, all of which require significant judgment. Tax authorities may challenge our tax positions, and the outcome of any audits or examinations may differ from our expectations.

In addition, tax laws, regulations, and administrative practices are subject to change, interpretation, and varying enforcement. Changes in tax rates, the adoption of new tax laws, including digital services taxes or minimum tax regimes, changes in how existing tax laws are interpreted or applied, or changes in our corporate structure or operations could result in increased tax liabilities, require us to pay additional taxes or penalties, or affect the value of our deferred tax assets.

We may not have established adequate reserves for our tax positions, and any increase in our tax obligations, including as a result of an adverse outcome in a tax audit or examination, could have a material adverse effect on our results of operations, financial condition, and cash flows. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates.”

Risks Related to Our Intellectual Property and Strategic Transactions

26. We may not be able to protect or enforce our intellectual property rights adequately, and we rely on intellectual property that we do not own outright.

Our success depends in part on our ability to obtain, maintain, and enforce intellectual property rights covering our technologies, including rights acquired from third parties such as Guinn Partners and Tribal Rides, and rights licensed from technology providers such as Trust Stamp. We also rely on trade secrets and know-how.

Our IP protection may be limited because patents may not issue from pending or future applications or, if issued, may be challenged, narrowed or invalidated; our trade secrets may be disclosed or misappropriated, including by employees, contractors, partners or competitors; we may be unable to detect or prove unauthorized use of our technology; and contractual protections, such as confidentiality and IP ownership clauses, may be breached or difficult to enforce.

We also rely on technology that we license rather than own. Licenses may be subject to field-of-use restrictions, may not be exclusive, and may be terminable under certain circumstances. If we are unable to maintain these licenses on commercially reasonable terms, or if licensors fail to perform, our products and services could be impaired.

If we cannot protect our intellectual property or must license critical technology on unfavorable terms, our competitive position, revenue, and margins could be adversely affected. See “Business—Intellectual Property.”

27. We may be subject to claims that our products or technologies infringe the intellectual property rights of others.

The industries in which we operate, including aerospace, robotics, hydrogen systems, and AI, are characterized by extensive patenting and frequent intellectual property disputes. Third parties may allege that our products, services, or technologies infringe their patents, copyrights, trademarks, trade secrets, or other proprietary rights.

Any such claims—whether or not meritorious—could result in costly and time-consuming litigation or administrative proceedings, injunctions or other orders limiting or preventing sales or use of our products, the need to redesign products or obtain licenses (which may not be available on reasonable terms, or at all), and payment of damages, royalties or settlement amounts.

An adverse outcome in any intellectual property dispute could materially harm our business, financial condition, and prospects.

28. Future strategic transactions, including acquisitions or additional IP purchases, may not achieve their intended benefits and may create integration, accounting, and operational risks.

Our strategy may involve acquiring additional intellectual property, technology assets, or companies to complement or expand our capabilities. Any such transaction could involve significant risks, including difficulties in integrating technology, products, systems, operations and personnel; diversion of management’s time and attention from our core business; higher than expected costs, including restructuring charges and integration expenses; the assumption of unknown or contingent liabilities; and the risk that anticipated synergies, cost savings or other expected benefits do not materialize.

In addition, acquisitions may require us to record goodwill or other intangible assets that could be subject to future impairment charges, adversely affecting our results of operations. See “Business—Corporate History” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Risks Related to Our Common Stock and This Offering

29. An active trading market for our common stock may not develop or be sustained, and the market price of our stock may be volatile.

Prior to this offering, there has been no public market for our common stock. We cannot predict the extent to which investor interest will lead to the development of an active, liquid trading market. Even if a market develops, it may not be sustained, and you may be unable to sell your shares at or above the initial public offering price, or at all.

The market price of our common stock may be highly volatile and may be affected by factors such as our operating performance and financial condition; delays or developments (favorable or unfavorable) in our product development, testing or regulatory approvals; announcements regarding our partners, customers or competitors; changes in analyst estimates or market perceptions of our sector; regulatory or policy developments affecting drones, hydrogen or AI; and general economic, market and geopolitical conditions.

Securities of emerging technology and drone-related companies have often experienced substantial price and volume fluctuations unrelated to operating performance. Such volatility could result in the initiation of securities class action litigation, which could entail substantial costs and divert management’s attention.

30. There is currently no market for the Company's equity securities.

The Company's Common Stock is not traded on any market exchange. The Company intends to apply for trading in the future. However, there is no assurance that its application for trading will be accepted or, if accepted, that a trading market will develop.

At the time of this Offering, there was no public market for our Common Stock, and we have not applied for the listing or quotation of our Common Stock on any public market. The Company or shareholders will offer and sell Common Stock at a fixed price until our Common Stock is listed on a national securities exchange or quoted on NASDAQ Capital Market, the OTC Bulletin Board, OTCQX, or OTCQB, or any other stock exchange, at which time they may be sold at prevailing market prices or in privately negotiated transactions.

31. Specific provisions of our articles of incorporation and bylaws allow the concentration of voting power in founding shareholders, which may, among other things, delay or frustrate the removal of incumbent directors or a takeover attempt, even if such events may be beneficial to our stockholders.

Provisions of our articles of incorporation and bylaws may delay or frustrate the removal of incumbent directors. They may prevent or delay a merger, tender offer, or proxy contest involving the Company that is not approved by our board of directors, even if those events may benefit our stockholders’ interests. For example, our founding members hold [] authorized, issued, and outstanding shares of our Common Stock. The common stock being offered in this prospectus has one vote per share on all matters presented to our stockholders for action. Consequently, the Company will be a controlled company, whereby the founding shareholders will have []% voting power if all shares are sold, which is sufficient to control the outcome of all the corporate issues submitted to the vote of our common stockholders. Those matters could include the election of directors, changes in the size and composition of the board of directors, and mergers and other business combinations involving the Company. In addition, through his control of the board of directors and voting power, he may be able to control certain decisions, including decisions regarding the qualification and appointment of officers, dividend policy, access to capital (including borrowing from third-party lenders and the issuance of additional equity securities), and the acquisition or disposition of assets by the Company. In addition, the concentration of voting power in founding shareholders could delay or prevent a change in control of the Company, even if the change in control would benefit our stockholders and may adversely affect the market price of our common stock.

32. Future sales or issuances of our securities, or the perception that such sales or issuances may occur, could depress the market price of our common stock and be dilutive to existing stockholders.

After this offering, we will have a significant number of shares of common stock outstanding, a substantial portion of which will be held by existing stockholders and may be subject to contractual lock-up agreements or other transfer restrictions for a period of time. When these restrictions lapse, or if lock-ups are waived, a substantial number of shares may become eligible for sale into the public market.

Sales of a large number of shares, or the perception that such sales could occur, could depress the market price of our common stock and make it more difficult for you to sell your shares at a time and price you consider appropriate. Future equity or equity-linked issuances by us, including in connection with financings, acquisitions, employee equity grants, or strategic transactions, could also depress our stock price and be dilutive to existing stockholders.

In addition, we may issue debt or preferred equity securities with rights that are preferential to, and could cause a decrease in the value of our existing equity securities. The issuance of any such securities could increase our leverage, reduce the amount of cash available for working capital, capital expenditures, and other corporate purposes, and adversely affect the market price of our common stock.

33. Our common stock may be illiquid, and you may not be able to resell your shares when or at the price you desire.

The public market for our common stock, if and when it develops, may be limited in size and trading volume. As a result, you may not be able to sell your shares quickly or at a price that you consider attractive. Market makers may not be willing or able to maintain quotations for our common stock, and additional market makers may not enter the market.

An investment in our common stock should be considered illiquid and long-term. You should be prepared to bear the economic risk of your investment for an indefinite period of time and to withstand a complete loss of your investment.

34. We do not intend to pay dividends in the foreseeable future, and any return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings, if any, to fund the development and growth of our business, and do not anticipate paying any cash dividends on our common stock in the foreseeable future.

As a result, any return on your investment in our common stock will depend on appreciation in the price of our common stock, which may not occur. Investors seeking cash dividends should not purchase our common stock.

35. If we do not maintain effective internal control over financial reporting and disclosure controls and procedures, or if material weaknesses are identified, we may not be able to accurately report our financial results, which could adversely affect investor confidence and the market price of our common stock.

We are a newly formed development-stage company with limited resources and personnel devoted to finance and accounting. As we prepare to operate as a public company, we will need to design, implement, and maintain internal control over financial reporting and disclosure controls and procedures meeting the standards required by the Sarbanes-Oxley Act.

If we fail to maintain effective controls, or if material weaknesses are identified in the future, we may be unable to accurately or timely report our financial results, which could result in restatements, regulatory inquiries or sanctions, loss of investor confidence, and a decline in the market price of our common stock. Implementing and testing necessary controls will require significant management time and external resources. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates.”

36. The Company is subject to the risk of non-compliance with State and Federal securities laws.

This Placement has not been registered under the Securities Act of 1933, relying on Regulation D's "private offering" exemption and available exemptions from securities registration under applicable state securities laws. This Placement may not qualify under these exemptions. Suppose suits for rescission are brought by an investor for failure to register this Offering or other offerings by the Company under the securities laws. In that case, the capital and assets of the Company could be adversely affected.

37. We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering. We currently intend to use the net proceeds for product development, engineering and testing, fuel cell co-development, AI and software development, working capital, and general corporate purposes, and potentially for strategic IP or technology acquisitions, as described under “Use of Proceeds.”

Because our management has broad discretion, investors will be relying on the judgment of our management regarding the application of the proceeds. If we do not use the proceeds effectively, our business, financial condition, and results of operations could be adversely affected, and we may need to seek additional financing sooner than expected.

38. As a public company, we will be subject to additional regulatory and compliance requirements, and failure to comply with securities laws and stock exchange rules could adversely affect us.

Upon completion of this offering, we will be subject to the reporting, disclosure, and other obligations imposed by the Securities Exchange Act of 1934, as amended, the rules and regulations of the Securities and Exchange Commission, and, if our common stock is listed, the listing requirements and corporate governance rules of the applicable stock exchange or market.

Compliance with these requirements will increase our legal, accounting, and other compliance costs and will require significant management attention. If we fail to comply with applicable securities laws or listing rules, we could be subject to enforcement actions, fines, penalties, reputational damage, and, in extreme cases, delisting of our common stock. Any such outcomes could adversely affect the liquidity and value of our common stock and our ability to raise capital in the future.

39. Distributions upon Dissolution or Liquidation.

Investment in the Company is highly speculative, involves a considerable degree of risk, and is suitable only for persons or entities with substantial financial means who can afford to hold their interests indefinitely. In the event of a voluntary or involuntary dissolution or liquidation of the Company, the creditors of the Company, including holders of the convertible promissory notes, will receive full payment before any holders of the Company's Common Stock. After that, if any proceeds remain, the Common Stockholders will receive distributions pro rata. As a result, holders of the Common Stock (and, for that matter, any shares) may recover less than what they paid or exchanged for their company investments and receive no distributions whatsoever.

USE OF PROCEEDS

We estimate the net proceeds from this offering will be approximately $210,000, based on gross proceeds of $250,000 and estimated offering expenses of approximately $40,000. The following table sets forth the estimated use of net proceeds from this offering:

Use of Proceeds	Amount	Percentage
Wavedrone Platform Development	$100,000	47.6%
Research and Development	$40,000	19.0%
Sales and Marketing	$25,000	11.9%
General and Administrative	$20,000	9.5%
Working Capital and General Corporate Purposes	$25,000	12.0%
Total Net Proceeds	$210,000	100.0%

Description of Intended Uses

Wavedrone Platform Development. We intend to use approximately $100,000 of the net proceeds to continue development of our Wavedrone maritime technology platform. This includes engineering, product development, and integration work with our development partners, including Guinn Partners, our primary engineering and product development contractor.

Research and Development. We intend to use approximately $40,000 to advance research and development activities related to our intellectual property portfolio, including our Airdrone Technology, Hydrogen Fuel Cell Technology, and related proprietary systems.

Sales and Marketing. We intend to use approximately $25,000 to support sales and marketing initiatives to build market awareness of our Wavedrone platform and develop customer relationships in the maritime technology sector.

General and Administrative. We intend to use approximately $20,000 for general and administrative expenses, including professional fees for legal, accounting, and compliance services associated with our operations and SEC reporting obligations.

Working Capital. We intend to use the remaining $25,000 for working capital and general corporate purposes.

Management Discretion

The amounts and timing of our actual expenditure will depend on numerous factors, including the status of our development efforts, sales and marketing activities, the amount of cash generated or used by our operations, and other factors. We may find it necessary or advisable to use portions of the proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending any such uses, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing securities.

The foregoing represents our current intentions based upon our present plans and business conditions. See "Risk Factors" for a discussion of certain risks that may affect our use of proceeds.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

SHARES ELIGIBLE FOR FUTURE SALE

At present, we do not have a public market until our shares are listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX, OTCQB, or any other stock exchange, at which time they may be sold at prevailing market prices or in privately negotiated transactions. Future sales of substantial amounts of our Common Shares in the public market, including Common Shares issued upon the exercise of outstanding options or warrants, or upon debt conversion, or the anticipation of these sales, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through sales of equity securities.

Upon completion of this offering, we estimate that we will have 66,056,977 Common Shares issued and outstanding, calculated as of December 09, 2025, assuming no exercise of outstanding options or warrants and no exercise of the underwriters’ option. All of the Common Shares sold in this offering will be freely tradable without restriction immediately following this offering, except that any Common Shares purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act, may only be sold in compliance with the limitations described below. All remaining Common Shares held by existing shareholders immediately before this offering will be “restricted securities” as such term is defined in Rule 144. These restricted securities were issued and sold by us in private transactions and are eligible for public sale only if registered under the Securities Act or if they qualify for an exemption from registration under the Securities Act, including the exemptions provided by Rule 144 or Rule 701, summarized below.

Sale of Restricted Securities

Our Common Shares sold pursuant to this offering will be registered under the Securities Act and, therefore, freely transferable, except for securities owned by our affiliates. Our affiliates will be deemed to own “control” securities that are not registered for resale under the registration statement covering this Prospectus. Individuals who may be considered our affiliates after this offering include individuals who control, are controlled by, or are under common control with us, as those terms generally are interpreted for federal securities law purposes. These individuals may include some or all of our directors and executive officers. Individuals who are our affiliates are not permitted to resell their securities unless such securities are separately registered under an effective registration statement under the Securities Act, or an exemption from the registration requirements of the Securities Act is available, such as Rule 144.

Rule 144

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who beneficially owns “restricted securities” (i.e., securities that are not registered by an effective registration statement) of a “reporting company” may not sell these securities until the person has beneficially owned them for at least six months. Thereafter, affiliates may not sell within any three months a number of shares above the greater of: (i) 1 percent of the then outstanding shares as shown by the most recent report or statement published by the issuer; and (ii) the average weekly reported trading volume in such securities during the four preceding calendar weeks.

Sales under Rule 144 by our affiliates will also be subject to restrictions relating to the manner of sale, notice, and the availability of current public information about us. They may be affected only through unsolicited brokers’ transactions.

Persons not deemed to be affiliates who have beneficially owned “restricted securities” for at least six months but less than one year may sell these securities, provided that current public information about the Company is “available,” which means that, on the date of sale, we have been subject to the reporting requirements of the Exchange Act for at least ninety days and are currently in our Exchange Act filings. After beneficially owning “restricted securities” for one year, our non-affiliates may engage in unlimited resales of such securities.

Shares received by our affiliates in this offering, upon exercise of stock options, or upon vesting other equity-linked awards, may be “control securities” rather than “restricted securities.” “Control securities” are subject to the same volume limitations as “restricted securities” but are not subject to holding period requirements.

Rule 701

Rule 701 generally allows a shareholder who purchased our Common Shares pursuant to a written compensatory plan or contract and who is not deemed to have been our affiliate during the immediately preceding ninety days to sell those shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144. Rule 701 also permits our affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. However, all holders of Rule 701 shares are required to wait until ninety days after the date of this Prospectus before selling such shares pursuant to Rule 701 and until the lock-up period described below expires.

Market Information

Admission To Quotation On The OTC Bulletin Board And OTC Links

We intend to have our common stock be quoted on the OTC Bulletin Board and/or OTC Link. If our securities are not quoted on the OTC Bulletin Board/or OTC Link, a security holder may find it more difficult to dispose of or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through the communication of bids, offers, and confirmations between broker-dealers, and (ii) securities admitted to the quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board and/or OTC Link, the Company’s equity security requires one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Bulletin Board and/or OTC Link, our securities will trade on the OTC Bulletin Board and/or OTC Link until a future time, if at all. We may not now, and we may never qualify for a quotation on the OTC Bulletin Board and/or OTC Link.

Transfer Agent

On January 10, 2025, the Company selected Colonial Stock Transfer as its Transfer Agent and allocated all stock registration and transfer functions to that Transfer Agent for all of the Company’s common and preferred stock. Such Transfer Agent shall prepare and distribute a complete stock ledger to the Company, including the name, address, certificate number, certificate type, and the number of shareholder shares.

Holders

As of the date of this prospectus, the Company had 66,056,977 shares of our common stock issued and outstanding held by 21 holders of record. Further, there are no holders of Preferred stock.

DIVIDEND POLICY

We have never declared any dividends on our Common Stock, and we do not anticipate paying any dividends on our Common Stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. Any future determination to declare dividends will be subject to the discretion of our board of directors and will depend on various factors, including applicable Delaware law, future earnings, capital requirements, results of operations, and any other relevant factors. In general, as a Delaware corporation, we may pay dividends out of surplus capital or, if there is no surplus capital, out of net profits for the fiscal year in which a dividend is declared and/or the preceding fiscal year.

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans.

CAPITALIZATION

The following table sets forth our cash, cash equivalents, short-term investments, and capitalization as of September 30, 2025:

●on an actual basis;

●On a pro forma basis to further reflect the issuance and sale of 125,000 shares of Common Stock offered in this offering at an assumed public offering price of $2.00 per share, resulting in estimated proceeds of $210,000 after deducting estimated offering expenses.

You should read this information together with our audited consolidated financial statements appearing elsewhere in this prospectus and the information set forth under the sections titled “Selected Consolidated Financial Data,” “Use of Proceeds,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of September 30, 2025
	Actual	As Adjusted
Cash and cash equivalents	$51,564	$261,564

Capitalization
Current liabilities:
Accounts payable and accrued liabilities	$472,576	$472,576
Related party advances	45,000	45,000
Total current liabilities	$517,576	$517,576
Total liabilities	$517,576	$517,576
Stockholders’ Equity
Common stock, par value $0.0001, 100,000,000 shares authorized; 66,056,977 shares issued and outstanding	6,606	6,619
Additional paid-in capital	23,148,394	23,398,381
Accumulated deficit	(2,438,576)	(2,478,576)
Total Stockholders’ Equity	$20,716,424	$20,926,424

Total capitalization	$21,234,000	$21,444,000

Each $1.00 increase (decrease) in the assumed public offering price of $2.00 per share would increase (decrease) the as adjusted amount of each of cash and cash equivalents, working capital, total assets and total stockholders' equity by approximately $125,000, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated offering expenses payable by us. Similarly, each increase (decrease) of 100,000 shares in the number of shares offered by us at the assumed public offering price of $2.00 per share would increase (decrease) the as adjusted amount of each of cash and cash equivalents, working capital, total assets, and total stockholders' equity by approximately $200,000.

Each $1.00 increase (decrease) in the assumed public offering price would increase (decrease) our as adjusted net tangible book value per share by approximately $0.002 and increase (decrease) the dilution per share to new investors by approximately $0.998, assuming no change in the number of shares offered.

The number of shares of Common Stock to be outstanding after this offering, or 66,181,977 shares of Common Stock, is based on:

●66,056,977 shares of Common Stock outstanding as of the date of this prospectus, and

●125,000 shares of Common Stock issuable in this offering.

DILUTION

If you invest in the Common Stock, your interest will be diluted to the extent of the difference between the public offering price per share and our pro forma net tangible book value of the Common Stock after this offering. Dilution results from the fact that the public offering price per share of Common Stock is substantially in excess of the net tangible book value per share of Common Stock attributable to the existing shareholders for our presently outstanding Common Stock. The sale of the offering of 125,000 shares by selling shareholders is fixed at $2.00 per share. This price is significantly higher than the prices per share paid by our founders and other existing shareholders who purchased the shares before the offering. The total shares of common stock issued and outstanding before and after the offering will be 66,056,977 and 66,181,977.

Our net tangible book value as of September 30, 2025, was $4,716,424, or approximately $0.071 per share. Net tangible book value per share represents the amount of total tangible assets (total assets less intangible assets), minus the amount of total liabilities, divided by the total number of shares of Common Stock outstanding. Our calculation of net tangible book value excludes $16,000,000 in acquired intangible assets as reported on our balance sheet as of September 30, 2025.

After giving effect to our issuance and sale of 125,000 shares of Common Stock offered in this offering at the assumed public offering price of $2.00 per share after deduction of estimated offering expenses of $40,000 payable by us, our pro forma net tangible book value as of September 30, 2025, would have been approximately $4,926,424, or $0.074 per share. This represents an immediate increase in net tangible book value of $0.003 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.926 per share to purchasers of Common Stock in this offering.

The following table illustrates the dilution on a per share basis at the assumed public offering price per share:

Offering Option
Assumed public offering price per share	$2.00
Net tangible book value per share as of September 30, 2025	$0.071
Pro forma net tangible book value per share as of September 30, 2025	$0.074
Increase in pro forma net tangible book value per share attributable to new investors purchasing shares in this offering	$0.003
Dilution per share to new investors in this offering	$1.926

The pro forma information, as discussed above, is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual public offering price of our Common Stock in this offering.

The following table sets forth the differences between our existing stockholders and the purchasers of shares of common stock in this offering with respect to the number of shares of common stock purchased from us, the total consideration paid to us and the weighted average price paid per share, based on a public offering price of $2.00 per share, before deducting estimated offering expenses payable by us.

					Weighted Average
	Shares Purchased		Total Consideration		Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders	66,056,977	99.81%	$$4,716,424	94.97%	$0.071
New investors	125,000	0.19%	$250,000	5.03%	$2.000
Total	66,181,977	100.00%	$4,966,424	100.00%	$0.075

The number of shares held by existing stockholders will be reduced to 99.81% of the total number of shares of common stock that will be outstanding upon completion of this offering, and the number of shares of common stock held by new investors participating in this offering will be 0.19% of the total number of shares of common stock that will be outstanding upon completion of the offering.

To the extent that we issue any additional convertible securities or we issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering. The total consideration paid by our new investors would be $250,000, or 5.03% of the total consideration for our common stock outstanding upon the completion of this offering, and the weighted average price per share paid by our existing stockholders would be $0.071, and the average price per share paid by our new investors would be $2.00.

A $1.00 increase or decrease in the public offering price of $2.00 per share would increase or decrease, as appropriate, the total consideration paid by new investors by $125,000, assuming the number of shares we are offering, as set forth on the cover page of this prospectus, remains the same, after deducting estimated offering expenses payable by us. We may also increase or decrease the number of shares we are offering. Similarly, each increase or decrease of 100,000 shares in the number of shares offered by us would increase or decrease, as appropriate, the total consideration paid by new investors by $200,000, assuming that the assumed initial price to the public remains the same, and after deducting estimated offering expenses payable by us.

We may choose to raise additional capital through the sale of equity or equity-linked securities due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that any options are issued under our equity incentive plan or we issue additional shares of common stock or equity-linked securities in the future, there will be further dilution to investors purchasing in this offering.

The number of shares of Common Stock to be outstanding after this offering, or 66,181,977 shares of Common Stock, is based on:

●66,056,977 shares of Common Stock outstanding as of the date of this prospectus, and

●125,000 shares of Common Stock issuable in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the related notes appearing elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly under "Risk Factors."

Overview

Boumarang Inc. (the "Company," "we," "us," or "our") was incorporated on July 26, 2024, under the laws of the State of Delaware. We are headquartered in Irvine, California, with an additional location in Austin, Texas. We are a development-stage company focused on revolutionizing industrial operations with sustainable, long-range, intelligent drones powered by hydrogen fuel cells.

Our target sectors include natural resource monitoring, infrastructure analysis, agriculture, and forestry. Our drones are designed to leverage AI and machine learning to deliver real-time, actionable insights, optimizing decision-making and operational efficiency across industries. We operate on a B2B SaaS model with planned revenue streams from drone hardware leasing, an AI analytics subscription platform, and customized AI solutions.

Since inception, we have focused on research and development, technology acquisition, prototype development, and capital formation. We have not generated any revenue from contracts with customers during the periods presented.

Results of Operations

Comparison of Nine Months Ended September 30, 2025, and From Inception (July 26, 2024) to September 30, 2024

	Nine Months Ended September 30, 2025	From Inception to September 30, 2024	Change
Operating expenses	$1,565,410	$394,484	$1,170,926
Operating loss	$(1,565,410)	$(394,484)	$(1,170,926)
Net loss	$(1,565,410)	$(394,484)	$(1,170,926)

Operating Expenses. Operating expenses for the nine months ended September 30, 2025, were $1,565,410, consisting entirely of depreciation expense related to the amortization of prepaid development costs associated with our Guinn Partners development agreement. This compares to operating expenses of $394,484 for the period from inception (July 26, 2024) to September 30, 2024. The increase of $1,170,926 reflects a full nine months of amortization in 2025 compared to approximately two months of activity in the prior period, as well as additional prepaid development costs placed into service during the fourth quarter of 2024.

Net Loss. Net loss for the nine months ended September 30, 2025, was $1,565,410, or $(0.02) per share, compared to a net loss of $394,484, or $(0.01) per share, for the period from inception to September 30, 2024. The increase in net loss of $1,170,926 was primarily attributable to the increase in depreciation expense as described above.

Comparison of Three Months Ended September 30, 2025, and From Inception (July 26, 2024) to September 30, 2024

	Three Months Ended September 30, 2025	From Inception to September 30, 2024	Change
Operating expenses	$507,960	$394,484	$113,476
Net loss	$(507,960)	$(394,484)	$(113,476)

For the three months ended September 30, 2025, we incurred operating expenses of $507,960 and a net loss of $507,960, or $(0.01) per share. This compares to operating expenses and net loss of $394,484, or $(0.01) per share, for the period from inception to September 30, 2024. The increase of $113,476 reflects a full quarter of depreciation expense in 2025 compared to approximately two months of activity in the comparative period.

Period from Inception (July 26, 2024) to December 31, 2024

For the period from inception (July 26, 2024) to December 31, 2024, we incurred total operating expenses of $873,166, consisting entirely of general and administrative expenses. As a development-stage company with no revenue, our entire operating expenses resulted in a net loss of $873,166, or $(0.01) per share based on 56,131,013 weighted average shares outstanding.

Our general and administrative expenses during this period primarily consisted of professional fees, including legal, accounting, and consulting services related to our formation, intellectual property acquisitions, and preparation for capital raising activities.

Liquidity and Capital Resources

Since inception, we have funded our operations primarily through equity financing. As of September 30, 2025, we had cash of $51,564 compared to $50,242 as of December 31, 2024. Our principal uses of cash have been to fund our operations and development activities.

	September 30, 2025	December 31, 2024
Cash	$51,564	$50,242
Total current assets	$3,440,454	$3,022,465
Total assets	$21,234,000	$22,482,679
Total current liabilities	$517,576	$200,845
Working capital	$2,922,878	$2,821,620
Total stockholders' equity	$20,716,424	$22,281,834
Accumulated deficit	$(2,438,576)	$(873,166)

Total assets decreased from $22,482,679 at December 31, 2024, to $21,234,000 at September 30, 2025, a decrease of $1,248,679. This decrease was primarily due to the amortization of prepaid expenses related to our development agreement with Guinn Partners. Prepaid expenses (current and noncurrent combined) decreased from $4,332,437 at December 31, 2024, to $3,082,436 at September 30, 2025, reflecting $1,250,001 of amortization during the nine months.

Total liabilities increased from $200,845 at December 31, 2024, to $517,576 at September 30, 2025, an increase of $316,731. This increase was primarily attributable to an increase in accounts payable to related parties of $270,000 and new related party advances of $45,000.

Working capital increased from $2,821,620 at December 31, 2024, to $2,922,878 at September 30, 2025, an increase of $101,258. The increase in working capital was primarily due to an increase in current prepaid expenses of $416,667, partially offset by an increase in current liabilities.

Cash Flows

	Nine Months Ended September 30, 2025	From Inception to September 30, 2024
Net cash provided by (used in) operating activities	$1,322	$(48,750)
Net cash used in investing activities	$-	$(50,000)
Net cash provided by financing activities	$-	$100,500
Net increase in cash	$1,322	$1,750

Operating Activities. Net cash provided by operating activities was $1,322 for the nine months ended September 30, 2025, compared to net cash used in operating activities of $48,750 for the period from inception to September 30, 2024. The improvement in operating cash flow was primarily due to the amortization of prepaid expenses of $1,250,001, which represented a non-cash adjustment to our net loss of $1,565,410, combined with increases in accounts payable and related party advances totaling $316,731.

Investing Activities. There were no investing activities for the nine months ended September 30, 2025. For the period from inception to September 30, 2024, net cash used in investing activities was $50,000, consisting of drone capitalization costs.

Financing Activities. There were no financing activities for the nine months ended September 30, 2025. For the period from inception to September 30, 2024, net cash provided by financing activities was $100,500, consisting of the opening capital contribution of $500 and proceeds from the issuance of common stock for cash of $100,000.

Going Concern

Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the ordinary course of business. As of September 30, 2025, we had an accumulated deficit of $2,438,576 and have incurred net losses since inception. We had working capital of $2,922,878 as of September 30, 2025.

Our ability to continue as a going concern is dependent upon our ability to generate future profitable operations and to obtain the necessary financing to meet our obligations and pay our liabilities arising from normal business operations when they come due. Management has developed plans to mitigate conditions raising substantial doubt, including:

●Equity financing: Management intends to raise additional equity capital through a public offering or private placement. The target amount is $2,000,000. As of September 30, 2025, we have received commitments or indications of interest from investors totaling $2,000,000.

●Debt financing or convertible instruments: Management is exploring debt or convertible note facilities to provide interim funding.

●Cost management: We are prioritizing critical development activities and deferring non-critical expenditures.

●Commercial milestones: Management plans to complete prototype testing and demonstrations for key drone systems and secure strategic partnerships to support future financing.

There can be no assurance that we will be successful in obtaining additional funding or achieving profitability. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary if we cannot continue as a going concern.

Critical Accounting Policies and Estimates

Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ from these estimates.

Intangible Assets. We have acquired significant intangible assets consisting of intellectual property related to our drone technology, including Airdrone Technology, Hydrogen Fuel Cell Technology, Wavedrone Platform, and Tribal Rides IP, with a total carrying value of $16,000,000 as of September 30, 2025. These assets are classified as indefinite-lived intangible assets and are not amortized but are tested for impairment at least annually or more frequently if events or changes in circumstances indicate that the asset might be impaired.

Prepaid Expenses. Prepaid expenses consist primarily of costs paid in advance under our development agreement with Guinn Partners. These costs are amortized over the service period on a straight-line basis. As of September 30, 2025, we had current prepaid expenses of $1,388,890 and noncurrent prepaid expenses of $1,693,546.

Stock-Based Compensation. We measure and recognize compensation expense for equity instruments issued in exchange for services based on the fair value of the equity instruments at the grant date. For stock issued to non-employees, we measure the fair value of the equity instruments at the earlier of the commitment date or the date at which the counterparty's performance is complete.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to investors.

Recently Issued Accounting Pronouncements

We have reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements will have a material impact on our financial condition or results of operations.

JOBS Act

We qualify as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"). As an emerging growth company, we may take advantage of certain exemptions from various public company reporting requirements, including the requirement that our internal control over financial reporting be audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, certain requirements related to the disclosure of executive compensation in our periodic reports and proxy statements, and the requirement that we hold a non-binding advisory vote on executive compensation and any golden parachute payments. We may take advantage of these exemptions until we are no longer an emerging growth company.

OUR PLANNED BUSINESS

This Business section contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding our business strategy, technology development plans, market opportunities, competitive position, and future operations. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. See "Risk Factors" for a discussion of factors that could cause our actual results to differ materially from those described in forward-looking statements.

Overview

Boumarang Inc. ("Boumarang," "we," "us," "our," or the "Company") is a development-stage maritime technology company focused on designing, developing, and commercializing hydrogen-powered drone platforms integrated with advanced artificial intelligence analytics capabilities. We were incorporated in the State of Wyoming on July 26, 2024. Our principal executive offices are located in Irvine, California.

Our flagship product under development is the Wavedrone platform, an autonomous maritime drone system designed to address critical needs in environmental monitoring, maritime security, infrastructure inspection, and ocean research applications. The Wavedrone platform combines proprietary hydrogen fuel cell technology for extended operational range with AI-powered analytics for real-time data processing and autonomous decision-making capabilities.

We are a pre-revenue company with no commercial operations to date. Since our inception, we have focused on acquiring intellectual property assets, establishing development partnerships, and advancing our technology platform through our collaboration with Guinn Partners, our primary development contractor. We have acquired intellectual property assets with an aggregate carrying value of $16,000,000 as of September 30, 2025, including hydrogen fuel cell technology, AI software platforms, and the foundational Wavedrone system architecture.

Industry Analysis

Commercial Drone Market

The commercial drone industry represents one of the fastest-growing technology sectors globally. According to Grand View Research, the global commercial drone market was valued at approximately $30 billion in 2024 and is projected to reach approximately $55 billion by 2030, representing a compound annual growth rate (CAGR) of 10.6% during the forecast period. North America accounts for approximately 31% of the global market share, with significant adoption across sectors including agriculture, logistics, construction, energy, and infrastructure inspection.

The market is characterized by rapid technological advancement, increasing enterprise adoption, and expanding regulatory frameworks that are enabling broader commercial deployment. Key growth drivers include the increasing demand for cost-effective inspection and monitoring solutions, advances in battery and propulsion technology, integration of artificial intelligence for autonomous operations, and growing applications in logistics and delivery services.

Hydrogen Fuel Cell Drone Market

The hydrogen fuel cell drone market represents an emerging high-growth segment within the broader drone industry. According to Grand View Research, the global hydrogen fuel cell drone segment generated revenue of approximately $1.7 billion in 2024 and is projected to reach approximately $4.4 billion by 2030, representing a CAGR of 16.7%. This growth is driven by demand for extended flight duration, reduced environmental impact, and improved operational efficiency compared to traditional battery-powered drones.

Hydrogen fuel cell technology offers significant advantages for commercial drone applications, including flight times of three to five hours compared to 30 to 60 minutes for conventional lithium-ion battery systems. Additionally, hydrogen fuel cells produce only water vapor as a byproduct, aligning with growing sustainability requirements across commercial and government sectors. Industry analysts project that approximately 59% of new UAVs in industrial monitoring applications will be fuel-cell powered by 2027.

Maritime Drone Market

The maritime drone market, encompassing both aerial and underwater unmanned systems for marine applications, is experiencing substantial growth. According to Market.us, the global maritime drones market was valued at approximately $5.1 billion in 2024 and is projected to reach approximately $22.9 billion by 2034, representing a CAGR of 16.2%. The United States maritime drone market alone was valued at approximately $1.96 billion in 2024.

Growth in this sector is driven by heightened maritime security concerns, the need for efficient offshore infrastructure inspection, and the pursuit of cost-effective methods for oceanographic research. North America holds a dominant position in the maritime drone market, capturing over 42% of global market share in 2024, driven by substantial defense investments and mature ecosystems for marine technology development.

Drone Inspection and Monitoring Market

The drone inspection and monitoring market represents a critical application segment for our Wavedrone platform. According to Market Research Future, the global drone inspection and monitoring market was valued at approximately $15.8 billion in 2024 and is projected to reach approximately $64 billion by 2034, representing a CAGR of 15.1%. The market growth is primarily driven by increasing demand for cost-effective and efficient solutions for inspecting critical infrastructure across energy, utilities, construction, and transportation sectors.

The energy and utilities segment held the largest market share in 2024, accounting for approximately 34% of the global inspection drone market, driven by aging power grid infrastructure, increasing renewable energy installations, and stringent maintenance requirements. Drones equipped with thermal imaging, LiDAR, and advanced sensor packages enable detailed structural analysis while reducing human safety risks associated with traditional inspection methods.

AI in Drone Market

Artificial intelligence integration represents a transformative force in the drone industry. According to Grand View Research, the global AI in drone market was valued at approximately $12.3 billion in 2024 and is projected to reach approximately $51.3 billion by 2033, representing a CAGR of 17.9%. AI-enabled drones enhance operational capabilities through real-time navigation, obstacle detection, autonomous decision-making, and advanced data analytics.

The fully autonomous UAV segment is projected to grow at the highest CAGR during 2025-2030, driven by advances in sensor fusion, edge AI decision-making, and adaptive mission planning using machine learning. According to MarketAndMarkets, the global UAV market is projected to grow from $26.1 billion in 2025 to $40.6 billion by 2030, with AI integration serving as a core enabler of autonomy, safety, and mission effectiveness.

Industry Market Data Summary

Market Segment	2024 Value	Projected Value	CAGR
Commercial Drone Market	$30.0B	$54.6B (2030)	10.6%
Hydrogen Fuel Cell Drone	$1.7B	$4.4B (2030)	16.7%
Maritime Drones	$5.1B	$22.9B (2034)	16.2%
Drone Inspection & Monitoring	$15.8B	$64.3B (2034)	15.1%
AI in Drone Market	$12.3B	$51.3B (2033)	17.9%

Sources: Grand View Research, Market.us, Market Research Future, Fortune Business Insights (2024-2025 industry reports).

Market Opportunity

We believe our Wavedrone platform is positioned to address several large and growing market opportunities at the intersection of hydrogen propulsion technology, artificial intelligence, and maritime applications. Our target markets include:

•Environmental Monitoring and Research: Oceanographic data collection, water quality monitoring, marine ecosystem assessment, and climate research applications for government agencies, research institutions, and environmental organizations.

•Maritime Security and Surveillance: Coastal patrol, border security, port surveillance, search and rescue operations, and anti-smuggling activities for defense departments and coast guard organizations.

•Infrastructure Inspection: Offshore oil and gas platform inspection, underwater pipeline monitoring, wind farm maintenance, and port infrastructure assessment for energy companies and utility operators.

•Commercial Fishing and Aquaculture: Fish stock monitoring, aquaculture facility management, illegal fishing detection, and marine resource assessment for commercial fishing enterprises and regulatory agencies.

Business Strategy

Our business strategy is designed to leverage our proprietary technology platform and strategic partnerships to establish a leadership position in the hydrogen-powered maritime drone market. Key elements of our strategy include:

Technology Development and Platform Completion

Our near-term priority is completing development of the Wavedrone platform through our collaboration with Guinn Partners, our primary development contractor. Our development program consists of six phases, progressing from conceptual design through prototype development, testing, regulatory certification, and initial production. We have structured our development agreement to preserve capital while maintaining intellectual property ownership and control over the development process.

•Phase 1 (Completed): Conceptual design, technology assessment, and requirements definition

•Phase 2: Detailed engineering design and component specification

•Phase 3: Prototype fabrication and subsystem integration

•Phase 4: Testing, validation, and performance optimization

•Phase 5: Regulatory certification and compliance validation

•Phase 6: Initial production setup and manufacturing scale-up

Intellectual Property Protection and Enhancement

We are committed to building and protecting a comprehensive intellectual property portfolio covering our core technologies. Our IP strategy encompasses patent protection for novel hardware and software innovations, trade secret protection for proprietary manufacturing processes and algorithms, and licensing arrangements that provide access to complementary technologies while preserving our ability to commercialize our platform independently.

Strategic Partnerships and Market Access

We intend to establish strategic partnerships with established players in our target markets to accelerate commercialization and market access. Potential partnership structures include joint development agreements with defense contractors and maritime equipment manufacturers, distribution partnerships with companies having established relationships with government agencies and commercial customers, technology licensing arrangements that generate recurring revenue while expanding market reach, and service partnerships with companies providing complementary capabilities in data analytics, maintenance, and training.

Government and Defense Market Penetration

Government and defense applications represent a significant opportunity for our platform. We intend to pursue government contracts and grants through direct engagement with relevant agencies, including the U.S. Coast Guard, U.S. Navy, National Oceanic and Atmospheric Administration (NOAA), Environmental Protection Agency (EPA), and state-level environmental and public safety agencies. We believe our hydrogen-powered platform offers compelling advantages for government applications requiring extended operational range, reduced environmental impact, and reduced operational costs.

Commercial Market Development

In parallel with government market development, we plan to establish commercial market presence through targeted engagement with companies in our priority sectors. Our commercial go-to-market strategy will emphasize the operational cost advantages of our hydrogen-powered platform, the value of AI-enabled autonomous capabilities in reducing labor requirements and improving data quality, and the environmental benefits that align with corporate sustainability initiatives. We anticipate offering both equipment sales and drone-as-a-service (DaaS) business models to address varying customer preferences and capital availability.

Scalable Manufacturing Strategy

Our manufacturing strategy is designed to minimize capital requirements while maintaining quality and scalability. Initially, we intend to outsource manufacturing to qualified contract manufacturers while retaining control over final assembly, testing, and quality assurance. As production volumes increase, we may consider establishing owned manufacturing capabilities for critical components and final assembly. This approach allows us to preserve capital for technology development and market establishment while maintaining flexibility to scale production in response to market demand.

Competitive Strengths

We believe we possess several competitive strengths that position us favorably in our target markets:

•Integrated Technology Platform: Our Wavedrone platform integrates hydrogen propulsion, AI analytics, and maritime-optimized design into a unified system, creating differentiation versus competitors focused on single technology elements.

•Extended Operational Range: Hydrogen fuel cell technology provides significantly longer flight times compared to battery-powered alternatives, enabling missions not feasible with conventional drone platforms.

•AI-Enabled Autonomous Operations: Our AI platform enables real-time data analysis, autonomous navigation, and intelligent decision-making, reducing operator requirements and enhancing mission effectiveness.

•Environmental Sustainability: Zero-emission hydrogen propulsion aligns with government sustainability mandates and corporate environmental commitments, providing competitive advantage in environmentally-sensitive applications.

•Established Development Partnership: Our relationship with Guinn Partners provides access to experienced engineering capabilities and established development processes while preserving capital and maintaining IP ownership.

•Comprehensive IP Portfolio: Our acquired intellectual property assets, with an aggregate carrying value of $16,000,000, provide foundational technology across multiple critical platform elements.

Products and Technology

Wavedrone Platform

The Wavedrone platform is our flagship product under development, designed to address demanding maritime applications requiring extended operational range, autonomous operation, and real-time data analytics. The platform combines several proprietary technology elements:

•Hydrogen Fuel Cell Propulsion System: Our Eastern Electrolyser hydrogen fuel cell technology provides extended operational range of three to five hours compared to 30 to 60 minutes for conventional battery systems, with rapid refueling capability and zero-emission operation.

•Maritime-Optimized Airframe: Our Wavedrone airframe design, originally conceived by Dánial Hoydal and David Geyti under Shore House IVF, is specifically engineered for maritime operating environments, incorporating corrosion-resistant materials, enhanced weather capability, and optimized aerodynamics for coastal and offshore operations.

•AI Analytics Platform: Our Airdrone Technology software platform, licensed from T Stamp Inc., provides real-time data processing, object detection and classification, autonomous navigation, and predictive analytics capabilities integrated with the drone control system.

•Sensor Integration: The platform is designed to accommodate various sensor payloads including high-resolution imaging, thermal imaging, multispectral sensors, LiDAR, and specialized maritime monitoring equipment.

Technology Roadmap

Following completion of our initial Wavedrone platform, we intend to pursue continuous technology enhancement, including increased hydrogen storage capacity and fuel cell efficiency, enhanced AI capabilities incorporating advanced machine learning and edge computing, expanded sensor integration and data fusion capabilities, development of swarming and multi-unit coordination capabilities, and adaptation for additional maritime and terrestrial applications.

Development Partner and Manufacturing

Guinn Partners serves as our primary development contractor for the Wavedrone platform. Under our development agreement, Guinn Partners provides engineering design services, prototype fabrication, testing and validation, and regulatory certification support. The agreement specifies a six-phase development program with defined milestones, deliverables, and payment schedules.

As of September 30, 2025, we have prepaid development costs totaling $3,082,436 (current and noncurrent combined) under this agreement. These costs are being amortized as depreciation expense over the development period. We retain ownership of all intellectual property developed under this agreement.

Our manufacturing strategy initially contemplates outsourced production to qualified contract manufacturers, with Boumarang retaining responsibility for final integration, testing, quality assurance, and customer delivery. This approach minimizes capital requirements while maintaining quality control and flexibility to scale production in response to demand.

Competition

The commercial drone market is highly competitive and rapidly evolving. We compete and expect to compete with established drone manufacturers, technology companies entering the drone market, and emerging companies developing specialized drone platforms. Key competitive factors include technology performance and reliability, operational range and endurance, autonomous capabilities and ease of use, total cost of ownership, regulatory compliance and certifications, and customer support and service infrastructure.

Major established competitors in the commercial drone market include DJI (the global market leader), Parrot Drones SAS, Skydio, AeroVironment, General Atomics, and Northrop Grumman. In the specialized maritime and hydrogen drone segments, we compete with companies including Doosan Mobility Innovation, H3 Dynamics, ECA Group, Saab Seaeye, and Oceaneering International.

Many of our competitors have significantly greater financial, technical, manufacturing, marketing, and other resources than we do. They may be able to respond more quickly to new or emerging technologies and changes in customer requirements and may be able to devote greater resources to the development, promotion, and sale of their products. We believe our integrated approach combining hydrogen propulsion, AI analytics, and maritime-optimized design provides meaningful differentiation, but there can be no assurance that we will be able to compete successfully.

Intellectual Property

Our intellectual property portfolio consists of acquired technology assets and any intellectual property developed through our internal efforts and development partnerships. Our acquired intellectual property assets, with an aggregate carrying value of $16,000,000 as of September 30, 2025, include:

•Airdrone Technology (T Stamp Inc. licensing agreement): AI and machine learning software for autonomous drone operations and data analytics, valued at $5,000,000.

•Guinn Partners IP: Development methodology, engineering designs, and technical specifications for drone platform development, valued at $5,000,000.

•Eastern Electrolyser Hydrogen Fuel Cell Technology: Proprietary hydrogen fuel cell system designs and related technology for drone propulsion applications, valued at $2,500,000.

•Shore House IVF Wavedrone Technology: Maritime drone platform architecture and designs originally conceived by Dánial Hoydal and David Geyti, valued at $3,500,000.

•Tribal Rides International Corp. IP: Supplementary technology and intellectual property assets, valued at $5,000,000 (acquired for 2,906,977 shares).

We protect our intellectual property through a combination of patents, trade secrets, copyrights, trademarks, and contractual provisions. We require employees, consultants, and development partners to execute confidentiality and intellectual property assignment agreements. Our development agreement with Guinn Partners provides that we retain ownership of all intellectual property developed in the course of the engagement.

Government Regulation

Our business is subject to extensive government regulation in the United States and other jurisdictions where we may operate. In the United States, commercial drone operations are regulated primarily by the Federal Aviation Administration (FAA) under Part 107 of the Federal Aviation Regulations. These regulations govern pilot certification, aircraft registration, operational limitations, and airspace access.

Current FAA regulations generally limit commercial drone operations to visual line-of-sight (VLOS) conditions, operations during daylight hours, and altitudes below 400 feet above ground level. Operations beyond these limitations require waivers or special authorizations from the FAA. The regulatory environment for beyond visual line-of-sight (BVLOS) operations is evolving, with the FAA implementing new frameworks to enable broader commercial drone deployment. In June 2024, the FAA revised BVLOS criteria to facilitate commercial drone operations for delivery and inspection applications.

Our Wavedrone platform will require appropriate FAA certifications and authorizations for commercial operation. The specific regulatory pathway will depend on the intended use case, operating environment, and level of autonomy. We are designing our platform with regulatory compliance as a core consideration and intend to work closely with the FAA and other relevant agencies throughout the development process.

Additionally, our hydrogen fuel cell technology may be subject to regulations governing the transportation, storage, and handling of hydrogen fuel. Maritime applications may require compliance with regulations from the U.S. Coast Guard, NOAA, and other agencies with jurisdiction over maritime operations.

Employees

As of September 30, 2025, we have no full-time employees. Our operations are currently managed by our executive officers and directors, with development activities conducted through our partnership with Guinn Partners and other contractors. As we progress through our development program and approach commercialization, we expect to hire additional personnel in areas including engineering, operations, sales and marketing, and administration. None of our personnel is represented by a labor union or covered by a collective bargaining agreement.

Facilities

Our principal executive offices are located in Irvine, California. We do not currently maintain any owned or leased physical facilities for manufacturing or operations. Development activities are conducted at Guinn Partners' facilities under our development agreement. As we approach commercialization, we will evaluate facility requirements and may establish owned or leased facilities for final assembly, testing, and administrative operations.

Legal Proceedings

We are not currently a party to any material pending legal proceedings. From time to time, we may become involved in litigation arising in the ordinary course of our business. Regardless of the outcome, litigation could have an adverse impact on us due to defense and settlement costs, diversion of management resources, and other factors.

MANAGEMENT

Executive Officers and Directors

Set forth below is information concerning our directors, director nominees, executive officers, and other key employees.

Name	Age	Position
Candice Beaumont	47	Chairperson
Craig Nehrkorn	45	President/CEO/Director
Himanshu Sharma	33	Interim CFO
Imran Firoz	52	Director
Shivam Tewari	41	Advisory Board

Candice Beaumont, Chairperson

Candice Beaumont is the Chairman of the Salsano Group, a Panama-based family office and conglomerate invested in private equity. She also serves as the Chief Investment Officer of L Investments, overseeing capital allocation for the family’s diverse portfolio of public and private equity investments. With over two decades of experience in finance, banking, mergers and acquisitions, and investments, Beaumont has held significant roles, including executing over $20 billion in M&A advisory assignments at Lazard Frères and serving as a private equity principal at Argonaut Capital. She began her career in corporate finance at Merrill Lynch.

Beaumont is a member of the board of directors for several companies, including Clean Earth Acquisition Corp. (Nasdaq: CLINU) and Israel Acquisitions Corp. (Nasdaq: ISRLU). She is also an advisor to Athena Technology Acquisition Corp. (NYSE: ATHN.U) and Springwater Situations Corp. (NASDAQ: SWSSU). Her philanthropic efforts include serving on the International Council of Advisors for Global Dignity and previously on the boards of Most Valuable Kids of Greater New York Inc. and Care for Kenya.

A former world-ranked professional tennis player, Beaumont earned her Bachelor of Business Administration from the University of Miami, graduating first in her class with a major in International Finance and Marketing. She completed the Global Leadership & Public Policy for the 21st Century program at Harvard Kennedy School in 2015. In 2014, she was honored as a Young Global Leader by the World Economic Forum.

Craig Nehrkorn, CEO, Director

Craig Nehrkorn is a founding member of Guinn Partners, a company that has over 15 years of experience developing drone, robotic, and IoT products for government, enterprises, and consumer markets.

Nehrkorn led projects for customers who are the who’s who of the drone and aerospace world, including Amazon, World View Space Systems, DJI, 3D Robotics, Autel Robotics, and more. Prior to that, Nehrkorn did product development work for Yaskawa Motoman’s International R&D group.

On the technology go-to-market side, Nehrkorn spent a few years with Microsoft supporting their North American network of Value Added Resellers (VARs). Lastly, he was an early member of two VC-funded start-up technology companies spun out of the Austin Technology Incubator – eVapt and Agile Planet.

Himanshu Sharma, Interim CFO

Himanshu Sharma has served as Interim Chief Financial Officer of Boumarang Inc. (“Boumarang”) since December 2025. From April 2021 to the present, Sharma currently serves as Senior Lead Auditor at Aprari Solutions, an Indore, India-based offshore audit and accounting firm that provides SEC financial reporting, audit assistance, and outsourced CFO services to U.S. and international clients.

In this role, Sharma has gained extensive experience in audit, financial reporting, and technical accounting for growth-stage and public-company clients. During the past five years, his professional experience has focused on financial statement preparation and review, audit coordination, and accounting support for companies reporting under U.S. GAAP and other applicable standards. Aprari Solutions’ practice emphasizes SEC financial reporting and PCAOB/SEC audit support for U.S. filers, which has provided Sharma with exposure to complex equity-financing, M&A, and other technical accounting matters.

Sharma holds a Master of Business Administration (MBA) from the Institute of Management Studies, Indore, India, as of June 2021. He completed his Bachelor of Commerce (B.Com) degree from Devi Ahilya Vishwavidyalaya, India, in May 2013. In addition, Sharma has several certifications in auditing and accounting.

Imran Firoz, Director, Co-Founder

Imran Firoz is the Co-Founder and Director of Boumarang, Inc., a position he has held since July 2024 to the present. Firoz was the CFO of the Company from inception to December 2025. From January 2019 to the present, Firoz has owned Spark Capital Investments, LLC, which assists small-sized private and public companies by providing management consulting services. In this role, he oversees strategic planning, corporate development, mergers and acquisitions, financial restructuring, and risk management. From January 2016 to the present, Firoz has been the Co-Founder, Director, and CFO of FDCTech, Inc., a fintech-driven firm specializing in acquiring and scaling small to mid-size legacy financial services companies. From September 2025 to the present, Firoz has been an interim CFO of Eva Live, Inc., a leading innovator in Artificial Intelligence (AI) solutions. Eva Live, Inc. is proud to announce significant advancements in its AI-powered platforms across marketing, healthcare, and manufacturing sectors.

Prior to Boumarang, from December 2011 to May 2015, Firoz served as CEO and Director of Scoobeez Global, Inc., where he played a pivotal role in scaling the company’s revenue from under $500,000 to $27 27million. His earlier experience includes roles as Managing Director at Match-Trade Technologies LLC and Chief Financial Officer at Master Capital Group Corp.

Firoz began his career as a Chemical Engineer with Tata Chemicals Limited and later with Saudi Methanol Company, a subsidiary of Saudi Basic Industries Corporation (SABIC). He holds an MBA from the Richard Ivey School of Business at the University of Western Ontario, Canada, and a Bachelor of Engineering in Chemical Engineering from Aligarh University, India. Since January 2003, he has been a Certified Financial Risk Manager accredited by the Global Association of Risk Professionals (GARP).

Shivam Tewari, Advisory Board

Shivam Tiwari is the Director of Business Development at Eastern Electrolyser Ltd., a position he has held since 2009. In this role, he is responsible for expanding both new and existing markets on a global scale. His primary focus is to strategically align the company’s hydrogen generation technology with market requirements through product optimization, research and development, and customer engagement.

Eastern Electrolyser Ltd. provides customized and turnkey hydrogen generation, purification, storage, and transmission solutions to clients in various industrial sectors, including power and steel plants, float glass factories, and gas companies.

Shivam holds a Bachelor of Arts in Economics from the University of Southern California, where he studied from 2002 to 2006 and was a member of the Kappa Sigma fraternity.

BOARD COMMITTEES

Our board of directors consists of three directors, one of whom is independent. We have determined that Candice Beaumont satisfies the “independence” requirements under NYSE/Nasdaq Rules.

At present, we have not established an audit committee, a compensation committee, or a nomination and corporate governance committee, nor adopted a charter for each of the three committees.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, significant employees, or control persons has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years except as follows:

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics, which is applicable to all of our directors, executive officers, and employees. A copy of the code of business conduct and ethics will be posted on our corporate investor relations website prior to our listing on the NYSE/Nasdaq.

EXECUTIVE COMPENSATION

At present, we have not established a formal executive compensation plan for our officers or directors.

2024 Summary Executive Compensation Table

				Stock	Option	Non-Equity Incentive Plan	Nonqualified Deferred	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)	Awards ($)	Compensation ($)	Compensation ($)	Compensation ($)	Total ($)
Craig Nehrkorn, CEO (1)	2024	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Himanshu Sharma, Interim CFO (2)	2024	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1) Effective January 1, 2025, the Company is accruing a monthly payment of $10,000 for Mr. Nehrkorn, which is reflected in the accounts payable, related party.

(2) Since inception, the Company has been accruing a monthly payment of $20,000 under Spark Capital Investments, LLC (“Spark’) for founding services, CFO, and strategic consulting work. Firoz controls Spark as the sole member. Effective December 2025, Himanshu Sharma was appointed as the Interim CFO, and Firoz shall continue his role as the Director of the Company.

Stock Option Grants

We had no outstanding equity awards as of the end of the fiscal period ended September 30, 2025.

EMPLOYMENT AGREEMENTS

As of September 30, 2025, we do not have any employment agreements with our officers.

PRINCIPAL STOCKHOLDERS

The following table sets forth information, as of the date of this prospectus, concerning, except as indicated by the footnotes below, (i) each person whom we know beneficially owns more than 5% of our Common Stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our directors and executive officers as a group. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws. Applicable percentage ownership is based on 66,056,977 shares of Common Stock outstanding as of the date of this prospectus. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Common Stock subject to stock options or warrants held by that person that are currently exercisable or exercisable within 60 days as of the date of this prospectus. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, stock options and warrants referenced in the footnotes below are currently fully vested and exercisable.

Common Stock

The percentages below are calculated based on 66,056,977 shares of our common stock issued and outstanding for the period ending September 30, 2025.

Name and Address(1)	Title of Class	Number of Shares Beneficially Owned	Percent of Class
IMRAN FIROZ	Common	12,000,000	18.17%
TOLEMAC HOLDINGS LLC	Common	8,750,000	13.25%
TAH-DAH VENTURES LLC	Common	7,500,000	11.35%
T STAMP INC.	Common	5,100,000	7.72%
BIO-KEY INTERNATIONAL, INC.	Common	5,000,000	7.57%
GUINN PARTNERS LLC	Common	5,000,000	7.57%
SHORE HOUSE IVF	Common	3,500,000	5.30%
Officers and Directors as a group (1 person)	Common	12,000,000	18.17%

(1) Unless otherwise indicated below, the address for each beneficial owner is c/o 200 Spectrum Center Drive, Suite 300, Irvine, CA 92618.

RELATED PARTY TRANSACTIONS AND RELATIONSHIPS

Since its inception, the Company has been using Guinn’s offices at 2120 West Braker Lane, Suite M, Austin, TX 78758, for research and development, design and development of its products, showcase prototypes, and for government outreach. Guinn has agreed to offer its facility for the foreseeable future, whereby Guinn is developing all of the Company’s products and services.

In July 2024, the Company issued 12,000,000 shares to Imran Firoz (“Firoz”), Co-Founder, CFO, and director, valued at par value for services rendered in establishing and forming the business.

In July 2024, the Company issued 5,000,000 shares to Fiber Food Systems Inc. (“Fiber”), a Delaware corporation controlled by Firoz, valued at par value for founder services rendered. Fiber exchanged these shares with BIO-key International, Inc. (“BIO”) for 595,000 shares of common stock of BIO.

From August 2024 to the present, the Company’s rent has been paid by Spark, a Delaware limited liability company controlled by Firoz.

In December 2024, the Company issued 50,000 shares to Hudson Dunes Corporation (previously known as Central Logistics Services Corp.), a Delaware Corporation controlled by Firoz, for cash consideration of $50,000.

From June 2025 to September 2025, the Company received $45,000 as a related party advance from Spark, a Delaware limited liability company controlled by Firoz.

DESCRIPTION OF OUR SECURITIES

The following descriptions are summaries of the material terms of our amended certificate of incorporation and amended and restated bylaws, and of the DGCL. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our amended certificate of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is part.

Common Stock

Outstanding and Authorized Shares

The Company’s outstanding shares of Common Stock have a par value of $0.0001 per share. The Company’s certificate of Incorporation authorizes 100,000,000 shares of Common Stock. As of the date of this prospectus, we had 66,056,977 shares of our Common Stock issued and outstanding.

Voting

The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. Holders of Common Stock do not have cumulative voting rights. Persons who hold a majority of the outstanding shares of our Common Stock entitled to vote on the election of directors can elect all of the directors who are eligible for election.

Dividends

Holders of our Common Stock are entitled to share equally in dividends, if any, as may be declared from time to time by our Board of Directors.

Liquidation

In the event of liquidation, dissolution, or winding up of our Company, subject to the preferential liquidation rights of any series of preferred stock that we may from time to time designate, the holders of our Common Stock are entitled to share ratably in all of our assets remaining after payment of all liabilities and preferential liquidation rights.

Other Rights and Preferences

Holders of our Common Stock have no conversion, exchange, sinking fund, redemption, or appraisal rights (other than such as may be determined by the Board of Directors in its sole discretion) and have no preemptive rights to subscribe for any of our securities.

Preferred Stock

We are currently authorized to issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), of which zero shares are issued and outstanding.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our Common Stock, and we cannot predict what effect, if any, market sales of shares of our Common Stock or the availability of shares of our Common Stock for sale will have on the market price of our Common Stock prevailing from time to time. Nevertheless, sales of substantial amounts of our Common Stock in the public market, or the perception that such sales could occur, could materially and adversely affect the market price of our Common Stock and could impair our future ability to raise capital through the sale of our equity or equity-related securities at a time and price that we deem appropriate. See “Risk Factors - Risks Related to this Offering and Ownership of Our Common Stock - Future sales, or the perception of future sales, by our existing stockholders or us in the public market following the completion of this offering could cause the market price for our Common Stock to decline.”

Lock-up Agreements

Each of our directors and executive officers, for a period of 180 days after the date of commencement of sales under this offering, and holders of 5% or more of our issued and outstanding shares of Common Stock, for a period of 90 days after the date of commencement of sales under this offering, will agree, subject to certain exceptions, not to sell or pledge, directly or indirectly, any number of shares of Common Stock issued by us or any securities convertible into or exercisable or exchangeable for shares of Common Stock.

In addition, we have agreed, subject to certain exceptions, not to sell, transfer, or otherwise dispose of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock for a period of 90 days after the date of the closing of this offering.

Regulation S

Regulation S under the Securities Act provides that securities owned by any person may be sold without registration in the United States, provided that the sale is effected in an “offshore transaction” and no “directed selling efforts” are made in the United States (as these terms are defined in Regulation S) and subject to certain other conditions. In general, this means that shares of our Common Stock may be sold in some manner outside the United States without requiring registration in the United States.

Rule 144

In general, under Rule 144 as currently in effect, persons who became the beneficial owner of shares of our Common Stock prior to the completion of this offering may sell their shares upon the earlier of (i) the expiration of a six-month holding period, if we have been subject to the reporting requirements of the Exchange Act for at least 90 days prior to the date of the sale and have filed all reports required thereunder or (ii) the expiration of a one-year holding period.

At the expiration of the six-month holding period (assuming we have been subject to the reporting requirements of the Exchange Act for at least 90 days and have filed all reports required thereunder), a person who was not one of our affiliates at any time during the three months preceding a sale would be entitled to sell an unlimited number of shares of our Common Stock, and a person who was one of our affiliates at any time during the three months preceding a sale would be entitled to sell, within any three months, a number of shares of our Common Stock that does not exceed the greater of either of the following:

●1% of the number of shares of our Common Stock then outstanding, which will equal approximately 661,819 shares immediately after the completion of this offering; or

●The average weekly trading volume of our Common Stock on the OTC during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

At the expiration of the one-year holding period, a person who was not one of our affiliates at any time during the three months preceding a sale would be entitled to sell an unlimited number of shares of our Common Stock without restriction. A person who was one of our affiliates at any time during the three months preceding a sale would remain subject to the volume restrictions described above.

Sales under Rule 144 by our affiliates are also subject to the manner of sale provisions and notice requirements and to the availability of current public information about us.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership, and disposition of our Common Stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our Common Stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our Common Stock.

This discussion is limited to Non-U.S. Holders that hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

●U.S. expatriates and former citizens or long-term residents of the United States;

●persons subject to the alternative minimum tax;

●persons holding our Common Stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction, or other integrated investment;

●banks, insurance companies, and other financial institutions;

●brokers, dealers, or traders in securities;

●“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●partnerships, other entities, or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

●tax-exempt organizations or governmental organizations;

●persons deemed to sell our Common Stock under the constructive sale provisions of the Code;

●persons who hold or receive our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation;

●tax-qualified retirement plans;

●“qualified foreign pension funds” and entities, all of the interests of which are held by qualified foreign pension funds; and

●persons subject to special tax accounting rules as a result of any item of gross income with respect to our Common Stock being taken into account in an applicable financial statement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Common Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships (and entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding our Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Common Stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●an individual who is a citizen or resident of the United States;

●a corporation or entity treated as a corporation that is created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●A trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section titled “Dividend Policy,” we do not currently intend to pay any cash dividends on our capital stock in the foreseeable future. However, let's make distributions of cash or property on our Common Stock. Such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Common Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “- Sale or Other Taxable Disposition.”

Subject to the discussions below on effectively connected income, backup withholding and the Foreign Account Tax Compliance Act, or FATCA, dividends paid to a Non-U.S. Holder of our Common Stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also generally will be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussions below regarding backup withholding, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Common Stock unless:

●the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);

●the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or

●Our Common Stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gains described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also generally will be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance that we are not currently a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our Common Stock will not be subject to U.S. federal income tax if our Common Stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our Common Stock throughout the shorter of the five years ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period. If we are a USRPHC and either our Common Stock is not regularly traded on an established securities market or a Non-U.S. Holder holds more than 5% of our Common Stock, actually or constructively, during the applicable testing period, such Non-U.S. Holder will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply.

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our Common Stock will not be subject to backup withholding, provided the holder either certifies its non-U.S. status by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our Common Stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Common Stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above or the holder otherwise establishes an exemption. Proceeds of a disposition of our Common Stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS also may be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (commonly referred to as FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our Common Stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless such Non-U.S. Holder provides a properly completed IRS Form W-8BEN-E or W-8BEN-IMY claiming an exemption from FATCA withholding.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies currently to payments of dividends on our Common Stock. While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of our Common Stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Common Stock.

DETERMINATION OF OFFERING PRICE

Prior to this offering, there was no active public market for our common stock. The offering price of the common stock was determined arbitrarily by us. Our offering price may not take into account factors normally considered in determining the offering price of the common stock: such as, our capital structure and historical and projected financial performance; prevailing market conditions and valuations for comparable publicly traded companies; the current state of the securities markets, particularly for emerging growth companies; estimates of our business potential and earnings prospects; and the demand expected by us for the securities in this offering. We cannot assure investors that an active trading market for the common stock will develop, or that after the offering, the common stock will trade in the public market at or above its offering price.

PLAN OF DISTRIBUTION

This is a self-underwritten offering. We are offering up to 125,000 shares of our common stock at a price of $2.00 per share. The offering will terminate on the earlier of (i) the date on which all 125,000 shares are sold, or (ii) 180 days from the date of this prospectus, unless extended by us for an additional period not to exceed 90 days. There is no minimum number of shares that must be sold in this offering.

Offering by Officers and Directors

The shares will be offered and sold by our officers and directors on our behalf. Specifically, Candice Beaumont, Director, Craig Nehrkorn, CEO and Director, and Imran Firoz, our Co-Founder, Director, and former CFO, will be primarily responsible for offering and selling the shares. Our officers and directors will not receive any commissions or other compensation for their efforts in selling the shares.

Our officers and directors will sell shares by means of personal contacts with friends, family members, business associates, and other persons with whom they have pre-existing relationships. We may also utilize the internet, social media, and other means of communication to disseminate information about this offering. All such communications will be made in compliance with applicable securities laws.

No Underwriter; No Broker-Dealer

We are not using an underwriter for this offering. No broker-dealer is participating in this offering, and no commission will be paid to any person in connection with the sale of shares. Our officers and directors are not registered broker-dealers and are not affiliated with any registered broker-dealer.

Offering Price Determination

We have arbitrarily determined the offering price of $2.00 per share. The offering price bears no relationship to our assets, book value, earnings, or any other traditional criteria of valuation. There is no assurance that the shares offered hereby are worth the offering price or that an investor will be able to resell shares at or above the offering price.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

1.Execute and deliver a subscription agreement; and

2.Deliver a check, money order, or wire transfer payable to "Boumarang Inc." for the subscription amount.

All subscription funds will be deposited directly into our corporate bank account. We will deliver stock certificates or book-entry positions to investors promptly upon our acceptance of subscription agreements.

No Escrow

Subscription proceeds will not be placed in escrow. We will have immediate access to all funds received from subscribers. Because there is no minimum offering amount, investors may be the only investors in this offering and may lose their entire investment.

State Securities Laws

We intend to offer and sell shares only in states where the offering has been registered or is exempt from registration. We may rely on Rule 506(b) of Regulation D for exemption from state registration requirements in states that have adopted the National Securities Markets Improvement Act (NSMIA).

Terms of the Offering

The following table summarizes the terms of this offering:

	Per Share	Total
Public Offering Price	$2.00	$250,000
Underwriting Discounts and Commissions	$0.00	$0
Proceeds to the Company (before expenses)(1)	$2.00	$250,000

(1) We estimate that our total offering expenses, excluding underwriting discounts and commissions, will be approximately $40,000, resulting in net proceeds to us of approximately $210,000. See "Use of Proceeds."

Selling Restrictions

Other than in the United States, no action has been taken by us that would permit a public offering of our common stock in any jurisdiction where action for that purpose is required. Our common stock may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any shares of common stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction.

Market Information

There is no established public trading market for our common stock, and a market may never develop. We have not applied to list our common stock on any national securities exchange or automated quotation system. Following this offering, we may seek to have our common stock quoted on the OTC Markets (OTCQB or Pink Sheets), although there can be no assurance that we will be successful in obtaining such quotation or that any trading market will develop.

Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that the exchange or system provides current price and volume information with respect to transactions in such securities).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which contains the following:

•a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violations of such duties or other requirements of the securities laws;

•a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

•a toll-free telephone number for inquiries on disciplinary actions;

•the definitions of significant terms in the disclosure document or in the conduct of trading penny stocks; and

•such other information, and is in such form (including language, type size, and format), as the SEC shall require by rule or regulation.

Prior to effecting any transaction in a penny stock, a broker-dealer must also provide the customer with the following:

•bid and offer quotations for the penny stock;

•the compensation of the broker-dealer and its salesperson in the transaction;

•the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

Our common stock is subject to these penny stock rules. The penny stock rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock and may affect the ability of stockholders to sell their shares. In addition, the market among dealers may not be "liquid" in that there may be no dealer willing to purchase a stockholder's shares of our common stock. As a result, stockholders may be unable to resell shares of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Colonial Stock Transfer, located at 7840 S 700 E, Sandy, UT 84070. The transfer agent's telephone number is (801) 355-5740.

LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus will be passed upon for us by Barnett & Linn, Attorneys at Law, telephone: (442) 274-7571, wbarnett@wbarnettlaw.com, 60 Kavenish Drive, Rancho Mirage, CA 92270. Mr. Barnett, a principal in the firm, owns shares in the Company representing less than 0.002% of the Company’s issued and outstanding common stock.

EXPERTS

The financial statements of Boumarang, Inc. as of December 31, 2024 (Since Inception, July 26, 2024) and the interim period ended September 30, 2025 included in this Registration Statement have been so included in reliance on the report of LAO Professionals, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, including exhibits and schedules, under the Securities Act that registers the securities covered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information contained in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copies of the contract or document that have been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We file our annual, quarterly, and current reports, proxy statements, and other information with the SEC under the Exchange Act. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov.

The SEC maintains an internet site (http://www.sec.gov) that contains reports, proxy statements, information statements, and other information regarding issuers that file electronically with the SEC.

Our website address is https://boumarang.com. The information contained in, and that can be accessed through, our website is not incorporated into and is not part of this prospectus.

INDEX TO FINANCIAL STATEMENTS

BOUMARANG INC.

Index to Consolidated Financial Statements

Pages

Consolidated Balance Sheets as of September 30, 2025, and December 31, 2024	F-2

Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2025, and from Inception (July 26, 2024) to September 30, 2024	F-3

Consolidated Statements of Stockholders’ Equity (Deficit) for the Three and Nine Months Ended September 30, 2025, and from Inception (July 26, 2024) to September 30, 2024	F-4

Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2025, and from Inception (July 26, 2024) to September 30, 2024	F-6

Notes to the Consolidated Financial Statements	F-7

Boumarang Inc.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash	$51,564	$50,242
Prepaid expenses, current	1,388,890	972,223
Subscription receivable	2,000,000	2,000,000
Total Current assets	3,440,454	3,022,465
Acquired intangible assets	16,000,000	16,000,000
Prepaid expenses, noncurrent	1,693,546	3,360,214
Drone capitalization costs	100,000	100,000
Total assets	$21,234,000	$22,482,679
Liabilities and Stockholders’ surplus (deficit)
Current liabilities:
Accounts payable, related party	470,000	200,000
Accrued expenses, related party	2,576	845
Related party advances	45,000	-
Total Current liabilities	$517,576	$200,845
Total liabilities	$517,576	$200,845
Commitments and Contingencies (Note 5)	-	-
Stockholders’ surplus (deficit):
Preferred stock, par value $0.0001, 10,000,000 shares authorized, 0 issued and outstanding, as of September 30, 2025, and December 31, 2024	-	-
Common stock, par value $0.0001, 100,000,000 shares authorized; 66,056,977 issued and outstanding shares as of September 30, 2025, and December 31, 2024	6,606	6,606
Additional-paid-in capital	23,148,394	23,148,394
Accumulated deficit	(2,438,576)	(873,166)
Total stockholders’ equity	$20,716,424	22,281,834
Total liabilities and Stockholders’ surplus (deficit)	$21,234,000	$22,482,679

See accompanying notes to the financial statements.

Boumarang Inc.

CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Nine months ended
	September 30, 2025	From Inception to September 30, 2024	September 30, 2025	From Inception to September 30, 2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Operating expenses:
Depreciation	507,960	394,484	1,565,410	394,484
Total operating expenses	507,960	394,484	1,565,410	394,484
Operating income (loss)	(507,960)	(394,484)	(1,565,410)	(394,484)
Income (loss) before provision for income taxes	(507,960)	(394,484)	(1,565,410)	(394,484)
Provision (benefit) for income taxes	-	-	-	-
Net income (loss)	(507,960)	(394,484)	(1,565,410)	(394,484)
Net income (loss) per common share, basic and diluted	(0.01)	(0.01)	(0.02)	(0.01)
Weighted average number of common shares outstanding, basic and diluted	66,056,977	51,750,000	66,056,977	51,750,000

See accompanying notes to the financial statements.

Boumarang Inc.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ SURPLUS (DEFICIT)

(UNAUDITED)

	No. of shares	Value	Additional paid-in capital	Accumulated deficit	Total stockholders’ equity (deficit)
Three Months Ended September 30, 2024
Balance – July 26, 2024	-	$-	$-	$-	$-
Inception (July 26, 2024) to September 30, 2024
Opening balance	-	-	500	-	500
Common shares issued for founder services valued at par value per share	45,000,000	4,500	-	-	4,500
Common shares issued for AI services valued at $1.00	5,000,000	500	4,999,500	-	5,000,000
Common shares issued for cash valued at $1.00	100,000	10	99,990	-	100,000
Common shares issued for IPs valued at $1.00	5,000,000	500	4,999,500		5,000,000
Common shares issued for Hydrogen Fuel Cells valued at $1.00	2,500,000	250	2,499,750	-	2,500,000
Net loss	-	-	-	(394,484)	(394,484)
Balance - September 30, 2024	57,600,000	$5,760	$12,599,240	$(394,484)	$12,210,516
Three Months Ended September 30, 2025
Balance - June 30, 2025	66,056,977	$6,606	$23,148,394	$(1,930,616)	$21,224,383
Net loss	-	-	-	(507,960)	(507,960)
Balance - September 30, 2025	66,056,977	$6,606	$23,148,394	$(2,438,576)	$20,716,424

See accompanying notes to the financial statements.

Boumarang Inc.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ SURPLUS (DEFICIT)

(UNAUDITED)

	No. of shares	Value	Additional paid-in capital	Accumulated deficit	Total stockholders’ equity (deficit)
Nine Months Ended September 30, 2024
Balance - December 31, 2023	-	$-	$-	$-	$-
Inception (July 26, 2024) to September 30, 2024
Opening balance	-	-	500	-	500
Common shares issued for founder services valued at par value per share	45,000,000	4,500	-	-	4,500
Common shares issued for AI services valued at $1.00	5,000,000	500	4,999,500	-	5,000,000
Common shares issued for cash valued at $1.00	100,000	10	99,990	-	100,000
Common shares issued for IPs valued at $1.00	5,000,000	500	4,999,500		5,000,000
Common shares issued for Hydrogen Fuel Cells valued at $1.00	2,500,000	250	2,499,750	-	2,500,000
Net loss	-	-	-	(394,484)	(394,484)
Balance - September 30, 2024	57,600,000	$5,760	$12,599,240	$(394,484)	$12,210,516
Nine Months Ended September 30, 2025
Balance - December 31, 2024	66,056,977	$6,606	$23,148,394	$(873,166)	$22,281,834
Net loss	-	-	-	(1,565,410)	(1,565,410)
Balance - September 30, 2025	66,056,977	$6,606	$23,148,394	$(2,438,576)	$20,716,424

See accompanying notes to the financial statements.

Boumarang Inc.

CONSOLIDATED STATEMENT OF CASH FLOWS

Net income (loss)	$(1,565,410)	$(394,484)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services	-	5,004,500
Change in assets and liabilities:
Prepaid expenses	1,250,001	(4,749,104)
Accounts payable	270,000	90,000
Accrued expenses	1,731	338
Related party advances	45,000	-
Net cash used in operating activities	$1,322	$(48,750)
Investing Activities:
Acquired intangible assets	-	(7,500,000)
Drone capitalization costs	-	(50,000)
Acquisition of IP assets	-	5,000,000
Acquisition of Hydrogen Fuel Technology	-	2,500,000
Net cash used in investing activities	$-	$(50,000)
Financing Activities:
Opening balance	-	500
Stock issued for cash	-	100,000
Net cash provided by financing activities	$-	$100,500
Net increase in cash	1,322	1,750
Cash at the beginning of the period	50,242	-
Cash at the end of the period	$51,564	$1,750
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-
Non-cash investing and financing activities:
	$-	$-

See accompanying notes to the financial statements.

Boumarang Inc. – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS

OVERVIEW

The Company (“us,” “we,” and “our”) was incorporated on July 26, 2024 (“Inception”), as Boumarang Inc. (“Boumarang”) under the laws of the State of Delaware. The Company is based in Irvine, California, with an additional location in Austin, Texas. The Company aims to revolutionize industry operations with sustainable, long-range, intelligent drones. In October 2024, the Company established Boumarang Pty Ltd. In Australia, it conducts its business with the Australian government and the non-government sector. At present, there are no significant operations of Boumarang Pty Ltd.

Boumarang aims to revolutionize industrial operations with sustainable, long-range drones powered by hydrogen fuel cells, targeting sectors like natural resource monitoring, infrastructure analysis, agriculture, and forestry. AI and machine learning enable Boumarang’s drones to deliver real-time, actionable insights, optimizing decision-making and operational efficiency across industries.

Boumarang presents a growth opportunity at the forefront of hydrogen-powered, AI-driven drone technology, addressing large market needs in sustainable monitoring and resource management. Their competitive advantages in clean energy and advanced AI analytics position them for high growth potential in a rapidly evolving industry. Our drones are designed for agriculture, forestry, power infrastructure, and environmental monitoring applications, leveraging hydrogen fuel cells for extended flight times and reduced environmental impact.

Boumarang's hydrogen-powered UAV design demonstrates alignment with market trends toward endurance, eco-friendly propulsion, and AI-driven autonomy. The hydrogen fuel cell technology presents advantages in efficiency and eco-friendliness, but shares industry-wide limitations in storage and infrastructure challenges. While certain competitors achieve higher endurance or range, Boumarang’s targeted balance in VTOL capability, payload flexibility, and hybrid design positions it well for versatile applications across commercial and surveillance sectors.

Boumarang’s drones use hydrogen fuel cells, offering extended flight times, minimal environmental impact, and quick refueling capabilities, which are ideal for long-range operations such as infrastructure inspections and SAR (search and rescue). Boumarang’s AI platform integrates data from multiple sensors and provides real-time analysis for predictive maintenance, resource monitoring, and operational insights. This system supports various industries, from agriculture to energy, delivering alerts and detailed reports directly into existing workflows.

Boumarang operates on a B2B SaaS model with revenue streams from drone hardware leasing, an AI analytics subscription platform, and customized AI solutions for logistics, energy, and natural resources. Additional revenue sources include Data-as-a-Service (DaaS), providing advanced analytics and insights based on drone-collected data.

Boumarang's IP portfolio provides advanced technology assets designed for precision targeting, robust device management, and immediate engagement capabilities, with asset rights structured to ensure the Company's exclusive control over these innovations, except for limited MoonTower applications. This IP suite supports military and commercial applications, offering enhanced efficiency and operational effectiveness across various high-tech environments.

To date, the Company has focused on research and development, technology acquisition, prototype development, and capital formation. The Company has not generated revenue from contracts with customers during the period presented.

ACQUISITION OF INTELLECTUAL PROPERTIES

During the period, the Company acquired identifiable intellectual property and technology assets to support its drone systems and analytics platform. These acquisitions were accounted for under ASC Topic 805, Business Combinations, using the fair value of the equity instruments issued as consideration when equity was the primary form of payment.

Below is a summary of IP or technology acquisitions completed:

Acquisition	Date	Shares Issued	Fair Value Per Share	Total Consideration	Related party status
Airdrone Technology	08/28/2024	5,000,000	$1.00	$5,000,000	None
Hydrogen Fuel Cell Technology	09/30/2024	2,500,000	$1.00	$2,500,000	None
Wavedrone Platform	12/31/2024	3,500,000	$1.00	$3,500,000	None
Tribal Rides IP	12/31/2024	2,906,977	$1.72	$5,000,000	None

The acquired asset is determined to have an indefinite useful life; it would not be amortized but instead tested for impairment at least annually or more frequently if indicators arise.

Management periodically evaluates whether events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable in accordance with ASC Topic 360, Property, Plant, and Equipment, and ASC Topic 350, Intangibles—Goodwill and Other.

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS (continued)

Where IP or technology assets were acquired from founders, insiders, or entities related to the Company, management has disclosed the relationship, nature of consideration, and any terms that differ from arm’s‑length arrangements. These disclosures are in accordance with ASC Topic 850 on related parties and are intended to provide transparency to financial statement users and auditors.

The share issuances and fair values presented above correspond directly to the amounts recorded in the Company’s stockholders’ equity, as described in Note 6. Management has ensured that the number of shares, fair value per share, and total consideration are consistently reflected across Note 1, Note 6, and any accompanying equity roll‑forward schedules or cap tables.

Any material acquisitions of IP or technology assets completed after December 31, 2024, and prior to the issuance of these financial statements are disclosed in Note 9- Subsequent Events or an updated version of this note, including date, consideration, and related‑party status.

Acquisition of Airdrone Technology:

On August 28, 2024, Boumarang, Inc. (the “Company”) entered into an Intellectual Property Rights Purchase and Transfer Agreement with Guinn Partners (“Guinn”). The agreement involves acquiring specific intellectual property (IP) assets owned or controlled by Guinn. The Company agreed to issue 5,000,000 shares of common stock valued at $5,000,000 as consideration for the IP assets. The acquired assets include patents, pending patents, trade secrets, software, designs, and other IP listed in Exhibit A of the agreement. Guinn transferred the assets free of encumbrance and secured the necessary third-party consents.

1. Range Beacons & Automated Drone Guidance System

This technology is an advanced beacon and automated guidance system designed to ensure precise drone payload placement or autonomous landing once a target is identified, with no further human input required. Using a distributed mesh network of drone-compatible beacons, the system continuously measures relative signal strength, known beacon positions, and environmental variables to triangulate an exact target location in real time. An onboard processor then automatically adjusts the drone’s flight path and final approach vector to align with the calculated target point, maximizing accuracy for delivery or landing operations.   The Company receives an unrestricted and irrevocable license, allowing full use. However, Boumarang retains the right to continue using MoonTower for non-competing applications in existing business areas, such as toys, electric surfboards, and battery systems.

2. MoonTower Analytics & OTA Software Update System

The MoonTower system provides network infrastructure for remote monitoring and over-the-air (OTA) updates for drones, robots, and IoT devices. This system allows for real-time management and updates across connected devices, making fleet management and remote device maintenance essential. The Company receives an unrestricted and irrevocable license, allowing full use. However, Boumarang retains the right to continue using MoonTower for non-competing applications in existing business areas, such as toys, electric surfboards, and battery systems.

3.  Pilot in Command (PIC) Operational Display

The Pilot in Command (PIC) Operational Display is a hardware-enabled interface that provides remote drone operators with real-time, in-view mission data essential for precision flight and payload operations. It delivers immediate, context-rich information—such as aircraft status, sensor feeds, environmental conditions, and target or waypoint overlays—directly within the operator’s display environment, significantly enhancing situational awareness, decision speed, and overall mission effectiveness. The Company receives an unrestricted and irrevocable license, allowing full use. However, Boumarang retains the right to continue using MoonTower for non-competing applications in existing business areas, such as toys, electric surfboards, and battery systems.

Acquisition of Hydrogen Fuel Cell Technology

On September 30, 2024, Boumarang, Inc. (the “Company”) agreed with Eastern Electrolyser Ltd. (“Eastern”) to develop 4kW/8kW fuel cell power pack products by December 31, 2024. The PEM Hydrogen Fuel Cell is an advanced, clean hydrogen-powered energy source designed for efficient and reliable operation. The Company issued 2,500,000 comm shares valued at $2,500,000 as consideration for the IP assets. A fully automated electronic control system and intelligent condition monitoring ensure optimal performance while maintaining safety through voltage protection and a built-in flame arrestor. Available in 4 kW and 8 kW fuel cell pack configurations, this ultra-lightweight system, weighing up to 30 lb, is engineered for portability and high energy output. Its proton exchange membrane (PEM) technology provides a sustainable and emission-free power supply, making it ideal for applications requiring lightweight, high-performance hydrogen energy solutions. The Company and Eastern plan to build an 11 MW fuel cell production facility to service 1,800 drones by the end of the fiscal year 2026.

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS (continued)

Acquisition of Wavedrone Platform

On December 31, 2024, Boumarang acquired the Wavedrone platform from Shore House IVF. The Company issued 3,500,000 common shares valued at $3,500,000 as consideration for the IP assets. The Company is pioneering the Wavedrone platform, which is designed to capture high-definition footage both above and below water, addressing a significant gap in the growing drone market. Unlike traditional water drones, which are either boats or remotely operated underwater vehicles (ROVs), Waverdrone introduces a unique, patent-pending design that remains inherently stable at the water’s surface while simultaneously filming above and beneath the waterline. The technology emphasizes high usability with a lightweight, flexible structure that is easy to carry and deploy, requiring no specialized training for operation. This user-friendly approach expands potential market reach, allowing entry into both consumer and professional segments. Additionally, the platform’s low production cost, coupled with favorable retail pricing, positions Waverdrone for positive cash flow.

With a minimum viable product (MVP) already prototyped and tested, Waverdrone is prepared for mass production, targeting a diverse array of use cases across industries, including marine research, recreation, security, and content creation. This broad applicability highlights the expansive market potential of technology.

Proprietary Technology — Wavedrone Platform

As part of our Wavedrone technology platform acquired from Shore House IVF, we hold U.S. Provisional Patent Application No. 63/727,652, titled "Self-Righting and Self-Stabilizing Unmanned Surface Vessel," filed December 3, 2024. The application names Dánial Hoydal, David Geyti, and Eric Davis as inventors.

The patent application covers our proprietary USV design featuring innovative mechanical self-stabilization technology. Unlike conventional USVs that rely on powered gyroscopic systems or active ballast management, our design achieves passive stability through a unique structural configuration consisting of:

•Torpedo Pontoon Design: A positively buoyant surface vehicle pontoon with lowered ballast housing the propulsion system and battery, minimizing hydrodynamic drag while maintaining operational stability.

•Pendular Mast/Keel System: A hinged mast extending above and below the waterline, connected via a swivel axial joint that enables mechanical auto-righting without powered intervention. The lower keel houses primary batteries to create a lowered center of mass.

•Telescoping Keel: Dynamic depth adjustment capability for hazard avoidance and operation in varying water depths.

•Wireless Inductive Docking: Electromagnetic docking system with wireless charging pads enabling autonomous recharging via companion buoys or docking stations.

•Swarm Networking: Architecture enabling coordinated operation of multiple USVs with cloud-based control, mesh connectivity, and distributed computing capabilities.

Our Wavedrone technology is designed for deployment in challenging maritime environments where conventional manned and unmanned assets cannot reliably operate, addressing applications in aquaculture monitoring, search and rescue, harbor security, environmental monitoring, and fisheries management.

Acquisition of Tribal Rides IP

On December 31, 2024, Boumarang acquired key intellectual property assets from Tribal Rides International Corp., including U.S. Patent No. 9,984,574 and U.S. Patent No. 11,217,101. The Company issued 2,906,977 common shares valued at $5,000,000 as consideration for the IP assets. The first patent, issued on May 29, 2018, focuses on a system and method for arranging transportation among parties through mobile devices. The second patent, issued on January 4, 2022, builds upon the original vision of disruptive technology for self-driving cars, enhancing the capabilities of autonomous vehicle systems. This strategic acquisition aligns with Boumarang's commitment to advancing innovative transportation solutions and expanding its portfolio in the autonomous vehicle industry.

PRODUCT OVERVIEW

Airdrone

Boumarang drones are designed as mid-size UAVs emphasizing hydrogen fuel cell hybrid technology with VTOL (Vertical Take-Off and Landing) capability and Beyond Visual Line of Sight (BVLOS) operability, aiming for endurance and operational range. Boumarang's focus on hydrogen fuel cells aligns with the market's shift towards more environmentally friendly propulsion systems, though challenges remain around hydrogen storage, cost, and infrastructure.

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS (continued)

Boumarang’s design for hydrogen-powered drones involves iterative design adjustments and simulations to address critical stability, efficiency, and endurance issues. The preferred structural adjustments, such as moving the wing forward for longitudinal stability and the positive dihedral for lateral stability, position Boumarang’s drone for better control and balance during complex operations. The efficiency concerns suggest additional modifications to optimize the powertrain and aerodynamics, potentially enhancing the drone’s endurance to align with project goals for extended flight durations.

The W150 VTOL is an advanced unmanned aerial system (UAS) developed by Guinn Partners, designed for long-range and versatile operations. This VTOL variant is optimized for rapid deployment across diverse missions, supporting Department of Defense (DoD) requirements. It can vertically take off and transition to forward flight, making it suitable for operations in constrained or disrupted environments.

The W150 VTOL is a high-performance fixed-wing UAV designed for long-range missions across the EU, USA, and Australia. Powered by the HFE DA100 EFI propulsion system, it boasts an impressive flight range of up to 1000 km with an endurance of up to 12 hours, making it ideal for surveillance, reconnaissance, and logistical operations. With a payload capacity of over 50 lb (25+ kg), it can accommodate advanced sensors, communication equipment, or cargo transport. Operating in temperatures from -5°C to +50°C, the W150 maintains stability and efficiency in diverse environments. Its top speed of 50 knots and maximum altitude of 16,000 ft AMFSL allow it to navigate complex aerial landscapes with precision. Priced at $120,000+, this UAV is built for high-endurance, high-altitude, and long-distance applications across defense, commercial, and research sectors.

Wavedrone

Boumarang’s Wavedrone is a patent-pending, innovative floating drone designed to capture footage both above and below water with high stability. Unlike conventional water drones, which are either boats or remotely operated vehicles (ROVs), Wavedrone represents a new category of autonomous and remotely operated maritime drones. It offers high usability, a lightweight design, and easy deployment without requiring specialized training, making it ideal for a wide range of applications. No existing product combines stability, affordability, and dual above/below water filming capabilities in one package.

The Wavedrone has a unique dual-view filming capacity; it simultaneously captures high-quality above-water and underwater footage, enabling real-time monitoring of aquatic environments. It features a patent-pending stability system that guarantees a stable filming experience in various water conditions. The product is highly usable, lightweight, portable, and easy to deploy without technical expertise. The Wavedrone can be mass-produced at a low cost and has strong market demand, resulting in high profit margins. The Company has produced and tested an MVP prototype that is ready for scaling.

The global drone market is experiencing rapid growth, and Wavedrone occupies a unique niche in this expanding industry. Unlike traditional aerial drones or underwater ROVs, Wavedrone serves the unmet need for a hybrid solution that functions effectively at the water's surface. The global drone market is projected to reach $89 billion by 2030, with increasing demand in environmental monitoring, security, and content creation. There are proven versatile use cases across multiple industries, including but not limited to environmental monitoring & marine research, underwater inspections (ports, bridges, and pipelines), aquaculture & fisheries, search & rescue operations, recreational and professional filmmaking, and defense & surveillance applications.

Wavedrone aims to establish a multi-channel revenue model by leveraging diverse sales and service streams. The company plans to generate revenue through direct sales to enterprises and government agencies, catering to research, security, and monitoring applications. Additionally, retail and e-commerce sales will target hobbyists, filmmakers, and content creators seeking an innovative water-based drone solution. To enhance recurring revenue, Wavedrone will offer subscription-based services for remote monitoring, cloud storage, and data analytics, providing users with continuous access to critical insights. Furthermore, the company seeks to build strategic partnerships with marine, defense, and infrastructure companies, expanding its market reach and ensuring long-term growth in key industries.

Our AI Initiatives

Boumarang, in collaboration with its partners, is planning to integrate sophisticated AI functionalities in its hydrogen-powered drones to enhance autonomy, real-time decision-making, and operational efficiency. This report details the AI-based features and subsystems planned, focusing on semi-autonomous and autonomous capabilities crucial for various commercial, consumer, and governmental applications.

The AI features are geared toward reducing dependency on human operators, enabling scalable operations through autonomous navigation and flight control. This includes fleet management, autonomous urban drone networks, and long-range surveillance and delivery missions.

The project targets compliance with FAA standards for flights over urban areas. This necessitates an AI system that adapts to dynamic airspace conditions and potential hazards in real time.

Boumarang’s integration of AI aims to achieve groundbreaking autonomy in hydrogen-powered drones, addressing urban, industrial, and government needs. By focusing on real-time perception, adaptive decision-making, robust safety features, and compliance with regulatory standards, Boumarang’s AI subsystems are positioned to offer reliable, versatile, and safe UAV solutions.

Board of Directors

As of September 30, 2025, the Company has three directors, including one non-executive director.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements include Boumarang Inc. and its subsidiary accounts. We have eliminated all intercompany balances and transactions. The Company has prepared the consolidated financial statements consistent with the Company’s accounting policies in its financial statements. The Company has measured and presented the Company’s consolidated financial statements in US Dollars, which is the currency of the primary economic environment in which the Company operates (also known as its functional currency).

Consolidated Financial Statement Preparation and Use of Estimates

The Company prepared the consolidated financial statements according to accounting principles generally accepted in the United States of America (“GAAP”). The preparation of the consolidated financial statements in conformity with GAAP requires management to make certain estimates, judgments, and assumptions that affect the reported amounts of assets and liabilities and the related disclosures at the date of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the periods presented. Estimates include revenue recognition, the allowance for doubtful accounts, website and internal-use software development costs, recoverability of intangible assets with finite lives, and other long-lived assets. Actual results could materially differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, bank deposits, and other short-term, highly liquid investments with three months or less of original maturities. The Company maintains its cash balances at a single financial institution. The cash on hand as of September 30, 2025, and December 31, 2024, was $51,564 and $50,242. The balances do not exceed Federal Deposit Insurance Corporation (FDIC) limits as of December 31, 2024.

Prepaid expenses and other current assets

Prepaid expenses consist of advance payments for services, licenses, or other costs that benefit future periods. Amounts expected to be realized or consumed within twelve months are classified as current; amounts beyond twelve months are classified as noncurrent. Prepaid expenses are expensed on a straight-line basis or based on usage patterns consistent with the underlying arrangement.

As of September 30, 2025, prepaid expenses and other assets consisted of the following:

– Prepaid expenses and other current assets: $1,388,890

– Other non-current assets: $1,693,546

As of December 31, 2024, prepaid expenses and other assets consisted of the following:

– Prepaid expenses and other current assets: $972,223

– Other non-current assets: $3,360,214

The current portion is expected to be recognized as an expense within twelve months of the balance sheet date, with the non-current portion recognized over the remaining terms of the related agreements.

Subscription receivable

Subscription receivable represents amounts due from investors for common stock that has been subscribed and issued but for which cash has not yet been collected. A subscription receivable is recorded when collection is considered probable and is evaluated for collectability at each reporting date. Subsequent cash collections reduce the receivable balance. As of September 30, 2025, and December 31, 2024, the Subscription receivable was $2,000,000.

Revenue recognition

The Company applies ASC Topic 606, Revenue from Contracts with Customers, to all contracts with customers. A contract exists when the parties approve the contract, rights and payment terms are identified, the contract has commercial substance, and collectability is probable.

The Company identifies distinct performance obligations, determines the transaction price, allocates the transaction price to the performance obligations based on standalone selling prices, and recognizes revenue when or as performance obligations are satisfied.

Typical arrangements anticipated in future periods include:

●Hardware and drone systems – revenue recognized at a point in time upon transfer of control, generally upon shipment or delivery;

●Software-as-a-Service and AI analytics – revenue recognized over time, typically on a straight-line basis over the contract term;

●Data-as-a-Service and professional services – revenue recognized over time as services are performed, often based on input measures such as time incurred or output milestones;

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

●Leasing or usage-based arrangements – when arrangements contain a lease under ASC Topic 842, lease components are accounted for separately; otherwise, revenue is recognized over time based on usage or contractual terms.

The Company had not generated revenue from contracts with customers during the period presented and therefore had no contract assets or liabilities as of December 31, 2024.

Accounts payable and accrued expenses

Accounts payable represent amounts owed to vendors for goods and services received but not yet paid. Accrued expenses represent obligations incurred for which invoices have not been received, such as professional fees or other operating costs. These liabilities are recorded at estimated amounts and are classified as current.

Accounts Payable

Accounts Payable represents amounts owed by the Company to suppliers and vendors for goods or services received but not yet paid for as of the reporting date. These liabilities are typically short-term and are recorded at their invoiced amounts.

Recognition: Accounts payable are recognized when the goods or services are received, and the obligation to pay arises, regardless of when payment is made.

Measurement: Accounts payable are measured at their amortized cost, typically the invoiced amount due.

Classification: Accounts payable are classified as current liabilities on the balance sheet as they are generally settled within the normal operating cycle, typically 30 to 90 days.

As of September 30, 2025, and December 31, 2024, the accounts payable were $470,000 and $200,000, mainly professional and technical fees, owed to related parties.

Accrued Expenses

Accrued Expenses represent liabilities for costs that have been incurred but not yet invoiced or paid as of the reporting date. These expenses are recognized according to the accrual basis of accounting, ensuring expenses are matched to the period in which they are incurred.

Recognition: Accrued expenses are recorded when the expense is incurred, even if an invoice has not been received.

Measurement: These liabilities are estimated based on contracts, agreements, or historical costs, and adjustments are made when actual amounts are determined.

Classification: Accrued expenses are classified as current liabilities on the balance sheet.

The accrued expenses as of September 30, 2025, and December 31, 2024, were $2,576 and $845, respectively, and mainly include rent payments.

Concentrations of Credit Risk

Cash

Cash and cash equivalents include cash on hand, bank deposits, and other short-term, highly liquid investments with three months or less of original maturities. The Company maintains its cash balances at a single financial institution. The Company maintains its cash balances at a single financial institution. The cash on hand as of September 30, 2025, and December 31, 2024, was $51,564 and $50,242. The balances do not exceed Federal Deposit Insurance Corporation (FDIC) limits as of December 31, 2024.

Legal Proceedings

The Company discloses a loss contingency if there is at least a reasonable possibility that a material loss has been incurred. The Company records its best estimate of loss related to legal proceedings pending when the loss is probable, and the amount can be reasonably estimated. The Company can reasonably estimate a range of losses with no best estimate in the range; the Company records the minimum estimated liability. As additional information becomes available, the Company assesses the potential liability related to pending legal proceedings, revises its estimates, and updates its disclosures accordingly. The Company’s legal costs associated with defending itself are recorded as expenses when incurred. The Company is currently not involved in any litigation.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment following FASB ASC 360, Property, Plant, and Equipment. We test long-lived assets for recoverability whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. An impairment charge is recognized when the asset’s carrying value exceeds the fair value. There are no impairment charges from Inception to September 30, 2025.

Provision for Income Taxes

The provision for income taxes is determined using the asset and liability method. Under this method, deferred tax assets and liabilities are based on the temporary differences between the consolidated financial statement and income tax bases of assets and liabilities using the enacted tax rates applicable yearly.

The Company utilizes a two-step approach to recognizing and measuring uncertain tax positions (“tax contingencies”). The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount, more than 50%, is likely to be realized upon ultimate settlement. The Company considers many factors when evaluating and estimating its tax positions and benefits, requiring periodic adjustments, which may not accurately forecast actual outcomes. The Company includes interest and penalties for tax contingencies in providing income taxes in the operations’ consolidated statements. The Company’s management does not expect the total amount of unrecognized tax benefits to change significantly in the next twelve (12) months.

Drone Development Costs

Capitalized Development Costs

The Company capitalizes certain development costs when the criteria in ASC Topic 985‑20, Software to be Sold, Leased, or Marketed, or other applicable guidance are met, including establishment of technological feasibility and intent to complete and market the product.

Capitalized costs may include third‑party development fees, payroll costs directly attributable to development, and other incremental costs incurred during application development. Costs incurred during the preliminary project stage or post‑implementation/maintenance stage are expensed as incurred.

Capitalized development costs are carried at cost and amortized on a straight‑line basis over their estimated useful lives, generally, e.g., three years, commencing when the related software or technology is available for its intended use. The Company amortizes these capitalized development costs over the estimated useful life of three (3) years using the straight-line method. Amortization will commence upon the commercial release of the hydrogen-powered drones.

As of September 30, 2025, the Company had capitalized $100,000 of development costs and had not commenced amortization because the assets were not yet available for general release. Our capitalized costs are mainly for developing hydrogen-powered air and water drones. These costs include expenses incurred during the development stage that meet the criteria for capitalization under ASC 985-20 (Software to be Sold, Leased, or Marketed).

The activities capitalized encompass:

●Planning and design.

●Coding and testing to establish technological feasibility.

●Development of software components integrated into the drones.

Capitalized development costs are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. If impairment indicators exist, the Company compares the carrying amount to the undiscounted cash flows expected to be generated by the asset. If impaired, the asset is written down to fair value.

Research and Development (R&D) Expenses

Research and development costs are expensed as incurred in accordance with ASC Topic 730, Research and Development. These costs include third-party engineering, design, prototyping, testing, and related activities. The Company acknowledges that future benefits from research and development (R&D) are uncertain and cannot capitalize on the R&D expenditure. The GAAP accounting standards require us to expense all research and development expenditures as incurred.

In addition to the capitalized costs, the Company incurred $50,000 in research and development expenses. These R&D costs primarily relate to:

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

●Initial feasibility studies and conceptual designs.

●Experimental testing and prototype development.

The expensed R&D costs are reflected in the Company's income statement under "General & Administrative Expenses" for the period.

Intangible assets and other long-lived assets

Intangible assets acquired, including intellectual property and technology acquired in exchange for equity, are initially recorded at acquisition-date fair value. Finite-lived intangible assets are amortized on a straight-line basis over their estimated useful lives. Indefinite-lived intangible assets are not amortized but tested for impairment annually or more frequently if indicators arise.

Long-lived assets, including finite-lived intangibles and capitalized development costs, are reviewed for impairment in accordance with ASC Topic 360, Property, Plant, and Equipment. If events or changes in circumstances indicate that the carrying amount may not be recoverable, the Company assesses recoverability and measures any impairment loss as the excess of carrying amount over fair value.

Intellectual Property

As part of our acquisition of Wavedrone technology from Shore House IVF, we acquired provisional patent rights related to self-righting unmanned surface vessel technology (U.S. Provisional Patent Application No. 63/727,652). This intellectual property is included in our intangible assets and is accounted for in accordance with ASC 350, Intangibles—Goodwill and Other.

The acquired patent rights are classified as indefinite-lived intangible assets pending the outcome of the patent application process.

This classification reflects that:

•The provisional application is currently pending, and no patent has been issued;

•Upon issuance of a patent, the useful life will be determined based on the patent term (typically 20 years from the non-provisional filing date) and reassessed for finite-life amortization; and

•The asset is subject to annual impairment testing under ASC 350-30.

We assess the Wavedrone patent rights for impairment annually and whenever events or circumstances indicate that the carrying value may not be recoverable. Key factors that could trigger impairment include:

•Failure to convert the provisional application to a non-provisional application by the December 3, 2025, deadline;

•Rejection of patent claims by the USPTO;

•Discovery of prior art that materially limits the scope of potential patent claims;

•Significant changes in the competitive landscape or market conditions for autonomous maritime vessels; or

•Technological developments that render our self-righting technology obsolete.

As of the date of this prospectus, we have not identified any impairment indicators, and the carrying value of the acquired patent rights reflects fair value as determined at the acquisition date.

Development Costs

Costs incurred to develop and refine the Wavedrone technology are evaluated under ASC 730, Research and Development, and ASC 350-40, Internal-Use Software. Research activities and preliminary project stage costs are expensed as incurred. Application development stage costs meeting capitalization criteria are capitalized and amortized over the estimated useful life once the technology is placed in service.

Patent prosecution costs, including USPTO filing fees and legal fees associated with preparing and prosecuting the non-provisional patent application, are capitalized as incurred and will be included in the cost basis of the patent asset upon issuance, or written off if the patent application is abandoned or finally rejected.

Critical Accounting Estimates

The valuation of our Wavedrone patent rights involves significant estimates and judgments, including:

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Probability of Patent Issuance: We estimate the likelihood that our provisional application will result in an issued patent with commercially meaningful claims.

Royalty Rate: For Relief-from-Royalty valuations, we estimate the royalty rate that a market participant would pay for the right to use the patented technology.

Revenue Projections: Projected revenues from Wavedrone products and services affect the value of the underlying intellectual property.

Discount Rate: The rate used to discount future cash flows reflects the risk profile of early-stage maritime technology.

Changes in these estimates could result in material adjustments to the carrying value of our intangible assets in future periods.

As of September 30, 2025, no impairment charges were recognized for long-lived assets.

Share-based compensation to employees and non-employees

The Company uses ASC 718 guidance to apply share-based compensation accounting to certain employees and non-employee individuals, such as outsourced employees, non-employee directors, and consultants performing management functions, who are employees or non-employees. The differences in the accounting for share-based payment awards granted to an employee versus a non-employee relate to the measurement date and recognition requirements. The Company believes an employee is the one who has the right to exercise sufficient control to establish an employer-employee relationship based on common law, as illustrated in case law and currently under US Internal Revenue Service (IRS) Revenue Ruling 87-41.

Restricted securities are securities acquired in unregistered, private sales from the Company or an affiliate. Restricted securities require the owner to follow the US Securities Exchange Commission guidelines defined under Rule 144 - Selling Restricted and Control Securities. On the other hand, restricted shares issued for consideration other than for goods or employee services are fully paid for immediately. As a result, the Company has expensed these shares at the time of the contract. There is no vesting period for non-employees.

Fair Value

The Company uses current market values to recognize certain assets and liabilities at fair value. Fair value is the estimated price at which the Company can sell the assets or settle a liability in an orderly transaction with a third party under current market conditions. The Company uses the following methods and valuation techniques for deriving fair values:

Market Approach – The market approach uses the prices associated with actual market transactions for similar or identical assets and liabilities to derive a fair value.

Income Approach – The income approach uses estimated future cash flows or earnings, adjusted by a discount rate representing the time value of money and the risk of cash flows not being achieved, to derive a discounted present value.

Cost Approach – The cost approach uses the estimated cost to replace an asset adjusted for the obsolescence of the existing asset.

The Company ranks the fair value hierarchy of information sources from Level 1 (best) to Level 3 (worst). The Company uses these three levels to select inputs to valuation techniques:

Level I	Level 2	Level 3
Level 1 is a quoted price for an identical item in an active market on the measurement date. Level 1 is the most reliable evidence of fair value and is used whenever this information is available.

Level 2 is directly or indirectly observable inputs other than quoted prices. An example of a Level 2 input is a valuation multiple for a business unit based on comparable companies’ sales, EBITDA, or net income.

Level 3 is an unobservable input. It may include the company’s data, adjusted for other reasonably available information. An example of a Level 3 input is an internally generated financial forecast.

Basic and Diluted Loss per Share

The Company follows ASC 260, Earnings Per Share, to account for earnings per share. Basic earnings per share (“EPS”) calculations are determined by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share calculations are determined by dividing net loss by the weighted average number of common shares and dilutive common share equivalents outstanding. As of December 31, 2024, the Company had 56,131,013 weighted average basic and dilutive shares issued and outstanding.

Common stock equivalents were anti-dilutive from Inception to December 31, 2024, due to a net loss. Hence, they are not considered in the computation.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income taxes

Income taxes are accounted for under ASC Topic 740, Income Taxes, using the asset and liability method. Deferred tax assets and liabilities arise from temporary differences between financial reporting and tax bases and from operating loss or credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply when differences reverse.

A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized. Management considers all available evidence, including historical losses and forecasts of future taxable income, in assessing the need for a valuation allowance.

ASC 740 also addresses uncertainty in tax positions. A tax benefit is recognized only if it is more likely than not that the position will be sustained upon examination. Positions meeting this threshold are measured as the largest amount more than 50% likely to be realized. Interest and penalties, if any, are recorded in income tax expense.

Reclassifications

Certain prior period amounts were reclassified to conform to the current year’s presentation. None of these classifications impacted reported operating or net loss for any presented period.

Legal contingencies

The Company evaluates legal matters under ASC Topic 450, Contingencies. A liability is recorded when it is probable that a loss has been incurred and the amount can be reasonably estimated. Where a range of possible losses exists, and no amount in the range is a better estimate than another, the minimum amount in the range is recorded.

Legal costs are expensed as incurred. As of September 30, 2024, the Company was not involved in any material legal proceedings and had not recorded any loss contingencies.

Recent Accounting Pronouncements

The Company evaluates newly issued accounting standards updates, SEC staff guidance, and related professional publications when they are released to determine whether adoption will materially affect the consolidated financial statements or disclosures. The most relevant recent developments that management has considered are described below.

One notable SEC development is Staff Accounting Bulletin No. 122 (SAB 122), issued January 23, 2025, which rescinds the prior interpretive guidance in Topic 5.FF of the Staff Accounting Bulletin Series related to obligations to safeguard crypto-assets held for platform users. The rescission became effective January 30, 2025. SAB 122 directs entities with obligations to safeguard crypto-assets for others to apply the recognition and measurement requirements for liabilities arising from contingencies under ASC 450-20, Loss Contingencies, or IAS 37 under IFRS, rather than the prior guidance. It also emphasizes the need for appropriate disclosures about the effects of the change in accounting principles. The SEC notes that entities should effect the rescission on a fully retrospective basis in annual periods beginning after December 15, 2024, with earlier application permitted.

Professional firm guidance from KPMG confirms this retrospective application requirement and highlights the related disclosure expectations, including adjustments to prior periods and the opening balance of retained earnings where applicable. KPMG summarizes that SAB 122 requires entities to adjust their financial statements for prior periods presented to eliminate amounts recognized under the rescinded guidance, and to provide clear disclosure about the effects of the accounting change pursuant to ASC 250. Although the Company does not currently hold or safeguard crypto-assets for others and therefore does not expect a direct impact on its consolidated financial statements as of December 31, 2024, management will continue to monitor any future involvement with digital assets or related obligations and update disclosures as appropriate.

Another recent development relevant to preparers is FASB Accounting Standards Update 2024-02, which removes references to the FASB Concepts Statements from the Codification. This ASU is part of FASB’s ongoing efforts to improve the Codification by eliminating references that may imply authoritative status for Concepts Statements and by making technical improvements. The update is primarily technical in nature, involving conforming amendments, clarifications, and structural improvements that do not change substantive recognition or measurement requirements. As such, management does not expect ASU 2024-02 to materially impact the Company’s accounting policies, balances, or disclosures. Nevertheless, management will ensure that any Codification references in disclosures remain aligned with the updated text as needed when preparing future filings.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In addition to the specific updates above, management is aware that the FASB and SEC may issue other ASUs or guidance that could affect public and private companies, including topics such as credit losses, internal-use software, or derivative scope refinements. The Company periodically reviews professional summaries, technical bulletins, and standard-setting publications to determine whether newly issued or recently effective pronouncements could be material. As of the date of these financial statements, none of the recently reviewed updates, aside from those noted above, are expected to materially affect the Company’s consolidated financial statements given its current operations and capital structure. Should the Company’s facts or operations change—for example, through new financial instruments, expanded business activities, or thresholds that trigger additional disclosures—management will reassess the potential impact of any newly effective guidance and update disclosures in subsequent periods.

Finally, the Company continues to monitor FASB, SEC, and professional firm publications for additional ASUs, SEC staff guidance, or interpretive updates. Any future pronouncement that could materially affect recognition, measurement, or disclosure requirements will be evaluated promptly, with implementation planning and disclosure updates undertaken in accordance with applicable standards and regulatory expectations.

NOTE 3. MANAGEMENT’S PLANS

Substantial doubt about the ability to continue as a going concern

The Company has incurred recurring operating losses, negative cash flows from operations, and has not yet generated revenue from contracts with customers. As of September 30, 2025, the Company’s cash resources totaled $51,564, and it had a working capital surplus of $2,922,878. These conditions, considered together, raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued unless additional financial resources are secured, expenditures are reduced, or operating cash flow is generated.

Under ASC 205‑40, management is required, at each annual and interim reporting date, to evaluate whether relevant conditions and events raise substantial doubt about the entity’s ability to continue as a going concern for one year after the financial statement issuance date, and if so, to assess whether management’s plans to mitigate those conditions are probable of being effectively implemented and likely to alleviate the substantial doubt. Deloitte summarizes the two‑step approach as evaluating first whether conditions raise probable inability to meet obligations, and second whether management’s plans are probable both to be implemented and to mitigate the relevant conditions.

Management’s assessment, therefore, has considered the current financial condition, liquidity sources, and the feasibility and timing of mitigation plans.

Management’s plans to mitigate substantial doubt

For the nine months ended September 30, 2025, the Company incurred a net loss of $1,565,410, mainly due to expenses related to licensing and professional fees.

Since its inception, the Company has sustained recurring losses and negative cash flows from operations. As of December 31, 2024, the Company had minimal cash. The Management believes that future cash flows may not be sufficient for the Company to meet its current obligations as they become due in the ordinary course of business for twelve (12) months following September 30, 2025. The Management expects that it will need to raise significant additional capital to accomplish its growth plan over the next twelve (12) months. The Management expects to seek additional funding through private equity or public markets. However, there can be no assurance about the availability or terms, such as financing and capital, that might be available.

The Company’s ability to continue as a going concern may depend on the Management’s plans discussed below. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and liabilities that might be necessary if the Company cannot continue as a going concern.

Management has developed a set of plans it considers feasible and probable of implementation within the next twelve months to mitigate the conditions, raising substantial doubt. The plans include the following principal elements:

●Equity financing. Management intends to raise additional equity capital through a public offering or private placement concurrent with or following the filing of the registration statement. The target amount of equity capital is $2,000,000. As of September 30, 2025, the Company has received commitments or indications of interest from one or more investors totaling $2,000,000. The Company’s board has authorized issuance of up to 2,000,000 shares of common stock to support this financing, consistent with the authorization described in Note 6.

●Debt financing or convertible instruments. Management plans in negotiating debt or convertible note facilities. These arrangements, if consummated, are expected to provide interim funding to sustain operations and advance product development until the planned equity financing closes.

NOTE 3. MANAGEMENT’S PLANS (CONTINUED)

●Cost management and expenditure reductions. The Company is prioritizing critical development activities and deferring non‑critical expenditures.

●Commercial and development milestones. Management plans to complete prototype testing and demonstrations for key drone systems by December 31, 2025, with the expectation that achieving these milestones will enhance discussions with investors and potential customers. The Company also aims to secure at least one strategic partnership or memorandum of understanding by December 31, 2025, to bolster credibility and support future financing.

Assessment of feasibility and probability

Management believes, based on current discussions with potential investors, preliminary interest from strategic partners, and the cost containment measures underway, that its plans are likely to be effectively implemented within one year after the issuance of the financial statements and are likely to mitigate the conditions raising substantial doubt. However, no assurance can be given that the planned financing, partnerships, or cost reductions will be completed on the proposed terms or timeline. Negotiations may not result in definitive agreements, market or operational conditions may change, or planned cost reductions may yield less benefit than anticipated.

Consequences if plans are not successful

If management’s plans are not achieved within the next twelve months, the Company may be required to curtail operations further, liquidate assets, or seek alternative funding strategies. Such outcomes could result in dilution of existing shareholders, limited operational scope, or cessation of operations. The financial statements have been prepared on a going‑concern basis, assuming the Company will continue operations for the foreseeable future. If liquidation were to become imminent, the Company would be required to apply a liquidation basis of accounting under ASC 205‑30, which differs from the going‑concern basis used in these financial statements.

Disclosure and linkage to other notes

The amounts and plans described herein are consistent with the Company’s capital structure and recent activities described in Note 6, and with the IP acquisition activity described in Note 1. Management will continue to evaluate conditions and the effectiveness of its plans and will update disclosures in future periods as new information becomes available or if circumstances change materially.

The Company has prepared consolidated financial statements on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the ordinary business course. At September 30, 2025, and December 31, 2024, the accumulated deficits were $2,438,576 and $873,166, respectively. At September 30, 2025, and December 31, 2024, the working capital was $2,922,878 and $2,821,620, respectively. The increase in the working capital surplus was mainly due to subscriptions receivable from investors.

NOTE 4. RELATED PARTY TRANSACTIONS

Since its inception, the Company has been using Guinn’s offices at 2120 West Braker Lane, Suite M, Austin, TX 78758, for research and development, design and development of its products, showcase prototypes, and for government outreach. Guinn has agreed to offer its facility for the foreseeable future, whereby Guinn is developing all of the Company’s products and services.

In July 2024, the Company issued 12,000,000 shares to Imran Firoz (“Firoz”), founder, CFO, and director, valued at par value for services rendered in establishing and forming the business.

In July 2024, the Company issued 5,000,000 shares to Fiber Food Systems Inc. (“Fiber”), a Delaware corporation controlled by Firoz, valued at par value for founder services rendered. Fiber exchanged these shares with BIO-key International, Inc. (“BIO”) for 595,000 shares of common stock of BIO.

From August 2024 to the present, the Company’s rent has been paid by Spark, a Delaware limited liability company controlled by Firoz.

In December 2024, the Company issued 50,000 shares to Hudson Dunes Corporation (previously known as Central Logistics Services Corp.), a Delaware Corporation controlled by Firoz, for cash consideration of $50,000.

From June 2025 to September 2025, the Company received $45,000 as a related party advance from Spark, a Delaware limited liability company controlled by Firoz.

NOTE 5. COMMITMENTS AND CONTINGENCIES

Office Facility and Other Operating Leases

Irvine, California, USA (Headquarters)

Effective August 2024 to the present, the Company leased office space at 200 Spectrum Center Drive, Suite 300, Irvine, CA 92618. As per the Commitment Term of the lease (“Agreement”), this Agreement shall continue on a month-to-month basis (any term after the Commitment Term, also known as “Renewal Term”). The Commitment Term and all subsequent Renewal Terms shall constitute the “Term.” The Company may terminate this Agreement by delivering to the lessor Form (“Exit Form”) at least one (1) whole calendar month before the month in which the Company intends to terminate this Agreement (“Termination Effective Month”). The Company is entitled to use the office and conference space if needed. Effective March 2025, the rent payment or membership fee for the Irvine Office is $199 monthly.

Austin Location, Texas, USA (Product Development)

Since its inception, the Company has been using Guinn’s offices at 2120 West Braker Lane, Suite M, Austin, TX 78758, for research and development, design and development of its products, showcase prototypes, and for government outreach. Guinn has agreed to offer its facility for the foreseeable future, whereby Guinn is developing all of the Company’s products and services.

Employment Agreement

The Company has not formalized performance employment agreements, bonuses, and other incentive plans. The Company expects to formalize such contracts by September 30, 2025.

Pending Litigation

Management is unaware of any actions, suits, investigations, or proceedings (public or private) pending or threatened against or affecting any of the assets or any affiliate of the Company.

Tax Compliance Matters

From inception to date, the Company’s officers have been paid as independent contractors. As the Company was incorporated in July 2024 with a net loss for the fiscal year ended in December 2024, it has not filed federal taxes with the Internal Revenue Service. The Company intends to file its initial return by April 2026 for 2024 and 2025.

NOTE 6. STOCKHOLDERS’ EQUITY (DEFICIT)

Authorized Shares

As per the Article of Incorporation dated July 26, 2024, the Company shall have the authority to issue 110,000,000 shares, consisting of 100,000,000 shares of Common Stock having a par value of $.0001 per share and 10,000,000 shares of Preferred Stock having a par value of $.0001 per share.

Preferred Stock

As of December 31, 2024, the Company has issued zero preferred stock.

Common Stock

As of December 31, 2024, the Company had issued 66,056,977 common shares.

In July 2024, the Company issued 28,000,000 shares to Mingta Capital, LLC (“Mingta”), the founder, valued at par value for services rendered in establishing and forming the business.

In July 2024, the Company issued 12,000,000 shares to Imran Firoz (“Firoz”), founder, CFO, and director, valued at par value for services rendered in establishing and forming the business.

In July 2024, the Company issued 5,000,000 shares to Fiber Food Systems Inc. (“Fiber”), valued at par value for founder services rendered.

In August 2024, the Company issued 5,000,000 shares to T Stamp Inc. for a licensing agreement valued at $5,000,000.

In August 2024, the Company issued 100,000 shares to T Stamp Inc. for cash valued at $100,000.

In August 2024, the Company issued 5,000,000 shares to Guin Partners to acquire intellectual property valued at $5,000,000.

NOTE 6. STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED)

In September 2024, the Company issued 2,500,000 shares to Eastern Electrolyser to acquire the hydrogen fuel cell technology valued at $2,500,000.

In October 2024, the Company issued 2,000,000 shares to investors for cash valued at $2,000,000. The Company expects to receive the funds by December 31, 2024.

In December 2024, the Company issued 50,000 shares to investors for cash valued at $50,000.

In December 2024, the Company issued 3,500,000 shares to Shore House IVF to acquire Wavedrone technology valued at $3,500,000.

In December 2024, the Company issued 2,906,977 common shares to Tribal Rides International Corp. to acquire key intellectual property assets valued at $5,000,000.

NOTE 7. OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements affecting our liquidity, capital resources, market risk support, credit risk support, or other benefits.

NOTE 8. SUBSEQUENT EVENTS

In December 2025, the Company filed a non-provisional (utility) patent application with the United States Patent and Trademark Office claiming priority to U.S. Provisional Patent Application No. 63/727,652, titled "Self-Righting and Self-Stabilizing Unmanned Surface Vessel," which was originally filed on December 3, 2024. The non-provisional application was filed prior to December 3, 2025, expiration of the 12-month priority period, thereby preserving the benefit of the original priority date.

The patent application covers the Company's proprietary Wavedrone unmanned surface vessel technology, including its innovative mechanical self-righting and self-stabilization systems. The filing of the non-provisional application initiates the formal USPTO examination process, which is expected to take approximately 18 to 24 months. There can be no assurance that a patent will be issued or that the scope of any patent granted will provide meaningful protection for the Company's technology.

Patent prosecution costs incurred in connection with this filing, including attorney fees and USPTO filing fees, will be capitalized as part of the Company's intangible assets.

Appointment of Interim CFO

In December 2025, Firoz stepped down as the CFO of the Company. The Board appointed Himanshu Sharma as the interim CFO of the Company.

The Company had evaluated subsequent events through December 16, 2025, when these financial statements were available to be issued.

INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS

As of

DECEMBER 31, 2024

Together with

Report of Independent Registered Public Accounting Firm

BOUMARANG INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Boumarang Inc. (the ‘Company’) as of December 31, 2024, and the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows for the period ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for each of the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidation financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company suffered an accumulated deficit of $873,166. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 3 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. Communication of critical audit matters does not alter in any way our opinion on the financial statements taken as a whole, and we are not, by communicating the critical audit matters, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate.

Valuation of Intangible Assets

As described in Notes 1 of the financial statement, the Company entered into an Intellectual Property Rights Purchase and Transfer Agreement with Guinn Partners (“Guinn”). The agreement involves acquiring specific intellectual property (IP) assets owned or controlled by Guinn. The Company agreed to issue 5,000,000 shares of common stock valued at $5,000,000 as consideration for the IP assets. Also, the Company agreed with Eastern Electrolyser Ltd. (“Eastern”) to develop 4kW/8kW fuel cell power pack products by December 31, 2024. The PEM Hydrogen Fuel Cell is an advanced, clean hydrogen-powered energy source designed for efficient and reliable operation. The Company issued 2,500,000 comm shares valued at $2,500,000 as consideration for the IP assets. During the year, Boumarang also acquired the Wavedrone platform from Shore House IVF. The Company issued 3,500,000 common shares valued at $3,500,000 as consideration for the IP assets.

The methods used to estimate the fair value of acquired intangible assets involve significant assumptions. The significant assumptions applied by management in estimating the fair value of acquired intangible assets included income projections and discount rates.

The principal consideration for our determination that performing procedures relating to the valuation of the intangible assets is critical audit matter are (1) there was a high degree of auditor judgment and subjectivity in applying procedures relating to the fair value of intangible assets acquired due to the significant judgment by management when developing the estimates and (2) significant audit effort was required in evaluating the significant assumptions relating to the estimates, including the income projections and discount rates.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the financial statements. These procedures included, among others, reading the purchase agreement and testing management’s process for estimating the fair value of intangible assets. Testing management’s process included evaluating the appropriateness of the valuation models, testing the completeness, accuracy, and relevance of underlying data used in the models, and testing the reasonableness of significant assumptions, including the income projections and discount rates. Evaluating the reasonableness of the income projections involved considering the current performance of the acquired business, the consistency with external market and industry data, and whether these assumptions were consistent with other evidence obtained in other areas of the audit.

/S/ Lateef Awojobi

LAO PROFESSIONALS

(PCAOB ID 7057)

Lagos, Nigeria

We have served as the Company’s auditor since 2025.

December 16, 2025

Boumarang Inc.

CONSOLIDATED BALANCE SHEETS

(AUDITED)

December 31, 2024
Assets
Current assets:
Cash	$50,242
Prepaid expenses, current	972,223
Subscription receivable	2,000,000
Total Current assets	3,022,465
Acquired intangible assets	16,000,000
Prepaid expenses, noncurrent	3,360,214
Drone capitalization costs	100,000
Total assets	$22,482,679
Liabilities and Stockholders’ surplus (deficit)
Current liabilities:
Accounts payable	$200,000
Accrued expenses, related party	845
Total Current liabilities	200,845
Total liabilities	200,845
Commitments and Contingencies (Note 5)	-
Stockholders’ surplus (deficit):
Preferred stock, par value $0.0001, 10,000,000 shares authorized, 0 issued and outstanding, as of December 31, 2024	-
Common stock, par value $0.0001, 100,000,000 shares authorized; 66,056,977 issued and outstanding shares as of December 31, 2024	6,606

Additional-paid-in capital	23,148,394
Accumulated deficit	(873,166)
Total stockholders’ equity	22,281,834
Total liabilities and Stockholders’ surplus (deficit)	$22,482,679

See accompanying notes to the financial statements.

Boumarang Inc.

CONSOLIDATED STATEMENT OF OPERATIONS

(AUDITED)

July 26, 2024, to December 31, 2024
Operating expenses:
General and administrative	873,166
Total operating expenses	873,166
Operating loss	(873,166)
Income (loss) before provision for income taxes	(873,166)
Provision for income taxes	-
Net income (loss)	$(873,166)
Net loss per common share, basic and diluted	$(0.01)
Weighted average number of common shares outstanding, basic and diluted	56,131,013

See accompanying notes to the financial statements.

Boumarang Inc.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ SURPLUS (DEFICIT)

(AUDITED)

	No. of shares	Value	Additional paid-in capital	Accumulated deficit	Total stockholders’ equity (deficit)

Balance - December 31, 2023	-	$-	$-	$-	$-
Inception (July 26, 2024) to December 31, 2024
Opening balance	-	-	500	-	500
Common shares issued for founder services valued at par value per share	45,000,000	4,500	-	-	4,500
Common shares issued for AI services valued at $1.00	5,000,000	500	4,999,500	-	5,000,000
Common shares issued for cash valued at $1.00	2,150,000	215	2,149,785	-	2,150,000
Common shares issued for IPs valued at $1.00	5,000,000	500	4,999,500		5,000,000
Common shares issued for Hydrogen Fuel Cells valued at $1.00	2,500,000	250	2,499,750	-	2,500,000
Common shares issued for Wavedrone IPs valued at $1.00	3,500,000	350	3,499,650	-	3,500,000
Common shares issued for Tribal Rides IPs valued at $1.72	2,906,977	291	4,999,709	-	5,000,000
Net loss	-	-	-	(873,166)	(873,166)
Balance - December 31, 2024	66,056,977	$6,606	$23,148,394	$(873,166)	$22,281,834

See accompanying notes to the financial statements.

Boumarang Inc.

CONSOLIDATED STATEMENT OF CASH FLOWS

(AUDITED)

July 26, 2024, to December 31, 2024
Net income (loss)	$(873,166)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services	5,004,500
Subscription receivable	(2,000,000)
Change in assets and liabilities:
Prepaid expenses	(4,332,437)
Accounts payable, related party	200,000
Accrued expenses, related party	845
Net cash used in operating activities	$(2,000,258)
Investing Activities:
Acquired intangible assets	(16,000,000)
Drone capitalization costs	(100,000)
Acquisition of IP assets	8,500,000
Acquisition of Hydrogen Fuel Technology	2,500,000
Acquisition of Wavedrone IP	3,500,000
Acquisition of Tribal Rides IP	5,000,000
Net cash used in investing activities	$(100,000)
Financing Activities:
Opening balance	500
Stock issued for cash	150,000
Stock issued for subscription receivable	2,000,000
Net cash provided by financing activities	$2,150,500
Net increase in cash	50,242
Cash at the beginning of the period	-
Cash at the end of the period	$50,242
Cash paid for income taxes	$-
Cash paid for interest	$-
Non-cash investing and financing activities:
$-

See accompanying notes to the financial statements.

Boumarang Inc. – NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS

OVERVIEW

The Company (“us,” “we,” and “our”) was incorporated on July 26, 2024 (“Inception”), as Boumarang Inc. (“Boumarang”) under the laws of the State of Delaware. The Company is based in Irvine, California, with an additional location in Austin, Texas. The Company aims to revolutionize industry operations with sustainable, long-range, intelligent drones. In October 2024, the Company established Boumarang Pty Ltd. In Australia, it conducts its business with the Australian government and the non-government sector. At present, there are no significant operations of Boumarang Pty Ltd.

Boumarang aims to revolutionize industrial operations with sustainable, long-range drones powered by hydrogen fuel cells, targeting sectors like natural resource monitoring, infrastructure analysis, agriculture, and forestry. AI and machine learning enable Boumarang’s drones to deliver real-time, actionable insights, optimizing decision-making and operational efficiency across industries.

Boumarang presents a growth opportunity at the forefront of hydrogen-powered, AI-driven drone technology, addressing large market needs in sustainable monitoring and resource management. Their competitive advantages in clean energy and advanced AI analytics position them for high growth potential in a rapidly evolving industry. Our drones are designed for agriculture, forestry, power infrastructure, and environmental monitoring applications, leveraging hydrogen fuel cells for extended flight times and reduced environmental impact.

Boumarang's hydrogen-powered UAV design demonstrates alignment with market trends toward endurance, eco-friendly propulsion, and AI-driven autonomy. The hydrogen fuel cell technology presents advantages in efficiency and eco-friendliness, but shares industry-wide limitations in storage and infrastructure challenges. While certain competitors achieve higher endurance or range, Boumarang’s targeted balance in VTOL capability, payload flexibility, and hybrid design positions it well for versatile applications across commercial and surveillance sectors.

Boumarang’s drones use hydrogen fuel cells, offering extended flight times, minimal environmental impact, and quick refueling capabilities, which are ideal for long-range operations such as infrastructure inspections and SAR (search and rescue). Boumarang’s AI platform integrates data from multiple sensors and provides real-time analysis for predictive maintenance, resource monitoring, and operational insights. This system supports various industries, from agriculture to energy, delivering alerts and detailed reports directly into existing workflows.

Boumarang operates on a B2B SaaS model with revenue streams from drone hardware leasing, an AI analytics subscription platform, and customized AI solutions for logistics, energy, and natural resources. Additional revenue sources include Data-as-a-Service (DaaS), providing advanced analytics and insights based on drone-collected data.

Boumarang's IP portfolio provides advanced technology assets designed for precision targeting, robust device management, and immediate engagement capabilities, with asset rights structured to ensure the Company's exclusive control over these innovations, except for limited MoonTower applications. This IP suite supports military and commercial applications, offering enhanced efficiency and operational effectiveness across various high-tech environments.

To date, the Company has focused on research and development, technology acquisition, prototype development, and capital formation. The Company has not generated revenue from contracts with customers during the period presented.

ACQUISITION OF INTELLECTUAL PROPERTIES

During the period, the Company acquired identifiable intellectual property and technology assets to support its drone systems and analytics platform. These acquisitions were accounted for under ASC Topic 805, Business Combinations, using the fair value of the equity instruments issued as consideration when equity was the primary form of payment.

Below is a summary of IP or technology acquisitions completed:

Acquisition	Date	Shares Issued	Fair Value Per Share	Total Consideration	Related party status
Airdrone Technology	08/28/2024	5,000,000	$1.00	$5,000,000	None
Hydrogen Fuel Cell Technology	09/30/2024	2,500,000	$1.00	$2,500,000	None
Wavedrone Platform	12/31/2024	3,500,000	$1.00	$3,500,000	None
Tribal Rides IP	12/31/2024	2,906,977	$1.72	$5,000,000	None

The acquired asset is determined to have an indefinite useful life; it would not be amortized but instead tested for impairment at least annually or more frequently if indicators arise.

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS (continued)

Management periodically evaluates whether events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable in accordance with ASC Topic 360, Property, Plant, and Equipment, and ASC Topic 350, Intangibles—Goodwill and Other.

Where IP or technology assets were acquired from founders, insiders, or entities related to the Company, management has disclosed the relationship, nature of consideration, and any terms that differ from arm’s‑length arrangements. These disclosures are in accordance with ASC Topic 850 on related parties and are intended to provide transparency to financial statement users and auditors.

The share issuances and fair values presented above correspond directly to the amounts recorded in the Company’s stockholders’ equity, as described in Note 6. Management has ensured that the number of shares, fair value per share, and total consideration are consistently reflected across Note 1, Note 6, and any accompanying equity roll‑forward schedules or cap tables.

Any material acquisitions of IP or technology assets completed after December 31, 2024, and prior to the issuance of these financial statements are disclosed in Note 9- Subsequent Events or an updated version of this note, including date, consideration, and related‑party status.

Acquisition of Airdrone Technology:

On August 28, 2024, Boumarang, Inc. (the “Company”) entered into an Intellectual Property Rights Purchase and Transfer Agreement with Guinn Partners (“Guinn”). The agreement involves acquiring specific intellectual property (IP) assets owned or controlled by Guinn. The Company agreed to issue 5,000,000 shares of common stock valued at $5,000,000 as consideration for the IP assets. The acquired assets include patents, pending patents, trade secrets, software, designs, and other IP listed in Exhibit A of the agreement. Guinn transferred the assets free of encumbrance and secured the necessary third-party consents.

1. Range Beacons & Automated Drone Guidance System

This technology is an advanced beacon and automated guidance system designed to ensure precise drone payload placement or autonomous landing once a target is identified, with no further human input required. Using a distributed mesh network of drone-compatible beacons, the system continuously measures relative signal strength, known beacon positions, and environmental variables to triangulate an exact target location in real time. An onboard processor then automatically adjusts the drone’s flight path and final approach vector to align with the calculated target point, maximizing accuracy for delivery or landing operations.   The Company receives an unrestricted and irrevocable license, allowing full use. However, Boumarang retains the right to continue using MoonTower for non-competing applications in existing business areas, such as toys, electric surfboards, and battery systems.

2. MoonTower Analytics & OTA Software Update System

The MoonTower system provides network infrastructure for remote monitoring and over-the-air (OTA) updates for drones, robots, and IoT devices. This system allows for real-time management and updates across connected devices, making fleet management and remote device maintenance essential. The Company receives an unrestricted and irrevocable license, allowing full use. However, Boumarang retains the right to continue using MoonTower for non-competing applications in existing business areas, such as toys, electric surfboards, and battery systems.

3. Pilot in Command (PIC) Operational Display

The Pilot in Command (PIC) Operational Display is a hardware-enabled interface that provides remote drone operators with real-time, in-view mission data essential for precision flight and payload operations. It delivers immediate, context-rich information—such as aircraft status, sensor feeds, environmental conditions, and target or waypoint overlays—directly within the operator’s display environment, significantly enhancing situational awareness, decision speed, and overall mission effectiveness. The Company receives an unrestricted and irrevocable license, allowing full use. However, Boumarang retains the right to continue using MoonTower for non-competing applications in existing business areas, such as toys, electric surfboards, and battery systems.

Acquisition of Hydrogen Fuel Cell Technology

On September 30, 2024, Boumarang, Inc. (the “Company”) agreed with Eastern Electrolyser Ltd. (“Eastern”) to develop 4kW/8kW fuel cell power pack products by December 31, 2024. The PEM Hydrogen Fuel Cell is an advanced, clean hydrogen-powered energy source designed for efficient and reliable operation. The Company issued 2,500,000 comm shares valued at $2,500,000 as consideration for the IP assets. A fully automated electronic control system and intelligent condition monitoring ensure optimal performance while maintaining safety through voltage protection and a built-in flame arrestor. Available in 4 kW and 8 kW fuel cell pack configurations, this ultra-lightweight system, weighing up to 30 lb, is engineered for portability and high energy output. Its proton exchange membrane (PEM) technology provides a sustainable and emission-free power supply, making it ideal for applications requiring lightweight, high-performance hydrogen energy solutions. The Company and Eastern plan to build an 11 MW fuel cell production facility to service 1,800 drones by the end of the fiscal year 2026.

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS (continued)

Acquisition of Wavedrone Platform

On December 31, 2024, Boumarang acquired the Wavedrone platform from Shore House IVF. The Company issued 3,500,000 common shares valued at $3,500,000 as consideration for the IP assets. The Company is pioneering the Wavedrone platform, which is designed to capture high-definition footage both above and below water, addressing a significant gap in the growing drone market. Unlike traditional water drones, which are either boats or remotely operated underwater vehicles (ROVs), Waverdrone introduces a unique, patent-pending design that remains inherently stable at the water’s surface while simultaneously filming above and beneath the waterline. The technology emphasizes high usability with a lightweight, flexible structure that is easy to carry and deploy, requiring no specialized training for operation. This user-friendly approach expands potential market reach, allowing entry into both consumer and professional segments. Additionally, the platform’s low production cost, coupled with favorable retail pricing, positions Waverdrone for positive cash flow.

With a minimum viable product (MVP) already prototyped and tested, Waverdrone is prepared for mass production, targeting a diverse array of use cases across industries, including marine research, recreation, security, and content creation. This broad applicability highlights the expansive market potential of technology.

Proprietary Technology — Wavedrone Platform

As part of our Wavedrone technology platform acquired from Shore House IVF, we hold U.S. Provisional Patent Application No. 63/727,652, titled "Self-Righting and Self-Stabilizing Unmanned Surface Vessel," filed December 3, 2024. The application names Dánial Hoydal, David Geyti, and Eric Davis as inventors.

The patent application covers our proprietary USV design featuring innovative mechanical self-stabilization technology. Unlike conventional USVs that rely on powered gyroscopic systems or active ballast management, our design achieves passive stability through a unique structural configuration consisting of:

•Torpedo Pontoon Design: A positively buoyant surface vehicle pontoon with lowered ballast housing the propulsion system and battery, minimizing hydrodynamic drag while maintaining operational stability.

•Pendular Mast/Keel System: A hinged mast extending above and below the waterline, connected via a swivel axial joint that enables mechanical auto-righting without powered intervention. The lower keel houses primary batteries to create a lowered center of mass.

•Telescoping Keel: Dynamic depth adjustment capability for hazard avoidance and operation in varying water depths.

•Wireless Inductive Docking: Electromagnetic docking system with wireless charging pads enabling autonomous recharging via companion buoys or docking stations.

•Swarm Networking: Architecture enabling coordinated operation of multiple USVs with cloud-based control, mesh connectivity, and distributed computing capabilities.

Our Wavedrone technology is designed for deployment in challenging maritime environments where conventional manned and unmanned assets cannot reliably operate, addressing applications in aquaculture monitoring, search and rescue, harbor security, environmental monitoring, and fisheries management.

Acquisition of Tribal Rides IP

On December 31, 2024, Boumarang acquired key intellectual property assets from Tribal Rides International Corp., including U.S. Patent No. 9,984,574 and U.S. Patent No. 11,217,101. The Company issued 2,906,977 common shares valued at $5,000,000 as consideration for the IP assets. The first patent, issued on May 29, 2018, focuses on a system and method for arranging transportation among parties through mobile devices. The second patent, issued on January 4, 2022, builds upon the original vision of disruptive technology for self-driving cars, enhancing the capabilities of autonomous vehicle systems. This strategic acquisition aligns with Boumarang's commitment to advancing innovative transportation solutions and expanding its portfolio in the autonomous vehicle industry.

PRODUCT OVERVIEW

Airdrone

Boumarang drones are designed as mid-size UAVs emphasizing hydrogen fuel cell hybrid technology with VTOL (Vertical Take-Off and Landing) capability and Beyond Visual Line of Sight (BVLOS) operability, aiming for endurance and operational range. Boumarang's focus on hydrogen fuel cells aligns with the market's shift towards more environmentally friendly propulsion systems, though challenges remain around hydrogen storage, cost, and infrastructure.

NOTE 1. BUSINESS DESCRIPTION AND NATURE OF OPERATIONS (continued)

Boumarang’s design for hydrogen-powered drones involves iterative design adjustments and simulations to address critical stability, efficiency, and endurance issues. The preferred structural adjustments, such as moving the wing forward for longitudinal stability and the positive dihedral for lateral stability, position Boumarang’s drone for better control and balance during complex operations. The efficiency concerns suggest additional modifications to optimize the powertrain and aerodynamics, potentially enhancing the drone’s endurance to align with project goals for extended flight durations.

The W150 VTOL is an advanced unmanned aerial system (UAS) developed by Guinn Partners, designed for long-range and versatile operations. This VTOL variant is optimized for rapid deployment across diverse missions, supporting Department of Defense (DoD) requirements. It can vertically take off and transition to forward flight, making it suitable for operations in constrained or disrupted environments.

The W150 VTOL is a high-performance fixed-wing UAV designed for long-range missions across the EU, USA, and Australia. Powered by the HFE DA100 EFI propulsion system, it boasts an impressive flight range of up to 1000 km with an endurance of up to 12 hours, making it ideal for surveillance, reconnaissance, and logistical operations. With a payload capacity of over 50 lb (25+ kg), it can accommodate advanced sensors, communication equipment, or cargo transport. Operating in temperatures from -5°C to +50°C, the W150 maintains stability and efficiency in diverse environments. Its top speed of 50 knots and maximum altitude of 16,000 ft AMFSL allow it to navigate complex aerial landscapes with precision. Priced at $120,000+, this UAV is built for high-endurance, high-altitude, and long-distance applications across defense, commercial, and research sectors.

Wavedrone

Boumarang’s Wavedrone is a patent-pending, innovative floating drone designed to capture footage both above and below water with high stability. Unlike conventional water drones, which are either boats or remotely operated vehicles (ROVs), Wavedrone represents a new category of autonomous and remotely operated maritime drones. It offers high usability, a lightweight design, and easy deployment without requiring specialized training, making it ideal for a wide range of applications. No existing product combines stability, affordability, and dual above/below water filming capabilities in one package.

The Wavedrone has a unique dual-view filming capacity; it simultaneously captures high-quality above-water and underwater footage, enabling real-time monitoring of aquatic environments. It features a patent-pending stability system that guarantees a stable filming experience in various water conditions. The product is highly usable, lightweight, portable, and easy to deploy without technical expertise. The Wavedrone can be mass-produced at a low cost and has strong market demand, resulting in high profit margins. The Company has produced and tested an MVP prototype that is ready for scaling.

The global drone market is experiencing rapid growth, and Wavedrone occupies a unique niche in this expanding industry. Unlike traditional aerial drones or underwater ROVs, Wavedrone serves the unmet need for a hybrid solution that functions effectively at the water's surface. The global drone market is projected to reach $89 billion by 2030, with increasing demand in environmental monitoring, security, and content creation. There are proven versatile use cases across multiple industries, including but not limited to environmental monitoring & marine research, underwater inspections (ports, bridges, and pipelines), aquaculture & fisheries, search & rescue operations, recreational and professional filmmaking, and defense & surveillance applications.

Wavedrone aims to establish a multi-channel revenue model by leveraging diverse sales and service streams. The company plans to generate revenue through direct sales to enterprises and government agencies, catering to research, security, and monitoring applications. Additionally, retail and e-commerce sales will target hobbyists, filmmakers, and content creators seeking an innovative water-based drone solution. To enhance recurring revenue, Wavedrone will offer subscription-based services for remote monitoring, cloud storage, and data analytics, providing users with continuous access to critical insights. Furthermore, the company seeks to build strategic partnerships with marine, defense, and infrastructure companies, expanding its market reach and ensuring long-term growth in key industries.

Our AI Initiatives

Boumarang, in collaboration with its partners, is planning to integrate sophisticated AI functionalities in its hydrogen-powered drones to enhance autonomy, real-time decision-making, and operational efficiency. This report details the AI-based features and subsystems planned, focusing on semi-autonomous and autonomous capabilities crucial for various commercial, consumer, and governmental applications.

The AI features are geared toward reducing dependency on human operators, enabling scalable operations through autonomous navigation and flight control. This includes fleet management, autonomous urban drone networks, and long-range surveillance and delivery missions.

The project targets compliance with FAA standards for flights over urban areas. This necessitates an AI system that adapts to dynamic airspace conditions and potential hazards in real time.

Boumarang’s integration of AI aims to achieve groundbreaking autonomy in hydrogen-powered drones, addressing urban, industrial, and government needs. By focusing on real-time perception, adaptive decision-making, robust safety features, and compliance with regulatory standards, Boumarang’s AI subsystems are positioned to offer reliable, versatile, and safe UAV solutions.

Board of Directors

As of December 31, 2024, the Company has three directors, including one non-executive director.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements include Boumarang Inc. and its subsidiary accounts. We have eliminated all intercompany balances and transactions. The Company has prepared the consolidated financial statements consistent with the Company’s accounting policies in its financial statements. The Company has measured and presented the Company’s consolidated financial statements in US Dollars, which is the currency of the primary economic environment in which the Company operates (also known as its functional currency).

Consolidated Financial Statement Preparation and Use of Estimates

The Company prepared the consolidated financial statements according to accounting principles generally accepted in the United States of America (“GAAP”). The preparation of the consolidated financial statements in conformity with GAAP requires management to make certain estimates, judgments, and assumptions that affect the reported amounts of assets and liabilities and the related disclosures at the date of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the periods presented. Estimates include revenue recognition, the allowance for doubtful accounts, website and internal-use software development costs, recoverability of intangible assets with finite lives, and other long-lived assets. Actual results could materially differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, bank deposits, and other short-term, highly liquid investments with three months or less of original maturities. The Company maintains its cash balances at a single financial institution. The cash on hand as of December 31, 2024, was $50,242. The balances do not exceed Federal Deposit Insurance Corporation (FDIC) limits as of December 31, 2024.

Prepaid expenses and other current assets

Prepaid expenses consist of advance payments for services, licenses, or other costs that benefit future periods. Amounts expected to be realized or consumed within twelve months are classified as current; amounts beyond twelve months are classified as noncurrent. Prepaid expenses are expensed on a straight-line basis or based on usage patterns consistent with the underlying arrangement.

As of December 31, 2024, prepaid expenses and other assets consisted of the following:

– Prepaid expenses and other current assets: $972,223

– Other non-current assets: $3,360,214

The current portion is expected to be recognized as an expense within twelve months of the balance sheet date, with the non-current portion recognized over the remaining terms of the related agreements.

Subscription receivable

Subscription receivable represents amounts due from investors for common stock that has been subscribed and issued but for which cash has not yet been collected. A subscription receivable is recorded when collection is considered probable and is evaluated for collectability at each reporting date. Subsequent cash collections reduce the receivable balance. As of December 31, 2024, Subscription receivable was $2,000,000.

Revenue recognition

The Company applies ASC Topic 606, Revenue from Contracts with Customers, to all contracts with customers. A contract exists when the parties approve the contract, rights and payment terms are identified, the contract has commercial substance, and collectability is probable.

The Company identifies distinct performance obligations, determines the transaction price, allocates the transaction price to the performance obligations based on standalone selling prices, and recognizes revenue when or as performance obligations are satisfied.

Typical arrangements anticipated in future periods include:

●Hardware and drone systems – revenue recognized at a point in time upon transfer of control, generally upon shipment or delivery;

●Software-as-a-Service and AI analytics – revenue recognized over time, typically on a straight-line basis over the contract term;

●Data-as-a-Service and professional services – revenue recognized over time as services are performed, often based on input measures such as time incurred or output milestones;

●Leasing or usage-based arrangements – when arrangements contain a lease under ASC Topic 842, lease components are accounted for separately; otherwise, revenue is recognized over time based on usage or contractual terms.

The Company had not generated revenue from contracts with customers during the period presented and therefore had no contract assets or liabilities as of December 31, 2024.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts payable and accrued expenses

Accounts payable represent amounts owed to vendors for goods and services received but not yet paid. Accrued expenses represent obligations incurred for which invoices have not been received, such as professional fees or other operating costs. These liabilities are recorded at estimated amounts and are classified as current.

Accounts Payable

Accounts Payable represents amounts owed by the Company to suppliers and vendors for goods or services received but not yet paid for as of the reporting date. These liabilities are typically short-term and are recorded at their invoiced amounts.

Recognition: Accounts payable are recognized when the goods or services are received, and the obligation to pay arises, regardless of when payment is made.

Measurement: Accounts payable are measured at their amortized cost, typically the invoiced amount due.

Classification: Accounts payable are classified as current liabilities on the balance sheet as they are generally settled within the normal operating cycle, typically 30 to 90 days.

As of December 31, 2024, the accounts payable were $200,000, mainly professional and technical fees, owed to related parties.

Accrued Expenses

Accrued Expenses represent liabilities for costs that have been incurred but not yet invoiced or paid as of the reporting date. These expenses are recognized according to the accrual basis of accounting, ensuring expenses are matched to the period in which they are incurred.

Recognition: Accrued expenses are recorded when the expense is incurred, even if an invoice has not been received.

Measurement: These liabilities are estimated based on contracts, agreements, or historical costs, and adjustments are made when actual amounts are determined.

Classification: Accrued expenses are classified as current liabilities on the balance sheet.

The accrued expenses as of December 31, 2024, were $845, which mainly include rent payments.

Concentrations of Credit Risk

Cash

Cash and cash equivalents include cash on hand, bank deposits, and other short-term, highly liquid investments with three months or less of original maturities. The Company maintains its cash balances at a single financial institution. The Company maintains its cash balances at a single financial institution. The cash on hand as of December 31, 2024, was $50,242. The balances do not exceed Federal Deposit Insurance Corporation (FDIC) limits as of December 31, 2024.

Legal Proceedings

The Company discloses a loss contingency if there is at least a reasonable possibility that a material loss has been incurred. The Company records its best estimate of loss related to legal proceedings pending when the loss is probable, and the amount can be reasonably estimated. The Company can reasonably estimate a range of losses with no best estimate in the range; the Company records the minimum estimated liability. As additional information becomes available, the Company assesses the potential liability related to pending legal proceedings, revises its estimates, and updates its disclosures accordingly. The Company’s legal costs associated with defending itself are recorded as expenses when incurred. The Company is currently not involved in any litigation.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment following FASB ASC 360, Property, Plant, and Equipment. We test long-lived assets for recoverability whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. An impairment charge is recognized when the asset’s carrying value exceeds the fair value. There are no impairment charges from Inception to December 31, 2024.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Provision for Income Taxes

The provision for income taxes is determined using the asset and liability method. Under this method, deferred tax assets and liabilities are based on the temporary differences between the consolidated financial statement and income tax bases of assets and liabilities using the enacted tax rates applicable yearly.

The Company utilizes a two-step approach to recognizing and measuring uncertain tax positions (“tax contingencies”). The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount, more than 50%, is likely to be realized upon ultimate settlement. The Company considers many factors when evaluating and estimating its tax positions and benefits, requiring periodic adjustments, which may not accurately forecast actual outcomes. The Company includes interest and penalties for tax contingencies in providing income taxes in the operations’ consolidated statements. The Company’s management does not expect the total amount of unrecognized tax benefits to change significantly in the next twelve (12) months.

Drone Development Costs

Capitalized Development Costs

The Company capitalizes certain development costs when the criteria in ASC Topic 985‑20, Software to be Sold, Leased, or Marketed, or other applicable guidance are met, including establishment of technological feasibility and intent to complete and market the product.

Capitalized costs may include third‑party development fees, payroll costs directly attributable to development, and other incremental costs incurred during application development. Costs incurred during the preliminary project stage or post‑implementation/maintenance stage are expensed as incurred.

Capitalized development costs are carried at cost and amortized on a straight‑line basis over their estimated useful lives, generally, e.g., three years, commencing when the related software or technology is available for its intended use. The Company amortizes these capitalized development costs over the estimated useful life of three (3) years using the straight-line method. Amortization will commence upon the commercial release of the hydrogen-powered drones.

As of December 31, 2024, the Company had capitalized $100,000 of development costs and had not commenced amortization because the assets were not yet available for general release. Our capitalized costs are mainly for developing hydrogen-powered air and water drones. These costs include expenses incurred during the development stage that meet the criteria for capitalization under ASC 985-20 (Software to be Sold, Leased, or Marketed).

The activities capitalized encompass:

●Planning and design.

●Coding and testing to establish technological feasibility.

●Development of software components integrated into the drones.

Capitalized development costs are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. If impairment indicators exist, the Company compares the carrying amount to the undiscounted cash flows expected to be generated by the asset. If impaired, the asset is written down to fair value.

Research and Development (R&D) Expenses

Research and development costs are expensed as incurred in accordance with ASC Topic 730, Research and Development. These costs include third-party engineering, design, prototyping, testing, and related activities. The Company acknowledges that future benefits from research and development (R&D) are uncertain and cannot capitalize on the R&D expenditure. The GAAP accounting standards require us to expense all research and development expenditures as incurred.

In addition to the capitalized costs, the Company incurred $50,000 in research and development expenses. These R&D costs primarily relate to:

●Initial feasibility studies and conceptual designs.

●Experimental testing and prototype development.

The expensed R&D costs are reflected in the Company's income statement under "General & Administrative Expenses" for the period.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Intangible assets and other long-lived assets

Intangible assets acquired, including intellectual property and technology acquired in exchange for equity, are initially recorded at acquisition-date fair value. Finite-lived intangible assets are amortized on a straight-line basis over their estimated useful lives. Indefinite-lived intangible assets are not amortized but tested for impairment annually or more frequently if indicators arise.

Long-lived assets, including finite-lived intangibles and capitalized development costs, are reviewed for impairment in accordance with ASC Topic 360, Property, Plant, and Equipment. If events or changes in circumstances indicate that the carrying amount may not be recoverable, the Company assesses recoverability and measures any impairment loss as the excess of carrying amount over fair value.

Intellectual Property

As part of our acquisition of Wavedrone technology from Shore House IVF, we acquired provisional patent rights related to self-righting unmanned surface vessel technology (U.S. Provisional Patent Application No. 63/727,652). This intellectual property is included in our intangible assets and is accounted for in accordance with ASC 350, Intangibles—Goodwill and Other.

The acquired patent rights are classified as indefinite-lived intangible assets pending the outcome of the patent application process.

This classification reflects that:

•The provisional application is currently pending, and no patent has been issued;

•Upon issuance of a patent, the useful life will be determined based on the patent term (typically 20 years from the non-provisional filing date) and reassessed for finite-life amortization; and

•The asset is subject to annual impairment testing under ASC 350-30.

We assess the Wavedrone patent rights for impairment annually and whenever events or circumstances indicate that the carrying value may not be recoverable. Key factors that could trigger impairment include:

•Failure to convert the provisional application to a non-provisional application by the December 3, 2025, deadline;

•Rejection of patent claims by the USPTO;

•Discovery of prior art that materially limits the scope of potential patent claims;

•Significant changes in the competitive landscape or market conditions for autonomous maritime vessels; or

•Technological developments that render our self-righting technology obsolete.

As of the date of this prospectus, we have not identified any impairment indicators, and the carrying value of the acquired patent rights reflects fair value as determined at the acquisition date.

Development Costs

Costs incurred to develop and refine the Wavedrone technology are evaluated under ASC 730, Research and Development, and ASC 350-40, Internal-Use Software. Research activities and preliminary project stage costs are expensed as incurred. Application development stage costs meeting capitalization criteria are capitalized and amortized over the estimated useful life once the technology is placed in service.

Patent prosecution costs, including USPTO filing fees and legal fees associated with preparing and prosecuting the non-provisional patent application, are capitalized as incurred and will be included in the cost basis of the patent asset upon issuance, or written off if the patent application is abandoned or finally rejected.

Critical Accounting Estimates

The valuation of our Wavedrone patent rights involves significant estimates and judgments, including:

Probability of Patent Issuance: We estimate the likelihood that our provisional application will result in an issued patent with commercially meaningful claims.

Royalty Rate: For Relief-from-Royalty valuations, we estimate the royalty rate that a market participant would pay for the right to use the patented technology.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Projections: Projected revenues from Wavedrone products and services affect the value of the underlying intellectual property.

Discount Rate: The rate used to discount future cash flows reflects the risk profile of early-stage maritime technology.

Changes in these estimates could result in material adjustments to the carrying value of our intangible assets in future periods.

As of December 31, 2024, no impairment charges were recognized for long-lived assets.

Share-based compensation to employees and non-employees

The Company uses ASC 718 guidance to apply share-based compensation accounting to certain employees and non-employee individuals, such as outsourced employees, non-employee directors, and consultants performing management functions, who are employees or non-employees. The differences in the accounting for share-based payment awards granted to an employee versus a non-employee relate to the measurement date and recognition requirements. The Company believes an employee is the one who has the right to exercise sufficient control to establish an employer-employee relationship based on common law, as illustrated in case law and currently under US Internal Revenue Service (IRS) Revenue Ruling 87-41.

Restricted securities are securities acquired in unregistered, private sales from the Company or an affiliate. Restricted securities require the owner to follow the US Securities Exchange Commission guidelines defined under Rule 144 - Selling Restricted and Control Securities. On the other hand, restricted shares issued for consideration other than for goods or employee services are fully paid for immediately. As a result, the Company has expensed these shares at the time of the contract. There is no vesting period for non-employees.

Fair Value

The Company uses current market values to recognize certain assets and liabilities at fair value. Fair value is the estimated price at which the Company can sell the assets or settle a liability in an orderly transaction with a third party under current market conditions. The Company uses the following methods and valuation techniques for deriving fair values:

Market Approach – The market approach uses the prices associated with actual market transactions for similar or identical assets and liabilities to derive a fair value.

Income Approach – The income approach uses estimated future cash flows or earnings, adjusted by a discount rate representing the time value of money and the risk of cash flows not being achieved, to derive a discounted present value.

Cost Approach – The cost approach uses the estimated cost to replace an asset adjusted for the obsolescence of the existing asset.

The Company ranks the fair value hierarchy of information sources from Level 1 (best) to Level 3 (worst). The Company uses these three levels to select inputs to valuation techniques:

Level I	Level 2	Level 3
Level 1 is a quoted price for an identical item in an active market on the measurement date. Level 1 is the most reliable evidence of fair value and is used whenever this information is available.

Level 2 is directly or indirectly observable inputs other than quoted prices. An example of a Level 2 input is a valuation multiple for a business unit based on comparable companies’ sales, EBITDA, or net income.

Level 3 is an unobservable input. It may include the company’s data, adjusted for other reasonably available information. An example of a Level 3 input is an internally generated financial forecast.

Basic and Diluted Loss per Share

The Company follows ASC 260, Earnings Per Share, to account for earnings per share. Basic earnings per share (“EPS”) calculations are determined by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share calculations are determined by dividing net loss by the weighted average number of common shares and dilutive common share equivalents outstanding. As of December 31, 2024, the Company had 56,131,013 weighted average basic and dilutive shares issued and outstanding.

Common stock equivalents were anti-dilutive from Inception to December 31, 2024, due to a net loss. Hence, they are not considered in the computation.

Income taxes

Income taxes are accounted for under ASC Topic 740, Income Taxes, using the asset and liability method. Deferred tax assets and liabilities arise from temporary differences between financial reporting and tax bases and from operating loss or credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply when differences reverse.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized. Management considers all available evidence, including historical losses and forecasts of future taxable income, in assessing the need for a valuation allowance.

ASC 740 also addresses uncertainty in tax positions. A tax benefit is recognized only if it is more likely than not that the position will be sustained upon examination. Positions meeting this threshold are measured as the largest amount more than 50% likely to be realized. Interest and penalties, if any, are recorded in income tax expense.

The Company incurred losses since inception and recorded a full valuation allowance against its deferred tax assets as of December 31, 2024. No income tax expense was recognized for the period presented.

Reclassifications

Certain prior period amounts were reclassified to conform to the current year’s presentation. None of these classifications impacted reported operating or net loss for any presented period.

Legal contingencies

The Company evaluates legal matters under ASC Topic 450, Contingencies. A liability is recorded when it is probable that a loss has been incurred and the amount can be reasonably estimated. Where a range of possible losses exists, and no amount in the range is a better estimate than another, the minimum amount in the range is recorded.

Legal costs are expensed as incurred. As of December 31, 2024, the Company was not involved in any material legal proceedings and had not recorded any loss contingencies.

Recent Accounting Pronouncements

The Company evaluates newly issued accounting standards updates, SEC staff guidance, and related professional publications when they are released to determine whether adoption will materially affect the consolidated financial statements or disclosures. The most relevant recent developments that management has considered are described below.

One notable SEC development is Staff Accounting Bulletin No. 122 (SAB 122), issued January 23, 2025, which rescinds the prior interpretive guidance in Topic 5.FF of the Staff Accounting Bulletin Series related to obligations to safeguard crypto-assets held for platform users. The rescission became effective January 30, 2025. SAB 122 directs entities with obligations to safeguard crypto-assets for others to apply the recognition and measurement requirements for liabilities arising from contingencies under ASC 450-20, Loss Contingencies, or IAS 37 under IFRS, rather than the prior guidance. It also emphasizes the need for appropriate disclosures about the effects of the change in accounting principles. The SEC notes that entities should effect the rescission on a fully retrospective basis in annual periods beginning after December 15, 2024, with earlier application permitted.

Professional firm guidance from KPMG confirms this retrospective application requirement and highlights the related disclosure expectations, including adjustments to prior periods and the opening balance of retained earnings where applicable. KPMG summarizes that SAB 122 requires entities to adjust their financial statements for prior periods presented to eliminate amounts recognized under the rescinded guidance, and to provide clear disclosure about the effects of the accounting change pursuant to ASC 250. Although the Company does not currently hold or safeguard crypto-assets for others and therefore does not expect a direct impact on its consolidated financial statements as of December 31, 2024, management will continue to monitor any future involvement with digital assets or related obligations and update disclosures as appropriate.

Another recent development relevant to preparers is FASB Accounting Standards Update 2024-02, which removes references to the FASB Concepts Statements from the Codification. This ASU is part of FASB’s ongoing efforts to improve the Codification by eliminating references that may imply authoritative status for Concepts Statements and by making technical improvements. The update is primarily technical in nature, involving conforming amendments, clarifications, and structural improvements that do not change substantive recognition or measurement requirements. As such, management does not expect ASU 2024-02 to materially impact the Company’s accounting policies, balances, or disclosures. Nevertheless, management will ensure that any Codification references in disclosures remain aligned with the updated text as needed when preparing future filings.

In addition to the specific updates above, management is aware that the FASB and SEC may issue other ASUs or guidance that could affect public and private companies, including topics such as credit losses, internal-use software, or derivative scope refinements. The Company periodically reviews professional summaries, technical bulletins, and standard-setting publications to determine whether newly issued or recently effective pronouncements could be material. As of the date of these financial statements, none of the recently reviewed updates, aside from those noted above, are expected to materially affect the Company’s consolidated financial statements given its current operations and capital structure. Should the Company’s facts or operations change—for example, through new financial instruments, expanded business activities, or thresholds that trigger additional disclosures—management will reassess the potential impact of any newly effective guidance and update disclosures in subsequent periods.

Finally, the Company continues to monitor FASB, SEC, and professional firm publications for additional ASUs, SEC staff guidance, or interpretive updates. Any future pronouncement that could materially affect recognition, measurement, or disclosure requirements will be evaluated promptly, with implementation planning and disclosure updates undertaken in accordance with applicable standards and regulatory expectations.

NOTE 3. MANAGEMENT’S PLANS

Substantial doubt about the ability to continue as a going concern

The Company has incurred recurring operating losses, negative cash flows from operations, and has not yet generated revenue from contracts with customers. As of December 31, 2024, the Company’s cash resources totaled $50,242, and it had a working capital surplus of $2,821,620. These conditions, considered together, raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued unless additional financial resources are secured, expenditures are reduced, or operating cash flow is generated.

Under ASC 205‑40, management is required, at each annual and interim reporting date, to evaluate whether relevant conditions and events raise substantial doubt about the entity’s ability to continue as a going concern for one year after the financial statement issuance date, and if so, to assess whether management’s plans to mitigate those conditions are probable of being effectively implemented and likely to alleviate the substantial doubt. Deloitte summarizes the two‑step approach as evaluating first whether conditions raise probable inability to meet obligations, and second whether management’s plans are probable both to be implemented and to mitigate the relevant conditions.

Management’s assessment, therefore, has considered the current financial condition, liquidity sources, and the feasibility and timing of mitigation plans.

Management’s plans to mitigate substantial doubt

From Inception to December 31, 2024, the Company incurred a net loss of $873,166, mainly due to expenses related to licensing and professional fees.

Since its inception, the Company has sustained recurring losses and negative cash flows from operations. As of December 31, 2024, the Company had minimal cash. The Management believes that future cash flows may not be sufficient for the Company to meet its current obligations as they become due in the ordinary course of business for twelve (12) months following December 31, 2024. The Management expects that it will need to raise significant additional capital to accomplish its growth plan over the next twelve (12) months. The Management expects to seek additional funding through private equity or public markets. However, there can be no assurance about the availability or terms, such as financing and capital, that might be available.

The Company’s ability to continue as a going concern may depend on the Management’s plans discussed below. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and liabilities that might be necessary if the Company cannot continue as a going concern.

Management has developed a set of plans it considers feasible and probable of implementation within the next twelve months to mitigate the conditions, raising substantial doubt. The plans include the following principal elements:

●Equity financing. Management intends to raise additional equity capital through a public offering or private placement concurrent with or following the filing of the registration statement. The target amount of equity capital is $2,000,000. As of December 31, 2024, the Company has received commitments or indications of interest from one or more investors totaling $2,000,000. The Company’s board has authorized issuance of up to 2,000,000 shares of common stock to support this financing, consistent with the authorization described in Note 6.

●Debt financing or convertible instruments. Management plans in negotiating debt or convertible note facilities. These arrangements, if consummated, are expected to provide interim funding to sustain operations and advance product development until the planned equity financing closes.

●Cost management and expenditure reductions. The Company is prioritizing critical development activities and deferring non‑critical expenditures.

●Commercial and development milestones. Management plans to complete prototype testing and demonstrations for key drone systems by December 31, 2025, with the expectation that achieving these milestones will enhance discussions with investors and potential customers. The Company also aims to secure at least one strategic partnership or memorandum of understanding by December 31, 2025, to bolster credibility and support future financing.

Assessment of feasibility and probability

Management believes, based on current discussions with potential investors, preliminary interest from strategic partners, and the cost containment measures underway, that its plans are likely to be effectively implemented within one year after the issuance of the financial statements and are likely to mitigate the conditions raising substantial doubt. However, no assurance can be given that the planned financing, partnerships, or cost reductions will be completed on the proposed terms or timeline. Negotiations may not result in definitive agreements, market or operational conditions may change, or planned cost reductions may yield less benefit than anticipated.

NOTE 3. MANAGEMENT’S PLANS (CONTINUED)

Consequences if plans are not successful

If management’s plans are not achieved within the next twelve months, the Company may be required to curtail operations further, liquidate assets, or seek alternative funding strategies. Such outcomes could result in dilution of existing shareholders, limited operational scope, or cessation of operations. The financial statements have been prepared on a going‑concern basis, assuming the Company will continue operations for the foreseeable future. If liquidation were to become imminent, the Company would be required to apply a liquidation basis of accounting under ASC 205‑30, which differs from the going‑concern basis used in these financial statements.

Disclosure and linkage to other notes

The amounts and plans described herein are consistent with the Company’s capital structure and recent activities described in Note 6, and with the IP acquisition activity described in Note 1. Management will continue to evaluate conditions and the effectiveness of its plans and will update disclosures in future periods as new information becomes available or if circumstances change materially.

The Company has prepared consolidated financial statements on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the ordinary business course. At December 31, 2024, the accumulated deficit was $873,166. At December 31, 2024, the working capital was $2,821,620. The increase in the working capital surplus was mainly due to subscriptions receivable from investors.

NOTE 4. RELATED PARTY TRANSACTIONS

Since its inception, the Company has been using Guinn’s offices at 2120 West Braker Lane, Suite M, Austin, TX 78758, for research and development, design and development of its products, showcase prototypes, and for government outreach. Guinn has agreed to offer its facility for the foreseeable future, whereby Guinn is developing all of the Company’s products and services.

In July 2024, the Company issued 12,000,000 shares to Imran Firoz (“Firoz”), founder, CFO, and director, valued at par value for services rendered in establishing and forming the business.

In July 2024, the Company issued 5,000,000 shares to Fiber Food Systems Inc. (“Fiber”), a Delaware corporation controlled by Firoz, valued at par value for founder services rendered. Fiber exchanged these shares with BIO-key International, Inc. (“BIO”) for 595,000 shares of common stock of BIO.

From August 2024 to the present, the Company’s rent has been paid by Spark Capital Investments, LLC (“Spark”), a Delaware limited liability company controlled by Firoz.

In December 2024, the Company issued 50,000 shares to Hudson Dunes Corporation (previously known as Central Logistics Services Corp.), a Delaware Corporation controlled by Firoz, for cash consideration of $50,000.

NOTE 5. COMMITMENTS AND CONTINGENCIES

Office Facility and Other Operating Leases

Irvine, California, USA (Headquarters)

Effective August 2024 to the present, the Company leased office space at 200 Spectrum Center Drive, Suite 300, Irvine, CA 92618. As per the Commitment Term of the lease (“Agreement”), this Agreement shall continue on a month-to-month basis (any term after the Commitment Term, also known as “Renewal Term”). The Commitment Term and all subsequent Renewal Terms shall constitute the “Term.” The Company may terminate this Agreement by delivering to the lessor Form (“Exit Form”) at least one (1) whole calendar month before the month in which the Company intends to terminate this Agreement (“Termination Effective Month”). The Company is entitled to use the office and conference space if needed. The rent payment or membership fee for the Irvine Office is $169 monthly.

Austin Location, Texas, USA (Product Development)

Since its inception, the Company has been using Guinn’s offices at 2120 West Braker Lane, Suite M, Austin, TX 78758, for research and development, design and development of its products, showcase prototypes, and for government outreach. Guinn has agreed to offer its facility for the foreseeable future, whereby Guinn is developing all of the Company’s products and services.

Employment Agreement

The Company has not formalized performance employment agreements, bonuses, and other incentive plans. The Company expects to formalize such contracts by December 31, 2024.

NOTE 5. COMMITMENTS AND CONTINGENCIES (CONTINUED)

Pending Litigation

Management is unaware of any actions, suits, investigations, or proceedings (public or private) pending or threatened against or affecting any of the assets or any affiliate of the Company.

Tax Compliance Matters

From inception to date, the Company’s officers have been paid as independent contractors. As the Company was incorporated in July 2024 with a net loss for the fiscal year ended in December 2024, it has not filed federal taxes with the Internal Revenue Service. The Company intends to file its initial return by April 2026 for 2024 and 2025.

NOTE 6. STOCKHOLDERS’ EQUITY (DEFICIT)

Authorized Shares

As per the Article of Incorporation dated July 26, 2024, the Company shall have the authority to issue 110,000,000 shares, consisting of 100,000,000 shares of Common Stock having a par value of $.0001 per share and 10,000,000 shares of Preferred Stock having a par value of $.0001 per share.

Preferred Stock

As of December 31, 2024, the Company has issued zero preferred stock.

Common Stock

As of December 31, 2024, the Company had issued 66,056,977 common shares.

In July 2024, the Company issued 28,000,000 shares to Mingta Capital, LLC (“Mingta”), the founder, valued at par value for services rendered in establishing and forming the business.

In July 2024, the Company issued 12,000,000 shares to Imran Firoz (“Firoz”), founder, CFO, and director, valued at par value for services rendered in establishing and forming the business.

In July 2024, the Company issued 5,000,000 shares to Fiber Food Systems Inc. (“Fiber”), valued at par value for founder services rendered.

In August 2024, the Company issued 5,000,000 shares to T Stamp Inc. for a licensing agreement valued at $5,000,000.

In August 2024, the Company issued 100,000 shares to T Stamp Inc. for cash valued at $100,000.

In August 2024, the Company issued 5,000,000 shares to Guin Partners to acquire intellectual property valued at $5,000,000.

In September 2024, the Company issued 2,500,000 shares to Eastern Electrolyser to acquire the hydrogen fuel cell technology valued at $2,500,000.

In October 2024, the Company issued 2,000,000 shares to investors for cash valued at $2,000,000. The Company expects to receive the funds by December 31, 2024.

In December 2024, the Company issued 50,000 shares to investors for cash valued at $50,000.

In December 2024, the Company issued 3,500,000 shares to Shore House IVF to acquire Wavedrone technology valued at $3,500,000.

In December 2024, the Company issued 2,906,977 common shares to Tribal Rides International Corp. to acquire key intellectual property assets valued at $5,000,000.

NOTE 7. INCOME TAXES

The Company accounts for income taxes under ASC Topic 740, Income Taxes, using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for temporary differences between the financial reporting and tax bases of assets and liabilities and for net operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is recorded when it is more likely than not that some or all of the deferred tax assets will not be realized.

For the period from inception (July 26, 2024) through December 31, 2024, the Company incurred a pre-tax net loss of $873,166. As a result, the Company has no current income tax expense for the period presented. The Company’s only significant deferred tax item as of December 31, 2024, relates to its net operating loss carryforward.

At December 31, 2024, the Company had U.S. federal net operating loss (NOL) carryforwards of $873,166, which may be carried forward indefinitely under current U.S. tax law applicable to NOLs generated in tax years beginning after December 31, 2017, subject to the limitation that such NOLs may generally offset no more than 80% of taxable income in any future year. The related deferred tax asset for the NOL carryforward is approximately $183,365, calculated using the 21% U.S. federal corporate tax rate. The Company currently does not recognize any state income tax effects because its operations and tax positions to date do not give rise to a material state income tax provision or deferred tax balances.

Given the Company’s limited operating history, recurring losses, and uncertainty regarding the timing and amount of future taxable income, management has concluded that it is more likely than not that the Company will not realize the benefit of its deferred tax assets as of December 31, 2024. Accordingly, the Company has recorded a full valuation allowance against its net deferred tax assets. After consideration of the valuation allowance, the Company’s net deferred tax asset is $0 at December 31, 2024.

The components of the Company’s deferred tax assets and related valuation allowance are summarized as follows as of December 31, 2024:

●Deferred tax asset – net operating loss carryforward: $183,365

●Less: valuation allowance: $(183,365)

●Net deferred tax asset: $0

As a result, no income tax expense (benefit) has been recorded in the accompanying consolidated statement of operations for the period from inception to December 31, 2024. A reconciliation of the U.S. federal statutory income tax rate to the Company’s effective tax rate is as follows for the period ended December 31, 2024:

●Tax at U.S. federal statutory rate (21%) applied to pre-tax loss of $873,166: $(183,365)

●Change in valuation allowance: $183,365

●State income taxes, net of federal benefit: $0

●Other permanent differences: $0

●Income tax expense (benefit): $0

The Company evaluates tax positions in accordance with ASC Topic 740’s guidance on uncertain tax positions. A tax benefit is recognized only if it is more likely than not that the position will be sustained upon examination, based on its technical merits. As of December 31, 2024, the Company has no uncertain tax positions that require recognition in the consolidated financial statements and has recorded no liability for unrecognized tax benefits, interest, or penalties.

The Company is currently subject to income taxation in the United States and may become subject to taxation in additional jurisdictions as its operations expand. The Company’s tax years since inception remain open to examination by the relevant tax authorities.

NOTE 8. OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements affecting our liquidity, capital resources, market risk support, credit risk support, or other benefits.

NOTE 9. SUBSEQUENT EVENTS

From June 2025 to September 2025, the Company received $45,000 as a related party advance from Spark, a Delaware limited liability company controlled by Firoz.

Non-Provisional Patent Application Filing

In December 2025, the Company filed a non-provisional (utility) patent application with the United States Patent and Trademark Office claiming priority to U.S. Provisional Patent Application No. 63/727,652, titled "Self-Righting and Self-Stabilizing Unmanned Surface Vessel," which was originally filed on December 3, 2024. The non-provisional application was filed prior to the December 3, 2025, expiration of the 12-month priority period, thereby preserving the benefit of the original priority date.

The patent application covers the Company's proprietary Wavedrone unmanned surface vessel technology, including its innovative mechanical self-righting and self-stabilization systems. The filing of the non-provisional application initiates the formal USPTO examination process, which is expected to take approximately 18 to 24 months. There can be no assurance that a patent will be issued or that the scope of any patent granted will provide meaningful protection for the Company's technology.

Patent prosecution costs incurred in connection with this filing, including attorney fees and USPTO filing fees, will be capitalized as part of the Company's intangible assets.

Appointment of Interim CFO

In December 2025, Firoz stepped down as the CFO of the Company. The Board appointed Himanshu Sharma as the interim CFO of the Company.

The Company had evaluated subsequent events through December 16, 2025, when these financial statements were available to be issued.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Set forth below is an itemization of the total expenses, excluding underwriting discounts and advisory fees, that we expect to incur in connection with this offering. With the exception of the SEC registration fee and the FINRA filing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$38.28
FINRA Filing Fee	761.72
Legal Fees and Expenses	25,000.00
Accounting Fees and Expenses	10,300.00
Printing and Engraving Expenses	2,400.00
Miscellaneous Expenses	1,500.00
Total Expenses	$40,000.00

We will bear these expenses. We will bear underwriting discounts in proportion to the number of shares of Common Stock sold in the offering.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our amended certificate of incorporation and amended and restated bylaws limit the liability of directors to the fullest extent permitted by the Delaware corporation laws. In addition, our amended certificate of incorporation and amended and restated bylaws provide that we will fully indemnify our directors and officers permitted by law.

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Delaware from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if a court of competent jurisdiction ultimately determines it that he is not entitled to be indemnified by the company. Such right of indemnification shall not be exclusive of any other right which such directors, officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law, or otherwise.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Delaware, and may cause the Company to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Company would have the power to indemnify such person. The indemnification provided shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of our Company or any of our affiliated enterprises. We do not maintain any policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement, or payment of a judgment under any circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

The following information is furnished with regard to all securities issued by the registrant within the last three years that were not registered under the Securities Act of 1933, as amended. Unless otherwise indicated below, the issuance of such shares was deemed exempt from registration requirements of the Securities Act of 1933, as amended, as such sales were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder.

Recent Sales of Unregistered Securities from July 26, 2024, to December 31, 2024

In July 2024, the Company issued 28,000,000 shares to Mingta Capital, LLC (“Mingta”), the founder, valued at par value for services rendered in establishing and forming the business.

In July 2024, the Company issued 12,000,000 shares to Imran Firoz (“Firoz”), Co-Founder, CFO, and director, valued at par value for services rendered in establishing and forming the business.

In July 2024, the Company issued 5,000,000 shares to Fiber Food Systems Inc. (“Fiber”), valued at par value for founder services rendered.

In August 2024, the Company issued 5,000,000 shares to T Stamp Inc. for a licensing agreement valued at $5,000,000.

In August 2024, the Company issued 100,000 shares to T Stamp Inc. for cash valued at $100,000.

In August 2024, the Company issued 5,000,000 shares to Guin Partners to acquire intellectual property valued at $5,000,000.

In September 2024, the Company issued 2,500,000 shares to Eastern Electrolyser to acquire the hydrogen fuel cell technology valued at $2,500,000.

In October 2024, the Company issued 2,000,000 shares to investors for cash valued at $2,000,000. The Company expects to receive the funds by December 31, 2024.

In December 2024, the Company issued 50,000 shares to investors for cash valued at $50,000.

In December 2024, the Company issued 3,500,000 shares to Shore House IVF to acquire Wavedrone technology valued at $3,500,000.

In December 2024, the Company issued 2,906,977 common shares to Tribal Rides International Corp. to acquire key intellectual property assets valued at $5,000,000.

Recent Sales of Unregistered Securities in 2025

None.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

Number	Exhibit Description

3.1	Certificate of Incorporation of Boumarang, Inc. filed July 26, 2024.

3.2	Bylaws of Boumarang, Inc.

5.1*	Legal opinion of Barnett & Linn

10.1	License Agreement as of August 6, 2024

10.2	IP Agreement with Guinn Partners as of August 28, 2024

10.3	Hydrogen Fuel Cell Technology Agreement with Eastern Electrolyser Ltd. as of September 30, 2024

10.4	Asset Purchase and IP Agreement Shore House ÍVF as of December 31, 2024

10.5	Independent Valuation Report as of January 22, 2025

10.6	Wavedrone Provisional Patent Filing as of December 3, 2025

21.1	Subsidiaries of the Registrant

23.1	Consent of LAO Professionals

23.2	Consent of Barnett & Linn (reference is made to Exhibit 5.1)*

99.1	Subscription Agreement

101.PRE	XBRL Instance Document

101.INS	XBRL Taxonomy Extension Schema Document

101.SCH	XBRL Taxonomy Extension Calculation Linkbase Document

101.CAL	XBRL Taxonomy Extension Definition Linkbase Document

101.DEF	XBRL Taxonomy Extension Label Linkbase Document

101.LAB	XBRL Taxonomy Extension Presentation Linkbase Document

107	Filing Fee Table

* To be filed by amendment

† Executive compensation plan or arrangement.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(3) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) That for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on December 16, 2025.

Boumarang, Inc.

By:	/s/ Craig Nehrkorn
Name:	Craig Nehrkorn
Title:	Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Craig Nehrkorn	Chief Executive Officer and Director	December 16, 2025
Name: Craig Nehrkorn	(Principal Executive Officer)

/s/ Himanshu Sharma	Interim Chief Financial Officer and Treasurer	December 16, 2025
Name: Himanshu Sharma	(Principal Accounting and Financial Officer)

/s/ Candice Beaumont	Director	December 16, 2025
Name: Candice Beaumont

/s/ Imran Firoz	Director	December 16, 2025
Name: Imran Firoz